Pursuant to Rule 424(b)(5)
Registration No.: 333-86538

Prospectus supplement
To prospectus dated April 29, 2002

SPX Corporation

$500,000,000

7 1/2% Senior Notes due 2013

Interest on the notes is payable on January 1 and July 1 of each year, beginning on July 1, 2003. The notes will mature on January 1, 2013. Interest will accrue from December 27, 2002.

We may redeem up to 35% of the notes using the proceeds of certain equity offerings completed before January 1, 2006 at the redemption price set forth in this prospectus supplement. We may redeem all or a portion of the notes prior to January 1, 2008 at a price based on the “make-whole” premium set forth in this prospectus supplement. In addition, we may redeem all or a portion of the notes at any time on or after January 1, 2008, at the redemption prices set forth in this prospectus supplement. If we sell certain of our assets in specified circumstances or experience specific kinds of changes in control, we must offer to purchase the notes.

The notes will be unsecured and will rank equally with all of our existing and future unsecured senior indebtedness but will be effectively junior to our senior secured debt and obligations of our subsidiaries.

See “Risk factors” beginning on page S-10 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount	Proceeds, before expenses, to SPX

Per note	100.000%	2.125%	97.875%
Total	$500,000,000	$10,625,000	$489,375,000

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes will be made to purchasers in book-entry form through The Depository Trust Company on or about December 27, 2002.

JPMorgan

Scotia Capital
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Wachovia Securities
ABN AMRO Incorporated
Comerica Securities

The date of this prospectus supplement is December 13, 2002

Our Four Segments

Technical Products and Systems

Networking and switching products for storage and data networks
Laboratory and life science products
Security and integrated building life-safety systems
Broadcast and communication systems and services
Electrical test and measurement solutions
Automated fare collection systems

Industrial Products and Services

Power transformers and power substation services
Machinery equipment and components
Vehicle components and subsystems
Material handling equipment and systems
Residential and commercial heat and ventilation products

Flow Technology

Cooling towers and reconstruction services
Valves and controls
Process and fluid handling equipment and systems
Boilers and hydronics products
Compressed air and dehydration products

Service Solutions

Diagnostic systems and service equipment
Specialty tools
Technical information and other services

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Prospectus supplement

Prospectus

About this prospectus	1
Where you can find more information	1
Forward-looking information	2
The company	3
Risk factors	5
Ratio of earnings to fixed charges	14
Use of proceeds	14
Selling stockholders	14
Securities we may issue	17
Description of debt securities	21
Description of capital stock	36
Plan of distribution	41
Legal matters	43
Experts	43

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About this prospectus supplement

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with, updates or changes the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus. In addition, the information in this prospectus supplement may add to, update or change the information incorporated by reference and accordingly will supercede that information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where you can find more information” in this prospectus supplement.

No person is authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase, any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting” in this prospectus supplement.

Unless otherwise specified, all references in this prospectus supplement to:

•	“we,” “us” and “our” are to SPX Corporation and its subsidiaries;

•	“SPX” is to SPX Corporation and not its subsidiaries; and

•	“underwriters” is to the firms listed in “Underwriting” in this prospectus supplement.

Non-GAAP financial measures

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is used throughout this prospectus supplement. EBITDA represents income (loss) from continuing operations before interest expense (net), income taxes, depreciation, amortization and special charges, other charges

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and other unusual charges and gains. We believe EBITDA information enhances an investor’s understanding of a company’s ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles, or GAAP, and may not be comparable to other similarly titled measures of other companies.

The SEC recently proposed rules to regulate the use in filings with the SEC and in disclosures and press releases of “non-GAAP financial measures,” such as EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. These proposed rules would require a presentation of the most comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the differences between the non-GAAP financial measure presented and the comparable financial measure calculated and presented in accordance with GAAP. Our future filings may present additional comparable information between non-GAAP financial measures we present and GAAP measures. For a presentation of Income (loss) from continuing operations as calculated under GAAP and a reconciliation to EBITDA for us on a consolidated basis, see “Summary — Summary financial data” and “Selected consolidated financial data” in this prospectus supplement.

Cautionary statement regarding
forward-looking statements

Some of the statements under “Summary” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our business or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Such statements include, in particular, statements about our plans, strategies, prospects, charges and trends in our business and the markets in which we operate under the headings “Summary,” “Management’s discussion and analysis of financial condition and results of operations” and “Business.” In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions.

Factors that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements include, among others:

• risks associated with our indebtedness and debt service;

• performance of our business and future operating results;

• risks related to our acquisition strategy and integration of acquired businesses;

• risks related to the loss of our key personnel;

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• the cyclicality of many of our business areas;

• risks of competition in our existing and future markets and developments of new technologies by our competitors;

• increases in the cost of compliance with laws and regulations, including environmental laws and regulations and potential liability relating to claims, complaints and proceedings;

• general business and economic conditions, particularly any economic downturn generally and in our markets specifically; and

• the other risks described under the caption “Risk factors” beginning on page S-10.

Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform them to actual results. All of our forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk factors” in this document and “Factors that may affect future results” in “Management’s discussion and analysis of financial condition and results of operations” of our most recent Form 10-K, as amended, which is incorporated by reference herein, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements.

We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment and frequently enter into new business and product lines, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. In addition, management’s estimates of future operating results are based on the current complement of businesses, which is constantly subject to change as management implements its “fix, sell or grow” strategy.

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Summary

This summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that may be important to you. We urge you to read this entire prospectus supplement carefully, including the “Risk factors” section and our consolidated financial statements and related notes which are incorporated herein by reference.

Unless otherwise specified and except in “Description of notes”, all dollar amounts contained in this prospectus supplement are in millions, except per share and per LYONs data.

The company

Overview

We are a global multi-industry company that is focused on profitably growing our businesses that have scale and growth potential. We operate in over 20 countries and have approximately 22,800 employees worldwide. During the twelve month period ended September 30, 2002, we had revenues of $4,981.3 and EBITDA of $861.5. Our strategy is to create market advantages through technology, service and product leadership, by expanding our market focus to offer full customer solutions and by building critical mass through strategic acquisitions. Our business strategy is focused on an integrated leadership process that aligns performance measurement, decision support, compensation and communications. This process includes:

• utilizing Economic Value Added, or EVA®, as our primary financial management and incentive compensation system;

• a demanding set of leadership standards to drive achievement of results with integrity;

• expanding our technological leadership and service offerings with a market focus on providing complete customer solutions;

• growth through internal development and acquisitions;

• globalization;

• continuously reviewing our businesses to determine whether a business should be fixed, grown or sold when more value can be created with another company;

• right-sizing our businesses to market and economic conditions to protect against economic downturns and take advantage of strong economic cycles; and

• focusing on continuous improvement to drive results.

As part of our business strategy, we regularly review and negotiate potential acquisitions and divestitures in the ordinary course of business, some of which are or may be material, and have completed numerous acquisitions and divestitures over the last several years. On October 6, 1998, we acquired General Signal Corporation, or GSX, for approximately $2,357.5 and on May 24, 2001 we completed the acquisition of United Dominion Industries, or UDI, for approximately $1,951.0.

We also use “bolt-on” acquisitions to create scale, expand our market focus, globalize our businesses and to provide for technological expansion. Since the beginning of 1998, excluding the acquisitions of GSX and UDI, we have acquired “bolt-on” businesses with aggregate purchase prices of approximately $998.5 and have received gross cash proceeds from divestitures of approximately $487.6. In addition, we have implemented restructuring initiatives to consolidate facilities, reduce headcount and properly size and structure our businesses for the markets they serve. For a more detailed discussion of our acquisition and divestiture history, see the notes to our consolidated financial statements which are incorporated by reference herein.

We are a Delaware corporation. Our principal executive offices are located at 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, and our telephone number is (704) 752-4400. Our common stock is publicly traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “SPW.”

Segments

We report our results of operations in four segments: Technical Products and Systems, Industrial Products and Services, Flow Technology, and Service Solutions.

Technical Products and Systems. The Technical Products and Systems segment had revenues of $1,337.8 and EBITDA of $262.2 during the twelve month period ended September 30, 2002. This segment focuses on solving customer problems with complete technology-based systems. Our emphasis is on growth through investment in new technology, new product introductions, alliances and acquisitions. This segment includes operating units that design, manufacture and market the following:

• networking and switching products for storage and data networks;

• laboratory and life science products;

• security and integrated building life-safety systems;

• broadcast and communication systems and services;

• electrical test and measurement solutions; and

• automated fare collection systems.

Industrial Products and Services. The Industrial Products and Services segment had revenues of $1,629.1 and EBITDA of $288.0 during the twelve month period ended September 30, 2002. The strategy of the Industrial Products and Services segment is to provide “Productivity Solutions for Industry.” This segment emphasizes introducing new related services and products, as well as focusing on the replacement parts and service elements of the business. This segment includes operating units that design, manufacture, and market the following:

• power transformers and power substation services;

• machinery equipment and components;

• vehicle components and subsystems;

• material handling equipment and systems; and

• residential and commercial heat and ventilation products.

Flow Technology. The Flow Technology segment had revenues of $1,318.9 and EBITDA of $237.6 during the twelve month period ended September 30, 2002. This segment designs, manufactures, and markets solutions and products that are used to process or transport fluids and in heat transfer applications. The emphasis of our Flow Technology businesses is to focus on innovative, highly engineered new product introductions and expand from products to systems and services to create total customer solutions. This segment includes operating units that engineer, manufacture and market the following:

• cooling towers and reconstruction services;

• valves and controls;

• process and fluid handling equipment and systems;

• boilers and hydronics products; and

• compressed air and dehydration products.

Service Solutions. The Service Solutions segment had revenues of $695.5 and EBITDA of $91.2 during the twelve month period ended September 30, 2002. The strategy of this segment is to focus on the design, manufacture and marketing of a wide range of specialty service tools, hand-held diagnostic systems and service equipment, inspection gauging systems, and technical and training information, primarily for the franchised vehicle dealer industry in North America and Europe. Major customers are franchised dealers of motor vehicle manufacturers, aftermarket vehicle service facilities, and independent distributors. This segment includes operating units that design, manufacture and market the following:

•	diagnostic systems and service equipment;

•	specialty tools; and

•	technical information and other services.

The offering

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section entitled “Description of notes” in this prospectus supplement.

Issuer	SPX Corporation.
Securities	$500,000,000 aggregate principal amount of 7 1/2% Senior Notes due 2013.

Maturity	January 1, 2013.
Interest payment dates	January 1 and July 1 of each year, commencing on July 1, 2003.
Optional redemption
We may redeem up to 35% of the notes using the proceeds of certain equity offerings completed before January 1, 2006 at the redemption price set forth in this prospectus supplement. We may redeem all or a portion of the notes prior to January 1, 2008 at a price based on the “make-whole” premium set forth in this prospectus supplement. In addition, we may redeem all or a portion of the notes at any time on or after January 1, 2008 at the redemption prices set forth in this prospectus supplement. See “Description of notes — Optional redemption.”

Mandatory offer to repurchase
If we experience specific kinds of changes of control, you will have the right to require us to purchase all or a portion of the notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of purchase. See “Description of notes — Change of control”. In addition, see “Risk factors” for a description of the possible effects if we are unable to purchase the notes upon a change of control.

In connection with the sale of certain of our assets in specified circumstances, you will have the right to require us to purchase all or a portion of the notes at 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of notes — Certain covenants — Limitation on sales of assets and subsidiary stock.”

Ranking	The notes will:
• be unsecured;

• be effectively junior to our secured debt to the extent of the assets securing the debt, including our obligations in respect of the senior credit facility;

• rank equally in right of payment with all our existing and future unsecured unsubordinated debt;

• be structurally subordinated to any debt and other liabilities of our subsidiaries; and

• be senior to our future senior subordinated debt.

As of September 30, 2002, on an as adjusted basis after giving effect to this offering, the proposed refinancing of our senior credit facility (as described in “Use of proceeds” and “Capitalization”), a scheduled amortization payment made on October 1, 2002 and an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing:

• we would have had approximately $2,642.0 of total indebtedness (using the accreted value and not the principal amount at maturity of the Liquid Yield Option™ Notes due 2021, or LYONs, that we issued in February 2001, or the February LYONs, and May 2001, or the May LYONs), $1,289.3 of which would have been senior secured debt to the extent of the assets securing the debt (which amount does not include unused available borrowing capacity of approximately $426.6 and $73.4 reserved for letters of credit outstanding, which reduce the availability under our revolving senior credit facility); and

• of our total indebtedness, our subsidiaries would have had approximately $1,288.3 of such indebtedness, including $1,269.0 of guarantees under our senior credit facility.

As of September 30, 2002, on an as adjusted basis after giving effect only to this offering:

• we would have had approximately $2,904.3 of total indebtedness (using the accreted value of the LYONs), $1,551.6 of which would have been senior secured debt to the extent of the assets securing the debt (which amount does not include unused available borrowing capacity of approximately $526.6 and $73.4 reserved for letters of credit outstanding, which reduce the availability under our revolving senior credit facility); and

• of our total indebtedness, our subsidiaries would have had approximately $1,550.6 of such indebtedness, including $1,531.3 of guarantees under our senior credit facility.

Covenants
We will issue the notes under an indenture with JPMorgan Chase Bank, as trustee. The indenture will, among other things, limit our ability and the ability of our subsidiaries, other than our Inrange Technologies Corporation subsidiary and any other unrestricted subsidiary, to:

• incur additional debt;

• pay dividends and repurchase our stock;

• make other restricted payments including, without limitation, investments;

• create liens;

• enter into sale/leaseback transactions;

• enter into agreements that restrict dividends from subsidiaries;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• enter into transactions with our affiliates; and

• enter into mergers or consolidations.

These covenants will be subject to a number of important qualifications and limitations. See “Description of notes — Certain covenants.”

The indenture under which the notes will be issued will provide that after the notes are assigned an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., our obligation to comply with restrictive covenants other than limitations on liens, sales and leaseback transactions and certain aspects of mergers and consolidations will be terminated. See “Description of notes — Effectiveness of covenants.”

Use of proceeds
We estimate that the net proceeds of this offering, after deducting underwriting discounts and estimated fees and expenses, will be approximately $487.7. We intend to use the net proceeds of this offering, together with our available cash and borrowings under a proposed refinancing of our senior credit facility:

•	to refinance the Tranche A term loan of our senior credit facility;

•	to reduce the Tranche B and Tranche C term loans of our senior credit facility; and

•	for general corporate purposes, including the possible repayment of debt.

In connection with these transactions, we are also seeking to amend and restate our senior credit facility to reduce the available borrowing capacity under the revolving portion of our senior credit facility and to make related amendments to the covenants thereunder.

In the event the proposed refinancing is not consummated, we intend to use the proceeds of this offering for general corporate purposes, including the possible repayment of debt. See “Use of proceeds.”

Risk factors
Investing in the notes involves substantial risks. You should carefully consider all the information in this prospectus supplement and the accompanying prospectus prior to investing in the notes. In particular, we urge you to consider carefully the factors set forth under “Risk factors” beginning on page S-10 of this prospectus supplement.

Summary financial data

The following table sets forth a summary of our selected consolidated historical financial data for (1) each of the fiscal years ended December 31, 1999, 2000 and 2001, which have been derived from our consolidated financial statements and which have been audited by Arthur Andersen LLP, and (2) for the nine month periods ended September 30, 2001 and September 30, 2002, and for the twelve month period ended September 30, 2002, which have been derived from our unaudited condensed consolidated financial statements incorporated by reference herein. In the opinion of management, the unaudited interim financial data includes all adjustments, consisting of only normal non-recurring adjustments considered necessary for a fair presentation of this information. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year. The following data should be read in conjunction with our consolidated financial statements and related notes, “Management’s discussion and analysis of financial condition and results of operations” and other financial information included or incorporated by reference herein.

	Fiscal year ended December 31,						Nine months ended September 30,				Twelve months ended September 30,
	1999		2000		2001		2001		2002		2002

							(unaudited)				(unaudited)
Statement of operations data:(1)
Revenues	$2,712.3		$2,678.9		$4,114.3		$2,807.2		$3,674.2		$4,981.3
Cost of products sold(2)	1,809.8		1,776.7		2,761.6		1,903.6		2,471.8		3,329.8
Selling, general and administrative(2)	508.3		495.2		775.1		541.5		713.9		947.5
Goodwill and intangible amortization	42.4		40.0		69.4		46.5		5.9		28.8
Special charges(2)	38.4		90.9		87.9		47.9		63.1		103.1

Operating income	313.4		276.1		420.3		267.7		419.5		572.1
Gain on issuance of Inrange stock(3)	—		98.0		—		—		—		—
Other (expense) income, net(4)	64.3		22.2		(7.6)		(7.4)		5.4		5.2
Equity earnings in joint ventures(5)	34.7		34.3		35.0		26.9		27.2		35.3
Interest expense, net(6)	(127.6)		(110.0)		(133.7)		(94.6)		(124.0)		(163.1)

Income before income taxes	284.8		320.6		314.0		192.6		328.1		449.5
Income tax expense	(183.3)		(131.1)		(141.0)		(84.6)		(128.9)		(185.3)

Income from continuing operations	101.5		189.5		173.0		108.0		199.2		264.2
Cumulative effect of accounting change(7)	—		—		—		—		(148.6)		(148.6)

Net income	$101.5		$189.5		$173.0		$108.0		$50.6		$115.6

Other financial data:
EBITDA(8)	$489.5		$523.5		$720.2		$484.5		$625.8		$861.5
EBITDA margin	18.0%		19.5%		17.5%		17.3%		17.0%		17.3%
Capital expenditures	$102.0		$123.3		$150.0		$113.4		$69.7		$106.3
Depreciation and amortization	$105.4		$110.9		$174.9		$124.1		$101.4		$152.2
Ratio of EBITDA to interest expense, net	3.8	x	4.8	x	5.4	x	5.1	x	5.0	x	5.3	x
Ratio of net debt to EBITDA(9)	2.1	x	2.3	x	3.0	x	—		—		2.5	x
Ratio of earnings to fixed charges(10)	1.7	x	2.6	x	2.1	x	2.0	x	2.5	x	2.5	x

	As of December 31, 2001	As of September 30, 2002

		(unaudited)
Balance sheet data:
Cash and cash equivalents	$460.0	$271.4
Working capital	896.2	791.2
Total assets	7,080.1	7,105.7
Total debt	2,612.4	2,404.3
Other long-term obligations	1,356.2	1,468.0
Shareholders’ equity	1,715.3	1,811.6

(1)	On May 24, 2001, we completed the acquisition of UDI in an all-stock acquisition.

(2)
In the first nine months of 2002, we recorded $75.7 of special and other charges, of which $12.6 is recorded in cost of products sold, primarily associated with restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments.

In 2001, we recorded $101.4 of special and other charges, of which $13.5 is recorded in cost of products sold, primarily associated with the restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments, as well as costs associated with the relocation of our corporate offices to Charlotte, North Carolina.

In the first nine months of 2001, we recorded $61.4 of special and other charges, of which $13.5 is recorded in cost of products sold, primarily associated with restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments, as well as costs associated with the relocation of our corporate offices to Charlotte, North Carolina.

In the fourth quarter of 2001, we recorded $40.0 of special charges primarily associated with restructuring initiatives to consolidate manufacturing facilities, and rationalize certain product lines and asset impairments.

In the fourth quarter of 2001, we recorded a $15.6 net gain primarily related to an arbitration award from Snap-on Incorporated.

In 2000, we recorded special and other charges of $103.2, of which $12.3 is recorded in cost of products sold, primarily associated with restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments.

In 1999, we recorded special charges of $38.4 associated with restructuring actions initiated throughout the businesses.

(3)	In 2000, our Inrange Technologies subsidiary issued 8.855 million shares of its class B common stock for cash in an initial public offering. In connection therewith, we recorded a $98.0 gain.

(4)	In the third quarter of 2002, we recorded a $6.3 gain on the settlement of a contract dispute which was offset by a $2.9 loss on the sale of a product line in our material handling equipment business.

In the second quarter of 2001, we recorded a $11.8 loss on the sale of our electric motor product line.

In 2000, we recorded a $23.2 gain on the settlement of a patent infringement suit against American Power Conversion Corporation.

In 1999, we recorded net gains of $23.8 associated with the divestiture of Best Power and $29.0 associated with the divestiture of Dual-Lite and an investment in a Japanese joint venture. We also recorded a gain of $13.9 on the sale of marketable securities.

(5)	These amounts represent our share of the earnings of EGS, formed during the third quarter of 1997, and our door products venture, formed with Assa Abloy in the second quarter of 2001.

(6)
In April 2002, the FASB issued Statement of Accounting Standards, or SFAS No. 145 “Rescission of Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Among other things, this Statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt.” Effective July 1, 2002, we early adopted the provisions of SFAS No. 145. In accordance with the provisions regarding the gains and losses from the extinguishment of debt, we recorded a $10.1 charge to interest expense in the third quarter of 2002 as a result of our July 25, 2002 credit facility refinancing. In addition, this statement requires that gains and losses classified as extraordinary items in prior periods that do not meet the criteria for classification as extraordinary items as a result of adopting SFAS No. 145, shall be reclassified. In 2000 and 1999, we had previously recorded extraordinary items related to losses from early extinguishments of debt of $8.8 ($15.0 pre-tax) and $6.0 ($10.0 pre-tax), respectively. In accordance with the transition provisions of SFAS No. 145, we have in this presentation reclassified the pre-tax losses, related to the early extinguishment of debt, of $15.0 for 2000 and $10.0 for 1999 to interest expense. Additionally, the related income tax benefit of $6.2 for 2000 and $4.0 for 1999 has been reclassified to income tax expense. In connection with the proposed refinancing of our senior credit facility, we could be required to recognize a non-cash charge that could be approximately $2.0, related to the early extinguishment of debt, which would be recorded as a component of interest expense; however, such charge may be higher or lower. Additionally, in connection with the proposed refinancing we may terminate certain of our interest rate swap agreements. The resulting cash costs from those terminations may range from $5.0 to $10.0; however, such costs may be higher or lower.

(7)
In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 states that goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise). We recorded a charge for a change in accounting principle of $148.6 as a result of adopting the provisions of SFAS No. 142 in the first quarter of 2002. See “Selected consolidated financial data” and related disclosures for the pro forma effect in 1999, 2000 and 2001 of adopting SFAS No.142.

(8)
EBITDA represents income (loss) from continuing operations before interest expense (net), income taxes, depreciation, amortization, special and other charges and other unusual charges and gains described in notes 2 through 4 above. We believe EBITDA information enhances an investor’s understanding of a company’s ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies. The following table illustrates the computation of EBITDA for each period:

	Fiscal year ended December 31,			Nine months ended September 30,		Twelve months ended September 30,
	1999	2000	2001	2001	2002	2002

Income from continuing operations	$101.5	$189.5	$173.0	$108.0	$199.2	$264.2
Interest expense, net	127.6	110.0	133.7	94.6	124.0	163.1
Income tax expense	183.3	131.1	141.0	84.6	128.9	185.3
Depreciation and amortization…	105.4	110.9	174.9	124.1	101.4	152.2
Special and other charges (note 2)	38.4	103.2	101.4	61.4	75.7	115.7
Unusual charges (gains) (notes 2, 3 and 4)	(66.7)	(121.2)	(3.8)	11.8	(3.4)	(19.0)

EBITDA	$489.5	$523.5	$720.2	$484.5	$625.8	$861.5

(9)	The ratio of net debt to EBITDA is computed by dividing total debt, less cash and cash equivalents, by EBITDA.

(10)
For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations and fixed charges. Fixed charges include net interest expense and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

Risk factors

You should read and consider carefully each of the following factors, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

Risks related to the notes

Our indebtedness may affect our ability to meet our obligations under the notes and may otherwise restrict our activities.

At September 30, 2002, on an as adjusted basis after giving effect to this offering, the proposed refinancing of our senior credit facility (including an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing) and the scheduled amortization payment made on October 1, 2002, we would have had approximately $2,642.0 of total indebtedness (using the accreted value and not the principal amount at maturity of the LYONs). At that same date and on the same as adjusted basis, we would have had $426.6 of available borrowing capacity under our revolving senior credit facility after giving effect to $73.4 reserved for letters of credit outstanding, which reduce the availability under our revolving senior credit facility. In addition, at that same date and on the same as adjusted basis, our cash balance would have been $488.8. In the event the proposed refinancing is not consummated, as of September 30, 2002, on an as adjusted basis after giving effect only to this offering, we would have had approximately $2,904.3 of total indebtedness (using the accreted value of the LYONs) and $526.6 available under our revolving senior credit facility. Subject to certain restrictions set forth in the senior credit facility and the indenture, we may incur additional indebtedness in the future, including indebtedness incurred to finance, or which is assumed in connection with, acquisitions. Our incurrence of additional debt could further exacerbate the risks described in this prospectus supplement. In the future, we may renegotiate or refinance our senior credit facility or enter into other debt arrangements with agreements that have different or more stringent terms. The level of our indebtedness could:

• limit cash flow available for general corporate purposes, such as acquisitions and capital expenditures, due to the ongoing cash flow requirements for debt service;

• limit our ability to obtain, or obtain on favorable terms, additional debt financing in the future for working capital, capital expenditures or acquisitions;

• limit our flexibility in reacting to competitive and other changes in the industry and economic conditions generally;

• expose us to a risk that a substantial decrease in net operating cash flows due to economic developments or adverse developments in our business could make it difficult to meet debt service requirements; and

• expose us to risks inherent in interest rate fluctuations because the existing borrowings are, and any new borrowings may, be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to make scheduled payments of principal of, to pay interest on, or to refinance, our indebtedness and to satisfy our other debt obligations, including our obligations to repurchase the LYONs if the holders of the LYONs require us to repurchase their securities beginning in May 2003, will depend upon our liquidity position and future operating performance, which may be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. We will not be able to control many of these factors, such as the economic conditions in the markets in which we operate and initiatives taken by our competitors. In addition, there can be no assurance that future borrowings or equity financing will be available for the payment or refinancing of our indebtedness. If we are unable to service our indebtedness, whether in the ordinary course of business or upon acceleration of such indebtedness, we may be forced to pursue one or more alternative strategies, such as:

• restructuring or refinancing our indebtedness;

• selling assets;

• reducing or delaying capital expenditures;

• revising implementation of or delaying strategic plans; or

• seeking additional equity capital.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including the indenture governing the notes, then in effect.

We may not be able to finance future needs or adapt our business plan to changes because of restrictive covenants in our senior credit facility, the indenture for the notes offered hereby and any existing or future instruments governing our other indebtedness.

Our senior credit facility and the indenture governing the notes contain, and agreements governing our future indebtedness may contain, a number of significant restrictions and covenants that limit our ability and our subsidiaries’ ability to:

• incur liens and debt or provide guarantees in respect of obligations of any other person;

• issue redeemable preferred stock and certain subsidiary preferred stock;

• pay dividends;

• make redemptions and repurchases of capital stock;

• make loans, investments and capital expenditures;

• make acquisitions;

• prepay, redeem or repurchase certain debt;

• engage in mergers, consolidations and asset dispositions;

• engage in sale/leaseback transactions and affiliate transactions;

• amend certain debt and other material agreements, and issue and sell capital stock of subsidiaries; and

• restrict distributions from subsidiaries.

We must also comply with specified financial ratios and tests. These and other affirmative and negative covenants are described under “Management’s discussion and analysis of financial condition and results of operations,” “Description of other indebtedness” and “Description of notes.” All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.

If we do not comply with these or other covenants and restrictions contained in our senior credit facility, the indenture and other agreements governing our indebtedness, we could be in default under those agreements, and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under our senior credit facility, the lenders could cause all of our outstanding debt obligations under our senior credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness or prevent us from making debt service payments on any other indebtedness we owe. If our debt is accelerated, we may not be able to repay our debt or refinance it. Even if we are able to obtain new financing, we may not be able to repay our debt or borrow sufficient funds to refinance it. In addition, any default under our senior credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross-acceleration or cross-default provisions. If the indebtedness under our senior credit facility and indenture is accelerated, we may not have sufficient assets to repay amounts due under our senior credit facility, the notes offered by this offering, the LYONs, or under other debt securities then outstanding. Our ability to comply with these provisions of our senior credit facility, the indenture and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control. In addition, complying with our covenants may also cause us to take actions that are not favorable to the holders of notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

The notes will be structurally subordinated to the debt and other obligations of our subsidiaries. This may affect your ability to receive payments on the notes.

The notes are obligations exclusively of SPX. We conduct a substantial portion of our operations through our subsidiaries. In particular, our foreign operations are generally operated through subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Although the indenture will limit the ability of subsidiaries to enter into consensual restrictions on their ability to pay dividends or make other advances and transfers of funds to us, such limitations are subject to a number of significant qualifications and exceptions. See “Description of the notes — Certain covenants — Limitation on restrictions on distributions from restricted subsidiaries.”

Our right to receive any assets of any of our subsidiaries upon its liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, is effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. The notes limit but do not prohibit the ability of our subsidiaries to incur additional indebtedness, including guarantees of indebtedness. In particular, as of September 30, 2002, substantially all of our domestic subsidiaries (other than Inrange and its subsidiaries) guaranteed all of our obligations under our senior credit facility with substantially all of the assets of those domestic subsidiaries. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us. As of September 30, 2002, on an as adjusted basis after giving effect to this offering, the proposed refinancing of our senior credit facility (including an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing) and the scheduled amortization payment made on October 1, 2002, of our total indebtedness, our subsidiaries would have had approximately $1,288.3 of such indebtedness, including $1,269.0 of guarantees under our senior credit facility. In the event the proposed refinancing is not consummated, as of September 30, 2002, on an as adjusted basis after giving effect only to this offering, of our total indebtedness, our subsidiaries would have had approximately $1,550.6 of such indebtedness, including $1,531.3 of guarantees under our senior credit facility.

We may incur additional indebtedness ranking equal to the notes.

If we incur any additional indebtedness that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.

The notes will not be secured by our assets and your ability to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

The notes will not be secured by any of our assets and are therefore effectively subordinated to our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. We may borrow additional secured debt subject to the limitations described under “Description of notes — Limitation on liens.” Although the indenture will limit our ability to incur secured debt, such limitations are subject to a number of important qualifications and exceptions including our ability to incur additional secured bank debt. Borrowings under our senior credit facility are secured by substantially all of our assets. As of September 30, 2002, on an as adjusted basis after giving effect to this offering, the proposed refinancing of our senior credit facility, (including an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing) and the scheduled amortization payment made on October 1, 2002, we would have had $1,269.0 outstanding under our senior credit facility and up to $426.6 of available borrowing capacity after giving effect to $73.4 reserved for letters of credit outstanding, which reduce the availability under our revolving senior credit facility. Substantially all of our $19.3 of other long-term debt is also secured. As of September 30, 2002, on an as adjusted basis after giving effect only to this offering, we would have had $1,531.3 outstanding under our senior credit facility and up to $526.6 of available borrowing capacity after giving effect to $73.4 reserved for letters of credit outstanding. If we become insolvent or are liquidated, or payment under our secured indebtedness is accelerated, the lenders under our secured indebtedness would be entitled to exercise the remedies under the secured indebtedness and as secured lenders under applicable law and will have a claim on the collateral that would rank senior to the holders of the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes and potentially with all of our other general creditors. The liquidation value of our assets remaining after payment of such secured indebtedness may not be sufficient to repay in full our unsecured indebtedness, including the notes.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture, the holders of the notes will be entitled to require us to repurchase the outstanding notes at a purchase price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of repurchase. Failure to make such a repurchase would result in a default under the indenture. However, our indebtedness may effectively prevent the purchase of the notes by SPX if a change of control occurs and such lenders do not consent to our purchase of the notes, unless all amounts outstanding under the senior credit facility are repaid in full. Our failure to purchase or give a notice of purchase of the notes would be a default under the indenture, which would in turn be a default under the senior credit facility. In addition, a change of control may constitute an event of default under the senior credit facility. A default under the senior credit facility would result in a default under the indenture if the lenders accelerate the debt under the senior credit facility. Furthermore, our obligations under the LYONs require the repurchase of the LYONs upon a Change of Control as defined therein, which is different than the definition of Change of Control under the notes. Any future credit agreements or other agreements to which we become a party may contain similar restrictions and provisions. The exercise by holders of the notes of their right to require us to repurchase the notes could cause a default under our other debt agreements due to the financial effect of such repurchases on us, even if the change of control itself does not cause a default under the indenture.

In the event of a change of control, we may not have sufficient funds to repurchase the notes and to satisfy our other obligations under the notes and any other indebtedness. The source of funds for any purchase of notes would be available cash or cash generated from other sources. We cannot be sure that any such cash would be available. Upon the occurrence of a change of control, we could seek to refinance our indebtedness or obtain a waiver from our lenders, but it is possible that we would not be able to obtain such a waiver or refinance such indebtedness on commercially reasonable terms, if at all. Moreover, the provisions in the indenture regarding a change of control could increase the difficulty of a potential acquiror obtaining control of SPX. See “Description of notes — Change of control.”

The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as described above, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in an event of a takeover, recapitalization or similar transaction.

An active trading market for the notes may not develop.

The notes will constitute a new class of securities with no established trading market. Although the underwriters have indicated that they intend to make a market in the notes, they are not obligated to do so and any such market-making activities may be terminated or limited at any time. In addition, we do not intend to apply for a listing of the notes on any securities exchange or interdealer quotation system. As a result, there can be no assurance as to the liquidity of markets that may develop for the notes, the ability of the holders of the notes to sell their notes or the price at which such holders would be able to sell their notes. The notes may trade at prices that are lower than their initial market values depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of any market for the notes will depend on a number of factors, including:

• the number of holders;

• our operating performance and financial condition; and

• the interest of securities dealers in making a market in the notes.

The liquidity of, and trading markets for, the notes may also be adversely affected by general declines or disruptions in the market for non-investment grade debt and, historically, this market has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Such market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects.

Our Inrange Technologies Corporation subsidiary will not be subject to the restrictive covenants under the indenture for the notes; as a result, Inrange may take actions which could limit our cash flow from Inrange and in turn our ability to service our debt.

Our Inrange subsidiary, which makes up the networking and switching products unit of our Technical Products and Systems segment, will be an “unrestricted subsidiary” under the notes, and therefore will not be subject to the restrictive covenants under the indenture for the notes. For the year ended December 31, 2001, Inrange had revenues of $260.9 and EBITDA of $20.0; for the nine months ended September 30, 2002, Inrange had revenues of $167.6 and EBITDA of $14.8. Inrange is also a party to several intercompany agreements with us, including an intercompany debt agreement, and may enter into additional agreements with us in the future. We also may distribute Inrange’s stock to our shareholders or exchange shares of Inrange common stock for SPX common stock. As an unrestricted subsidiary under the notes:

• Inrange may, among other things, incur without limitation additional debt and liens, make investments and acquisitions, sell assets or Inrange stock and incur restrictions on its ability to distribute assets to us;

• we will be able to sell Inrange or enter into merger transactions involving Inrange without restriction; and

• we will have the ability to make additional investments in and guarantee certain debt of Inrange, subject to the limitations in the notes described under “Description of notes.”

Any of these transactions may be material. As a result, these actions could divert cash flows and adversely impact our ability to service our debt, including the notes offered hereby. Inrange will also have the ability to become a “restricted subsidiary” and later an “unrestricted subsidiary” upon satisfaction of certain provisions of the notes. If Inrange becomes a “restricted subsidiary,” we may also be able to distribute Inrange’s stock to our shareholders, exchange shares of Inrange stock for SPX common stock or sell stock of Inrange or its assets upon satisfaction of certain provisions of the notes.

Risks related to our business

Our failure to successfully integrate recent acquisitions, as well as any future acquisitions, could have a negative effect on our operations; our acquisitions could cause unexpected financial difficulties.

As part of our business strategy, we regularly review and negotiate potential acquisitions in the ordinary course. Excluding the UDI acquisition which had a purchase price of approximately $1,951.0, we made 15 business acquisitions in 2001 for an aggregate purchase price of approximately $494.2, and in the first nine months of 2002, we made eight business acquisitions for an aggregate purchase price of approximately $176.8. Our acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

• adverse effects on our reported operating results due to charges to earnings including impairment charges associated with goodwill;

• diversion of management attention from running our existing businesses;

• difficulty with integration of personnel and financial and other systems;

• increased expenses, including compensation expenses resulting from newly-hired employees;

• increased foreign operations that may be difficult to assimilate;

• assumption of known and unknown liabilities and increased litigation; and

• potential disputes with the sellers of acquired businesses, technologies, services or products.

We may not be able to integrate successfully the technology, operations and personnel of any acquired business. Our integration activities may place substantial demand on our management, operational resources and financial and internal control systems. Customer dissatisfaction or performance problems with an acquired business, technology, service or product could also have a material adverse effect on our reputation and business. In addition, any acquired business, technology, service or product could underperform relative to our expectations. We also could experience financial or other setbacks if any of the businesses that we have acquired or may acquire in the future have problems or liabilities of which we are not aware or that are substantially greater than we anticipate. In addition, as a result of future acquisitions, we may further increase our debt level.

We may not achieve the expected cost savings and other benefits of our acquisitions.

As a result of our acquisitions, we incur integration expenses for the incremental costs to exit and consolidate activities, to involuntarily terminate employees, and for other costs to integrate operating locations and other activities of these companies with us. A significant portion of these expenses are cash expenses. GAAP requires that these acquisition integration expenses, which are not associated with the generation of future revenues and have no future economic benefit, be reflected as assumed liabilities in the allocation of the purchase price to the net assets acquired. On the other hand, these same principles require that acquisition integration expenses associated with integrating our operations into locations of the acquired company must be recorded as expenses. Accordingly, these expenses are not included in the allocation of the purchase price of the company acquired. Over the past five years, we have recorded several special charges to our results of operations associated with cost reductions, integrating acquisitions and achieving operating efficiencies. We believe that our actions have been required to improve our operations and we will, if necessary, record future charges which may be material as appropriate to address costs and operational efficiencies.

In connection with our acquisition strategy, our plan is to achieve cost savings associated with integrating our acquisitions. This plan is sometimes a consideration in the price we are willing to pay for acquisitions. Our current integration strategy for acquisitions focuses on three key areas of cost savings: (1) manufacturing process and supply chain rationalization, including plant closings, (2) elimination of redundant administrative overhead and support activities, and (3)

restructuring and repositioning sales and marketing organizations to eliminate redundancies in these activities. While we anticipate that we will achieve cost savings associated with integrating our acquisitions, cost savings expectations are inherently estimates that are difficult to predict and are necessarily speculative in nature. In addition, we cannot assure you that unforeseen factors will not offset any cost savings achieved or other benefits from our acquisitions. As a result, our actual cost savings, if any, and other anticipated benefits could differ or be delayed, compared to our estimates and the other information contained in this prospectus supplement or the accompanying prospectus.

We may not be able to consummate acquisitions at our prior rate, which could negatively  impact us.

We may not be able to consummate acquisitions at similar rates to our past acquisition rates, which could materially impact our growth rate, results of operations and cash flows. Our ability to continue to achieve our goals may depend upon our ability to identify and successfully acquire companies, businesses and product lines, to effectively integrate them and to achieve cost effectiveness. We also may need to raise additional funds to consummate these acquisitions. In addition, changes in our stock price may adversely affect our ability to consummate acquisitions. Competition for acquisitions in our business areas could also result in higher prices for these businesses which may also impact our acquisition rate or the success rate of our acquisitions.

The loss of key personnel and any inability to attract and retain qualified employees could materially adversely impact our operations.

We are dependent on the continued services of our management team, including our Chairman of the Board, President and Chief Executive Officer. The loss of these personnel without adequate replacement could have a material adverse effect on our operations. Additionally, we need qualified managers and skilled employees with technical and manufacturing industry experience in order to operate our business successfully. From time to time there may be a shortage of skilled labor, which may make it more difficult and expensive for us to attract and retain qualified employees. If we are unable to attract and retain qualified individuals or our costs to do so increase significantly, our operations would be materially adversely affected.

Many of the industries in which we operate are cyclical and, accordingly, our business is subject to changes in the economy; pressure from original equipment manufacturers to reduce costs could adversely affect our business.

Many of the business areas in which we operate are subject to specific industry and general economic cycles. Certain businesses are subject to industry cycles, including, but not limited to, the automotive industries which influence our Service Solutions and Industrial Products and Services segments, the electric power and infrastructure markets which influence our Industrial Products and Services and Flow Technology Segments, the process equipment, chemical and petrochemical markets which influence our Flow Technology segment, the non-residential facility construction markets which influence our Technical Products and Systems and Industrial Products and Services segments, and the laboratory and life science markets and the storage and data networks markets which influence our Technology Products and Systems segment. Accordingly, any downturn or competitive pricing pressures in these or other markets in which we participate could materially adversely affect us. The recent financial difficulties at Enron, Dynegy, NRG, and other independent power producers has led to a change in the buying habits of some customers in the power generation markets. Demand and price levels for transformers have dropped in 2002 and the demand for cooling towers in this market has softened in the second half of 2002. Accordingly, we expect that in 2003, operating profit from these products will be lower by approximately $32.0 to $36.0 with a majority of the impact occurring in the first half of 2003. A decline in automotive sales and production may affect not only sales of components, tools and services to vehicle manufacturers and their dealerships, but also sales of components, tools and services to aftermarket customers, and could result in a decline in our results of operations or a deterioration in our financial condition. Similar cyclical changes could also affect aftermarket sales of products in our other segments. There is also substantial and continuing pressure from the major original equipment manufacturers, particularly in the automotive industry, to reduce costs, including the cost of products and services purchased from outside suppliers such as us. If in the future we were unable to generate sufficient cost savings to offset price reductions, our gross margins could be materially adversely affected. If demand changes and we fail to respond accordingly, our results of operations could be materially adversely affected in any given quarter or period. The downturns in the business cycles of our different operations may occur at the same time which could exacerbate any material adverse effects to our business. See “Management’s discussion and analysis of results of operations and financial condition — Business segment information.” In addition, certain of our businesses have seasonal fluctuations. See “Business — Other matters.”

Consistent with most multi-industry, capital goods companies, our businesses have been impacted in 2001 and 2002 by the soft economic conditions. There can be no assurance that the economic downturn will not worsen or that we will be able to sustain existing or create additional cost reductions to offset economic conditions, and the unpredictability and changes in the industrial markets in the current environment could continue and may adversely impact our results. Cost reduction actions often result in charges against earnings. In the first nine months of 2002 we recorded $75.7 of special and other charges primarily associated with restructuring and other cost reduction actions. We expect to record special charges in the fourth quarter of 2002 of approximately $28.0 to $32.0, primarily related to reductions in workforce, facility consolidations, and the exit of a product line. Since 2000, we have incurred special charges predominantly associated with the restructuring of operations that on average have been over $90.0 per year. In connection with our regular review of our businesses pursuant to our Value Improvement Process®, we expect that we will incur additional special charges in 2003, which cannot be fully quantified at this time, that may be material and may be similar to the historical three-year average but could be higher or lower.

Our Inrange subsidiary is subject to various risks and any material adverse effect on Inrange could materially adversely affect our financial results.

At September 30, 2002, we owned approximately 92.0% of the total number of outstanding shares of common stock of Inrange Technologies Corporation. Based on the closing price of Inrange’s  Class B common stock on September 30, 2002, Inrange’s market capitalization was approximately $229.3, which is a significant decline from its market high. Our investment in Inrange may be subject to significant future volatility. Inrange is a high technology company that designs, manufactures, markets and services switching and networking products for storage and data networks, and is subject to additional and different risks than us. Inrange’s public equity trades similar to that of other technology companies. The economic downturn in 2001 and 2002 has adversely affected the market in which Inrange sells its products and has caused industry pricing pressures. Any adverse effect on Inrange may adversely affect us.

In addition to the risks described in this prospectus supplement for our business as a whole, Inrange is subject to the following risks:

•
Inrange’s business will suffer if it fails to develop, successfully introduce and sell new and enhanced high quality, technologically advanced cost-effective products that meet the changing needs of its customers on a timely basis. Inrange’s competitors may develop new and more advanced products;

•
Inrange relies on sole sources of supply for some key components in its products and relies on indirect channels to sell one of its key products. Any disruption in these supply or distribution relationships could affect Inrange’s revenues and earnings significantly; and

•
the price for Inrange’s products may decrease in response to competitive pricing pressures, maturing life cycles, new product introductions and other factors. Accordingly, Inrange’s profitability may decline unless it can reduce its production and sales costs or develop new higher margin products.

The foregoing is a summary of the risk factors applicable to Inrange. For a more complete description of these risks, please see “Factors that may affect future results” in Inrange’s Annual Report of Form 10-K for the fiscal year ended December 31, 2001, which section is hereby incorporated by reference in this prospectus supplement.

If future cash flows are insufficient to recover the carrying value of our goodwill and indefinite lived intangibles, a material non-cash charge to earnings could result.

At September 30, 2002, we had goodwill and intangible assets of $3,114.5 and shareholders’ equity of $1,811.6. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” or SFAS No. 142. SFAS No. 142 states that goodwill and indefinite lived intangible assets are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise). In accordance with the transition provisions of SFAS No. 142, we recorded a non-cash impairment charge of $148.6 during the first quarter of 2002. As a policy, we will conduct annual impairment testing to determine if we will be able to recover all or a portion of the carrying value of goodwill and indefinite lived intangibles. If future cash flows are insufficient to recover the carrying value of our goodwill and indefinite lived intangibles, we may be required to write off a portion of the balance.

A portion of our revenues are generated through long-term fixed price contracts which could expose us to various risks including the risks of cost overruns, inflation and credit risks associated with certain customers.

A portion of our revenues (estimated at less than 5%) and earnings are generated through long-term fixed price contracts. We recognize revenues from certain of these contracts using the percentage-of-completion method of accounting whereby revenue and expenses, and thereby profit, in a given period are determined based on our estimates as to the project status and the costs remaining to complete a particular project. To the extent that we underestimate the remaining cost to complete a project, we may overstate the revenues and profit in a particular period. Further, certain of these contracts and our other contracts provide for penalties for failure to timely perform our obligations under a contract, or require that we, at our expense, correct and remedy to the satisfaction of the other party, certain defects. We may enter into additional long-term fixed price contracts of this type or other performance obligations in the future and there is no assurance that expenses relating to these provisions will not have a material adverse effect on our revenues and earnings.

We are subject to environmental and similar laws and potential liability relating to certain claims, complaints and proceedings, including those relating to environmental and other matters, arising in the ordinary course of business.

We are subject to various environmental laws, ordinances, regulations, and other requirements of government authorities in the United States and other nations. These requirements may include, for example, those governing discharges from, and materials handled as part of our operations, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of investigation, removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, these substances may have adverse effects, including, for example, substantial investigative or remedial obligations and limitations on the ability to sell or rent that property or to borrow funds using that property as collateral. Under certain of these laws, ordinances, or regulations, a party that disposes of hazardous substances or wastes at a third party disposal facility may also become a responsible party required to share in the costs of site investigation and environmental remediation. In connection with our acquisitions and divestitures, we may assume or retain significant environmental liabilities. In particular, we assumed additional environmental liabilities in connection with the UDI acquisition. Although we perform extensive due diligence with respect to acquisitions, divestitures, and continuing operations, there may be environmental liabilities of which we are not aware. Future developments related to new or existing environmental matters or changes in environmental laws or policies could lead to material costs for environmental compliance or cleanup. There can be no assurance that these liabilities and costs will not have a material adverse effect on our results of operations or financial position in the future.

It is our policy to comply with applicable environmental requirements. We are currently involved in various investigatory and remedial actions at our facilities and at third-party waste disposal sites. An estimate of loss, including expenses, from legal actions or claims is accrued when events exist that make the loss or expenses probable and we can reasonably estimate them. Our environmental accruals cover anticipated costs, including investigation, remediation, and operation and maintenance of clean-up sites. Our estimates are primarily based on investigations and remediation plans established by independent consultants, regulatory agencies and potentially responsible third-parties. Accordingly, our estimates may change based on future developments including new or changes in environmental laws or policies, a difference in costs required to complete anticipated actions from estimates provided, future findings of investigation or remediation actions, or alteration to the expected remediation plans. It is our policy to realize a change in estimates once it becomes probable and can be reasonably estimated. In determining our accruals, we do not discount environmental or other legal accruals and do not reduce them by anticipated insurance recoveries. We do take into account third-party indemnification from financially viable parties in determining our accruals where there is no dispute regarding the right to indemnification. While we believe that our accruals related to environmental, litigation and claims are sufficient and that these items and our rights to available insurance and indemnity will be resolved without material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate, we cannot assure you that our accruals and right to indemnity and insurance will be sufficient or that these items will be resolved without a material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate. See “Selected consolidated financial data.”

Numerous claims, complaints and proceedings arising in the course of our business, including but not limited to those relating to environmental matters, competitive issues, contract issues, intellectual property matters, personal injury and product liability claims, employee matters and workers’ compensation have been filed or are pending against us and certain of our subsidiaries. Additionally, we may become subject to significant claims of which we are currently unaware or the claims that we are aware of may result in our incurring a significantly greater liability than we anticipate. This may also be true in connection with past or future acquisitions. While we maintain property, cargo, auto, product, general liability, and directors’ and officers’ liability insurance and have acquired rights under similar policies in connection with these acquisitions which we believe cover a portion of these claims, this insurance may be insufficient or unavailable to protect us against potential loss exposures. In addition, we have been increasing our self-insurance limits over the past several years. While we believe we are entitled to indemnification from third parties for some of these claims, these rights may be insufficient or unavailable to protect us against potential loss exposures.

In our opinion, these matters are either without merit or are of a kind that should not have a material adverse effect individually and in the aggregate on our financial position, results of operations or cash flows. However, we cannot assure you that recoveries from insurance or indemnification claims will be available or that any of these claims or other matters will not have a material adverse effect on our financial position, results of operations or cash flows. See “Management’s discussion and analysis of financial conditions and results of operations — Litigation, environmental, and self-insurance matters,” and “ — Other matters — Environmental and legal exposure” and “Business — Environmental and legal proceedings.”

On or about October 29, 2001, we were served with a complaint by VSI Holdings, Inc., or VSI, seeking enforcement of a merger agreement that we had terminated. In its complaint, VSI asked the court to require us to complete the $197.0 acquisition of VSI, and/or award damages to VSI and its shareholders. We do not believe the suit has merit and are defending the claim vigorously. On December 26, 2001, we filed our answer denying VSI’s allegations, raising affirmative defenses, and asserting a counterclaim against VSI for breach of contract. There can be no assurance that we will be successful in the litigation and, if we are not successful, the outcome could have a material adverse effect on our financial condition, cash flows and results of operations. See “Business—Environmental and legal proceedings.”

We are subject to work stoppages, union negotiations, labor disputes and other matters associated with our labor force which may adversely impact our profitability and cause us to incur incremental costs.

As of September 30, 2002 we had approximately 22,800 employees. Approximately 4,400 of our employees are represented by over 25 collective bargaining units. While we generally have experienced satisfactory relations at our various locations, we are subject to work stoppages, local, regional and national union negotiations and potential labor disputes. Further, we may be subject to work stoppages which are beyond our control at our suppliers or customers.

On July 8, 2002, a labor contract involving hourly employees at our manufacturer of aerospace components expired without resolution, resulting in an employee strike. The labor contract dispute affects 117 employees. In the third quarter of 2002, we recorded $2.5 of incremental labor, security and consulting costs associated with the labor contract dispute. For the duration of the strike, we expect to incur incremental costs consistent with the amount recorded in the third quarter.

Arthur Andersen LLP, the independent public accountant that audited our annual consolidated financial statements, has not consented to our use or incorporation by reference of its audit opinion and has been convicted of obstruction of justice, which may adversely affect the ability of Arthur Andersen LLP to satisfy any claims that may arise out of its audits of our consolidated financial statements.

Arthur Andersen LLP is the independent public accountant that audited our consolidated financial statements through December 31, 2001 and for each of the three years in the period ended December 31, 2001. Arthur Andersen LLP was convicted in June 2002 of obstruction of justice in connection with the U.S. government’s investigation of Enron Corp. Events arising out of this conviction most likely will adversely affect the ability of Arthur Andersen LLP to satisfy any claims that may arise out of Arthur Andersen LLP’s audits of our consolidated financial statements. Additionally, because the personnel responsible for the audits of our consolidated financial statements are no longer employed by Arthur Andersen LLP, we have not received Arthur Andersen LLP’s consent with respect to the use of those consolidated financial statements and the related audit report; accordingly, if those consolidated financial statements are inaccurate, your ability to make a claim against Arthur Andersen LLP may be limited or prohibited.

Difficulties presented by international economic, political, legal, accounting and business factors could negatively affect our interests and business effort.

In 2001, on a pro forma basis for our acquisition of UDI, approximately 29% of our 2001 sales were international, including export sales. In addition, in 2001, approximately 40.5% of Inrange’s sales were international, including export sales. Our international operations require us to comply with the legal requirements of foreign jurisdictions and expose us to the political consequences of operating in foreign jurisdictions. Our foreign business operations are also subject to the following risks:

• difficulty in managing, operating and marketing our international operations because of distance, as well as language and cultural differences;

• increased strength of the U.S. dollar will increase the effective price of our products sold in U.S. dollars which may have a material adverse effect on sales or require us to lower our prices and also decrease our reported revenues or margins in respect of sales conducted in foreign currencies to the extent we are unable or determine not to increase local currency prices; likewise, decreased strength of the U.S. dollar could have a material adverse effect on the cost of materials and products purchased overseas;

• difficulty entering new international markets due to greater regulatory barriers than the United States and differing political systems;

• increased costs due to domestic and foreign customs and tariffs, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and transportation and shipping expenses;

• credit risk or financial condition of local customers and distributors;

• potential difficulties in staffing and labor disputes;

• risk of nationalization of private enterprises;

• government embargos or foreign trade restrictions such as anti-dumping duties;

• increased costs of transportation or shipping;

• environmental laws and regulations;

• ability to obtain supplies from foreign vendors and ship products internationally during times of crisis or otherwise;

• potential difficulties in protecting intellectual property;

• increased worldwide hostilities;

• potential imposition of restrictions on investments; and

• local political, economic and social conditions, including the possibility of hyperinflationary conditions and political instability in certain countries.

As we continue to expand our international operations, these and other risks associated with international operations are likely to increase. In addition, as we enter new geographic markets, we may encounter significant competition from the primary participants in those markets that may have significantly greater market knowledge and some of which may have substantially greater resources than we do.

Our technology is important to our success.

Because many of our products rely on proprietary technology, we believe that the development and protection of our intellectual property rights is critical to the success of our business. In order to maintain our market positions, we need to continually develop and introduce high quality, technologically advanced and cost effective products on a timely basis. The failure to do so could result in a significant competitive disadvantage.

Additionally, despite our efforts to protect our proprietary rights, unauthorized parties or competitors may copy or otherwise obtain and use our products or technology. The steps we have taken may not prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

Use of proceeds

We estimate that the net proceeds of this offering, after deducting underwriting discounts and estimated fees and expenses, will be approximately $487.7. We intend to use the net proceeds of this offering, together with our available cash and borrowings under the proposed refinancing of our senior credit facility:

•	to refinance the Tranche A term loan of our senior credit facility;

•	to reduce the Tranche B and Tranche C term loans of our senior credit facility; and

•	for general corporate purposes, including the possible repayment of debt.

In connection with these transactions, we are seeking to amend and restate our senior credit facility to reduce the available borrowing capacity under the revolving portion of our senior credit facility and to make related amendments to the covenants thereunder. For a description of the interest rates and maturity of our senior credit facility, including the revolving portion and term loans, see “Management’s discussion and analysis of financial condition and results of operations — Restated credit agreement as of September 30, 2002” and “Description of other indebtedness — The senior credit facility.”

The following table sets forth the expected sources and uses of funds in connection with the notes and the proposed refinancing described above:

Amount

Sources of funds
New Tranche A term loan facility	$175.0
Notes offered hereby	500.0

Total	$675.0

Uses of funds (1)
Refinance existing Tranche A term loan facility	$331.3
Reduce the Tranche B and C term loan facilities	106.0
Estimated transaction fees and expenses	20.3
Cash	217.4

Total	$675.0

(1)
Includes the use of $74.8 for an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing and a scheduled amortization payment made on October 1, 2002.

In the event the proposed refinancing is not consummated, we intend to use the proceeds of this offering for general corporate purposes, including the possible repayment of debt. Pending such uses, we intend to invest the proceeds in interest bearing securities.

Capitalization

The following table sets forth our capitalization (i) as of September 30, 2002, (ii) as of such date as adjusted to give effect to the sale of the notes offered hereby and (iii) as of such date as adjusted to give effect to the sale of the notes offered hereby, the proposed refinancing of our senior credit facility (including an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing) and the scheduled amortization payment made on October 1, 2002. This table should be read in conjunction with our consolidated financial statements and the related notes and the financial information included elsewhere, or incorporated by reference, in this prospectus supplement.

	As of September 30, 2002
	Actual	As adjusted(1)	As adjusted(2)

Cash and cash equivalents	$271.4	$ 759.1	$488.8

Debt(3):
Senior credit facility
Revolving senior credit facility(4)	$—	$—	$—
Existing Tranche A term loan facility	331.3	331.3	—	(5)
New Tranche A term loan facility	—	—	175.0
Tranche B term loan facility	450.0	450.0	410.2	(6)
Tranche C term loan facility	750.0	750.0	683.8	(7)
Notes offered hereby	—	500.0	500.0
LYONs, net of unamortized discount of $557.1	852.7	852.7	852.7
Industrial revenue bond	1.0	1.0	1.0
Other long-term debt	19.3	19.3	19.3

Total debt	$2,404.3	$2,904.3	$2,642.0

Minority interest	11.8	11.8	11.8
Shareholders’ equity:
Common stock	866.8	866.8	866.8
Paid-in capital	847.2	847.2	847.2
Retained earnings	401.4	401.4	401.4
Unearned compensation	(47.5)	(47.5)	(47.5)
Accumulated other comprehensive loss	(78.3)	(78.3)	(78.3)
Common stock in treasury	(178.0)	(178.0)	(178.0)

Total shareholders’ equity	$1,811.6	$1,811.6	$1,811.6

Total capitalization	$4,227.7	$4,727.7	$4,465.4

(1)	Reflects the notes offered hereby and the net proceeds therefrom.
(2)
Reflects (a) the notes offered hereby and the net proceeds therefrom, (b) the proposed refinancing of our senior credit facility, and (c) $74.8 for an amortization payment scheduled for December 31, 2002 which is being made in connection with the proposed refinancing and a scheduled amortization payment made on October 1, 2002.

(3)
In connection with the proposed refinancing of our senior credit facility, we may terminate certain of our interest rate swap agreements. The resulting cash costs, which are not reflected above, from those terminations may range from approximately $5.0 to $10.0; however, such costs may be higher or lower than this range. In addition, in connection with the proposed refinancing of our senior credit facility, we could be required to recognize a non-cash charge that could be approximately $2.0, related to the early extinguishment of debt, which would be recorded as a component of interest expense; however, such charge may be higher or lower.

(4)
In connection with the proposed refinancing of our senior credit facility, we are seeking to reduce the available borrowing capacity under the revolving portion of our senior credit facility from $600.0 to $500.0.

(5)
As adjusted existing Tranche A term loan facility balance includes the effects of $68.8 of scheduled amortization payments on the existing Tranche A term loan facility for the six months ended December 31, 2002, of which $31.3 was made on October 1, 2002.

(6)
As adjusted Tranche B term loan facility balance includes the effects of $2.3 of scheduled amortization payments on the Tranche B term loan facility for the six months ended December 31, 2002, of which $1.1 was made on October 1, 2002.

(7)
As adjusted Tranche C term loan facility includes the effects of $3.7 of scheduled amortization payments on the Tranche C term loan facility for the six months ended December 31, 2002, of which $1.9 was made on October 1, 2002.

Selected consolidated financial data

The following table sets forth our selected consolidated historical financial data for (1) the fiscal year ended December 31, 1997, which has been derived from our consolidated financial statements which have been audited by other auditors, (2) each of the fiscal years ended December 31, 1998, 1999, 2000 and 2001, which has been derived from our consolidated financial statements which have been audited by Arthur Andersen LLP, and (3) the nine month periods ended September 30, 2001 and September 30, 2002 and for the twelve month period ended September 30, 2002, which has been derived from our unaudited condensed consolidated financial statements incorporated by reference herein. In the opinion of management, the unaudited interim financial data includes all adjustments, consisting of only normal nonrecurring adjustments, considered necessary for a fair presentation of this information. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year. The following data should be read in conjunction with our consolidated financial statements and related notes, “Management’s discussion and analysis of financial condition and results of operations” and other financial information included or incorporated by reference herein.

	Fiscal year ended December 31,										Nine months ended September 30,				Twelve months ended September 30,
	1997		1998		1999		2000		2001		2001		2002		2002

											(unaudited)				(unaudited)
Statement of operations data:(1)
Revenues	$1,954.6		$1,825.4		$2,712.3		$2,678.9		$4,114.3		$2,807.2		$3,674.2		$4,981.3
Operating income (loss)(2)	181.5		(39.5)		313.4		276.1		420.3		267.7		419.5		572.1
Gain on issuance of Inrange stock(3)	—		—		—		98.0		—		—		—		—
Other (expense) income, net(4)	72.7		(0.5)		64.3		22.2		(7.6)		(7.4)		5.4		5.2
Equity earnings in joint ventures(5)	11.8		40.2		34.7		34.3		35.0		26.9		27.2		35.3
Interest expense, net(6)	(13.2)		(45.1)		(127.6)		(110.0)		(133.7)		(94.6)		(124.0)		(163.1)

Income (loss) before income taxes	252.8		(44.9)		284.8		320.6		314.0		192.6		328.1		449.5
Income tax (expense) benefit	(121.8)		3.2		(183.3)		(131.1)		(141.0)		(84.6)		(128.9)		(185.3)

Income (loss) from continuing operations	131.0		(41.7)		101.5		189.5		173.0		108.0		199.2		264.2
Discontinued operation, net of tax	2.3		—		—		—		—		—		—		—
Cumulative effect of accounting change(7)	(3.7)		—		—		—		—		—		(148.6)		(148.6)

Net income (loss)	$129.6		$(41.7)		$101.5		$189.5		$173.0		$108.0		$50.6		$115.6

Other financial data:
EBITDA(8)	$276.5		$274.0		$489.5		$523.5		$720.2		$484.5		$625.8		$861.5
EBITDA margin	14.1%		15.0%		18.0%		19.5%		17.5%		17.3%		17.0%		17.3%
Capital expenditures	$56.5		$69.2		$102.0		$123.3		$150.0		$113.4		$69.7		$106.3
Depreciation and amortization	$65.3		$69.4		$105.4		$110.9		$174.9		$124.1		$101.4		$152.2
Ratio of EBITDA to interest expense, net	20.9	x	6.1	x	3.8	x	4.8	x	5.4	x	5.1	x	5.0	x	5.3	x
Ratio of net debt to EBITDA(9)	0.6	x	5.3	x	2.1	x	2.3	x	3.0	x	—		—		2.5	x
Ratio of earnings to fixed charge(10)	7.7	x	(0.3	)x	1.7	x	2.6	x	2.1	x	2.0	x	2.5	x	2.5	x

	As of December 31,					As of September 30,
	1997	1998	1999	2000	2001	2001	2002

						(unaudited)
Balance sheet data:
Cash and cash equivalents	$50.0	$70.3	$78.8	$73.7	$460.0	$340.5	$271.4
Working capital	191.6	296.3	319.3	425.8	896.2	987.2	791.2
Total assets	1,388.0	2,968.3	2,846.0	3,164.6	7,080.1	6,791.7	7,105.7
Total debt	216.4	1,515.6	1,114.7	1,295.6	2,612.4	2,709.1	2,404.3
Other long-term obligations	174.4	431.9	521.8	595.5	1,356.2	1,098.2	1,468.0
Shareholders’ equity	629.7	390.5	552.3	608.2	1,715.3	1,617.9	1,811.6

(1)
On May 24, 2001, we completed the acquisition of UDI in an all-stock acquisition. On October 6, 1998, we completed the merger of SPX and General Signal Corporation, or GSX, which was accounted for as a reverse acquisition of SPX by GSX.

(2)
In the first nine months of 2002, we recorded $75.7 of special and other charges, of which $12.6 is recorded in cost of products sold, primarily associated with restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments.

In 2001, we recorded $101.4 of special and other charges, of which $13.5 is recorded in cost of products sold, primarily associated with the restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments, as well as costs associated with the relocation of our corporate offices to Charlotte, North Carolina.

In the first nine months of 2001, we recorded $61.4 of special and other charges, of which $13.5 is recorded in cost of products sold, primarily associated with restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments, as well as costs associated with the relocation of our corporate offices to Charlotte, North Carolina.

In the fourth quarter of 2001, we recorded $40.0 of special charges primarily associated with restructuring initiatives to consolidate manufacturing facilities, and rationalize certain product lines and asset impairments.

In the fourth quarter of 2001, we recorded a $15.6 net gain primarily related to an arbitration award from Snap-on Incorporated.

In 2000, we recorded special and other charges of $103.2, of which $12.3 is recorded in cost of products sold, primarily associated with restructuring initiatives to consolidate manufacturing facilities, rationalize certain product lines and asset impairments.

In 1999, we recorded special charges of $38.4 associated with restructuring actions initiated throughout the businesses.

In 1998, we recorded special and other charges of $101.7, which included $69.3 of costs associated with closing the former GSX corporate office and $32.4 of restructuring costs related to GSX operations. Additionally, we recorded $102.7 of other one-time charges related to the GSX merger and other restructuring.

In 1997, we recorded $27.9 of special charges for asset valuations, restructuring charges, lease termination costs and other matters.

In 1997, we recorded a $10.0 gain on the settlement of patent litigation and the sale of related patents.

(3)	In 2000, our Inrange Technologies subsidiary, issued 8.855 million shares of its class B common stock for cash in an initial public offering. In connection therewith, we recorded a $98.0 gain.

(4)	In the third quarter of 2002, we recorded a $6.3 gain on the settlement of a contract dispute which was offset by a $2.9 loss on the sale of a product line in our material handling equipment business.

In	the second quarter of 2001, we recorded a $11.8 loss on the sale of our electric motor product line.

In 2000, we recorded a $23.2 gain on the settlement of a patent infringement suit against American Power Conversion Corporation.

In 1999, we recorded net gains of $23.8 associated with the divestiture of Best Power and $29.0 associated with the divestiture of Dual-Lite and an investment in a Japanese joint venture. We also recorded a gain of $13.9 on the sale of marketable securities.

In 1997, we recorded a $63.7 gain on the sale of General Signal Power Group and a $9.0 gain on the sale of an equity interest in a Mexican company.

(5)	These amounts represent our share of the earnings of EGS, formed during the third quarter of 1997, and our door products venture, formed with Assa Abloy in the second quarter of 2001.

(6)
In April 2002, the FASB issued Statement of Accounting Standards, or SFAS No. 145 “Rescission of Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Among other things, this Statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt.” Effective July 1, 2002, we early adopted the provisions of SFAS No. 145. In accordance with the provisions regarding the gains and losses from the extinguishment of debt, we recorded a $10.1 charge to interest expense in the third quarter of 2002 as a result of our July 25, 2002 credit facility refinancing. In addition, this statement requires that gains and losses classified as extraordinary items in prior periods that do not meet the criteria for classification as extraordinary items as a result of adopting SFAS No. 145 shall be reclassified. In 2000 and 1999, we had previously recorded extraordinary items related to losses from early extinguishments of debt of $8.8 ($15.0 pre-tax) and $6.0 ($10.0 pre-tax), respectively. In accordance with the transition provisions of SFAS No. 145, we have in this presentation reclassified the pre-tax losses, related to the early extinguishment of debt, of $15.0 for 2000 and $10.0 for 1999 to interest expense. Additionally, the related income tax benefit of $6.2 for 2000 and $4.0 for 1999 has been reclassified to income tax expense. In connection with the proposed refinancing of our senior credit facility, we could be required to recognize a non-cash charge that could be approximately $2.0, related to the early extinguishment of debt, which would be recorded as a component of interest expense; however, such charge may be higher or lower. Additionally, in connection with the proposed refinancing we may terminate certain of our interest rate swap agreements. The resulting cash costs from those terminations may range from $5.0 to $10.0; however, such costs may be higher or lower.

(7)
In November 1997, the Emerging Issues Task Force of the FASB issued consensus 97-13, “Accounting for Costs Incurred in Connection with a consulting Engagement or an Internal Project that Combines Business Process and Reengineering and Information Technology Transformation”, or EITF 97-13. EITF 97-13 required all previously capitalized business process reengineering costs to be expensed as a cumulative effect of a change in accounting principle. We recorded a charge for a change in accounting principle of $3.7, net of tax, in connection with EITF 97-13.

In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 states that goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise). We recorded a charge for a change in accounting principle of $148.6 as a result of adopting the provisions of SFAS No. 142 in the first quarter of 2002.

(8)
EBITDA represents income (loss) from continuing operations before interest expense (net), income taxes, depreciation, amortization, special charges and other charges and other unusual charges and gains described in notes 2 through 4 above. We believe EBITDA information enhances an investor’s understanding of a company’s ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies. The following table illustrates the computation of EBITDA for each period:

	Fiscal year ended December 31,					Nine months ended September 30,		Twelve months ended September 30, 2002
	1997	1998	1999	2000	2001	2001	2002
Income (loss) from continuing operations	$131.0	$(41.7)	$101.5	$189.5	$173.0	$108.0	$199.2	$264.2
Interest expense, net	13.2	45.1	127.6	110.0	133.7	94.6	124.0	163.1
Income tax expense (benefit)	121.8	(3.2)	183.3	131.1	141.0	84.6	128.9	185.3
Depreciation and amortization…	65.3	69.4	105.4	110.9	174.9	124.1	101.4	152.2
Special and other charges (note 2)	27.9	204.4	38.4	103.2	101.4	61.4	75.7	115.7
Unusual charges (gains) (notes 2, 3 and 4)	(82.7)	—	(66.7)	(121.2)	(3.8)	11.8	(3.4)	(19.0)

EBITDA	$276.5	$274.0	$489.5	$523.5	$720.2	$484.5	$625.8	$861.5

(9)	The ratio of net debt to EBITDA is computed by dividing total debt, less cash and cash equivalents, by EBITDA.

(10)
For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations and fixed charges. Fixed charges include net interest expense and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

The following table provides pro forma results for the years ended December 31, 1999, 2000 and 2001, as if the non-amortization provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which we adopted on January 1, 2002, had been applied throughout the periods presented.

	Fiscal year ended December 31,
	1999	2000	2001
Reported net income	$101.5	$189.5	$173.0
Add back: goodwill and indefinite lived intangible amortization	31.2	26.3	50.3

Adjusted net income	$132.7	$215.8	$223.3

Reported basic earnings per share	$1.65	$3.08	$2.39
Add back: goodwill and indefinite lived intangible amortization	0.51	0.42	0.69

Adjusted basic earnings per share	$2.16	$3.50	$3.08

Reported dilutive earnings per share	$1.64	$2.99	$2.33
Add back: goodwill and indefinite lived intangible amortization	0.50	0.41	0.68

Adjusted dilutive earnings per share	$2.14	$3.40	$3.01

Unaudited pro forma financial data

The following tables present our 2001 pro forma combined condensed statement of income and other financial data after giving effect to the acquisition of UDI. The information is presented as if the acquisition had occurred on or before January 1, 2001 for the statement of income and other financial data. The pro forma statement of income and other financial data assume that the acquisition is effected by the exchange of 0.4706 of a share of SPX common stock for each UDI common share outstanding and assumes that existing UDI stock options were exchanged for options of SPX. Additionally, the pro forma combined condensed statement of income and financial data assume that existing UDI indebtedness was refinanced or assumed by SPX on or before January 1, 2001.

The pro forma combined condensed statement of income and other financial data are intended for information purposes only, and do not purport to represent what our results of continuing operations would actually have been had the acquisition in fact occurred on or before January 1, 2001, or project the results for any future date or period.

In the pro forma combined condensed statement of income and other financial data, our historical information for the year ended December 31, 2001 was derived from our Annual Report on Form 10-K, as amended, incorporated by reference in this prospectus supplement. Our statement of income and financial data include the results of UDI beginning May 25, 2001. UDI’s historical information was derived by financial information prepared by UDI management for the five month period ending May 24, 2001 which includes the adjustments (consisting only of normal and recurring items) necessary for the fair presentation in conformity with generally accepted accounting principles and consistently applied with the year end presentation.

	Twelve months ended December 2001
	SPX historical	UDI historical (Canadian GAAP)	Adjust UDI to US GAAP (a)	UDI historical (U.S. GAAP)	Pro forma adj		Pro forma

	(unaudited)
Revenues	$4,114.3	$894.4		$894.4			$5,008.7
Cost of sales	2,761.6	651.7		651.7	$1.8	(b)	3,415.1
Selling, general and administrative expense	775.1	205.8	$(0.1)	205.7	0.3	(b)	981.1
Goodwill and intangible amortization	69.4	11.1		11.1	3.8	(b)	86.8
					2.5	(b)
Special charges	87.9	—		—			87.9

Operating income	420.3	25.8	0.1	25.9	(8.4)		437.8
Interest expense, net	(133.7)	(20.8)		(20.8)	(1.8	)(c)	(156.3)
Other income (expense)	(7.6)	0.3		0.3			(7.3)
Equity earnings in joint ventures	35.0	—		—			35.0

Income before income taxes	314.0	5.3	0.1	5.4	(10.2)		309.2
Income tax expense	(141.0)	(2.0)		(2.0)	(4.2	)(d)	(147.2)

Net income	$173.0	$3.3	$0.1	$3.4	$(14.4)		$162.0

Basic income per share of common stock:
Net income per share	$2.38						$1.92
Diluted income per share of common stock:
Net income per share	$2.33						$1.89
Weighted average number of common shares outstanding (million):
Basic	72.616				11.550		84.166
Diluted	74.120				11.666		85.786
Other financial data:
Capital expenditures	$150.0	$27.2	—	$27.2	—		$177.2
Depreciation and amortization	$174.9	$34.1	—	$34.1	$8.1		$217.1

Note:	The accompanying notes are an integral part of the pro forma combined condensed statement of income and other financial data.
a)	Reflects necessary adjustments to convert UDI’s Canadian GAAP-based financial statements to U.S. GAAP.

b)
The following table reflects the pro forma impact of the purchase price accounting adjustments on the pro forma combined condensed financial statements and data and are derived from our Annual Report on Form 10-K, as amended, incorporated by reference in this prospectus supplement:

	Cost of sales	Selling, general & admin.	Intangible amortization	Goodwill amortization

Additional depreciation	$4.2	$—	$—	$—
Pension and other benefits expense adjustment	—	0.6	—	—
Incremental intangible amortization	—	—	9.1	—
Incremental goodwill amortization				5.9

Pro forma adjustment year ended December 31, 2000	$4.2	$0.6	$9.1	$5.9

Pro forma adjustment year ended December 31, 2001	$1.8	$0.3	$3.8	$2.5

The pro forma adjustments assumes the following average useful lives for each of the purchase accounting adjustments: fixed assets from 3 to 18 years, intangible assets over 7 to 40 years, and goodwill at 40 years.

c)
This pro forma adjustment reflects the amount necessary to estimate consolidated interest expense, net, as if the refinancing and the elimination of UDI’s agreement to sell accounts receivable had occurred as of January 1, 2000 and 2001.

d)
The pro forma consolidated effective income tax rate in 2001 was 47.6%. The pro forma consolidated effective income tax rate is higher than that of either of the combined companies due to the impact of estimated amortization of non-deductible goodwill and increases in foreign income tax rates resulting from the acquisition. The pro forma 2001 effective income tax rate was also impacted by a lower marginal tax rate on special charges taken during the year.

Management’s discussion and analysis of financial condition and results of operations

You should read the following discussion of our financial condition and results of operations with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk factors” section of this prospectus supplement. Our actual results may differ materially from those contained in any forward-looking statements. See “Cautionary statement regarding forward-looking statements” on page S-iii.

Overview

We are a global multi-industry company that is focused on profitably growing our businesses that have scale and growth potential. We are a multinational corporation with operations in over 20 countries and approximately 22,800 employees worldwide. During the twelve month period ended September 30, 2002, we had revenues of $4,981.3 and EBITDA of $861.5. Our strategy is to create market advantages through technology, service and product leadership, by expanding our market focus to offer full customer solutions and by building critical mass through strategic acquisitions. Our business strategy is focused on an integrated leadership process that aligns performance measurement, decision support, compensation, and communications.

We are a global provider of technical products and systems, industrial products and services, flow technology and service solutions. Our products are used by a broad array of customers in various industries, including chemical processing, pharmaceuticals, infrastructure, mineral processing, petrochemical, telecommunications, financial services, transportation and power generation.

Acquisitions

All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the statements of consolidated income include the results of each acquired business since the date of acquisition. The assets acquired and liabilities assumed are recorded at estimates of fair values as determined by independent appraisals and management based on information available and on assumptions as to future operations. We complete our reviews and determinations of the fair value of the assets acquired and liabilities assumed within one year after acquisition. These reviews include finalizing any strategic reviews of the businesses acquired and our plans to integrate its operations, evaluating the contingent and actual liabilities assumed, and obtaining final appraisals of the tangible and intangible assets acquired. The allocation of the purchase price is subject to revision for up to one year from the acquisition date. As a result of these acquisitions, we incur integration expenses for the incremental costs to exit and consolidate activities at the acquired companies’ locations, to involuntarily terminate employees, and for other costs to integrate operating locations and other activities of the acquired companies with us. United States generally accepted accounting principles, or GAAP, requires us to reflect these acquisition integration expenses, to the extent that they are not associated with the generation of future revenues and have no future economic benefit, as assumed liabilities in the allocation of the purchase price to the net assets acquired. On the other hand, these same principles require us to record acquisition integration expenses associated with integrating our existing operations into acquired company locations as period expenses. These expenses are recorded as “Special charges” and are discussed later in this section.

The acquisition integration liabilities are based on our integration plans, which generally focus on three key areas of integration: (1) manufacturing process and supply chain rationalization, including plant closings, (2) elimination of redundant administrative overhead and support activities, and (3) restructuring and repositioning sales and marketing organizations to eliminate redundancies in these activities. For these actions, we expect that the termination of employees and consolidation of facilities will be substantially complete within one year of the date of acquisition.

Revenue recognition

We recognize revenues from product sales upon shipment to the customer, except for revenues from service contracts and long-term maintenance arrangements, which are deferred and recognized on a pro-rata basis over the agreement period, and revenues from certain long-term contracts, which are recognized using the percentage-of-completion method of accounting. Under the percentage-of-completion method, earnings accrue based on the percentage of total costs incurred or total units of products delivered, as contracts progress toward completion. Certain sales to distributors made with return rights and/or price protection features are recognized upon shipment to the customer. Expected returns under these contracts are approximately 0.1% of total revenues, can be reasonably estimated and are accrued for at the time of sale, and either a restocking charge is assessed on a return (up to 25% of sales price), or the customer must issue a replacement order before the return is authorized. Amounts billed for shipping and handling are included in revenue. In addition, costs incurred for shipping and handling are recorded in cost of products sold and not netted against amounts billed.

Special charges

As part of our Value Improvement Process®, we right-size and consolidate operations to drive results. Additionally, due to our acquisition strategy, from time to time we alter our business model to better serve customer demand, fix or discontinue lower-margin product lines and rationalize and consolidate manufacturing capacity to maximize EVA® improvement. As an outcome of this process, we may incur special charges associated with related actions. These special charges are primarily associated with restructuring initiatives to consolidate manufacturing and sales facilities, rationalize certain product lines and asset impairments.

The components of the charges are computed based on actual cash payouts, our estimate of the realizable value of the affected tangible and intangible assets and estimated exit costs including severance and other employee benefits based on existing severance policies and local laws. The purpose of restructuring initiatives is to improve profitability, streamline operations, reduce costs, and improve efficiency.

Emerging Issues Task Force No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” provides specific requirements as to the appropriate recognition of costs associated with employee termination benefits and other exit costs. Employee termination costs are recognized when management, having the appropriate level of authority to involuntarily terminate employees, approves and commits us to the plan of termination, establishes the benefits that current employees will receive upon termination, and prior to the date of the financial statements, the benefit arrangement is communicated to employees. The communication of the benefit arrangement includes sufficient detail to enable employees to determine the type and amount of benefits they will receive if they are terminated. All restructuring actions taken by the company are expected to be completed within one year from the time of announcement.

Other exit costs are costs resulting from an exit plan that are not associated with or that do not benefit activities that will be continued. We record that cost when it is not associated with or is not incurred to generate revenues after the exit plan’s commitment date, and it meets either of the following criteria: (1) the cost is incremental to other costs that we incur in the conduct of our activities prior to the commitment date and will be incurred as a direct result of the exit plan, or (2) the cost represents amounts that we will incur under a contractual obligation that existed prior to the commitment date and will either continue after the exit plan is completed with no economic benefit to us or be a penalty incurred by us to cancel the contractual obligation.

We continually review whether events and circumstances subsequent to the acquisition of any long-lived assets, goodwill and intangible assets have occurred that indicate the remaining estimated useful lives of those assets may warrant revision or that the remaining balance of those assets may not be recoverable.

If events and circumstances indicate that the long-lived assets, including intangible assets subject to amortization, should be reviewed for possible impairment, we use projections to assess whether future cash flows or operating income (before amortization) on a non-discounted basis related to the tested assets is likely to exceed the recorded carrying amount of those assets to determine if a write-down is appropriate. Should impairment be identified, a loss would be reported to the extent that the carrying value of the impaired assets exceeds their fair values as determined by applying the provisions of SFAS No. 144 “Accounting for the Impairment and Disposal of Long-Lived Assets,” or SFAS No. 144, in 2002. See “— Recent accounting pronouncements” in this section for further discussion.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activities. Previous accounting guidance was provided by EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 replaces EITF 94-3 and is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. We frequently engage in strategic restructuring and integration initiatives that include exit and disposal activities. Accordingly, we expect that SFAS No. 146 could impact the way in which we account for certain restructuring costs; however, at this time, we have not assessed the impact of adopting this statement.

Litigation, environmental, and self-insurance matters

We are subject to various environmental laws, ordinances, regulations, and other requirements of government authorities in the United States and other nations. These requirements may include, for example, those governing discharges from and materials handled as part of our operations, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of investigation, removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, these substances may have adverse effects, including, for example, substantial investigative or remedial obligations and limitations on the ability to sell or rent that property or to borrow funds using that property as collateral. Under certain of these laws, ordinances or regulations, a party that disposes of hazardous substances or wastes at a third party disposal facility may also become a responsible party required to share in the costs of site investigation and environmental remediation. In connection with our acquisitions and divestitures, we may assume or retain significant environmental liabilities. In particular, we assumed additional environmental liabilities in connection with the UDI acquisition. Although we perform extensive due diligence with respect to acquisitions, divestitures, and continuing operations, there may be environmental liabilities of which we are not aware. Future developments related to new or existing environmental matters or changes in environmental laws or policies could lead to material costs for environmental compliance or cleanup. There can be no assurance that these liabilities and costs will not have a material adverse effect on our results of operations or financial position in the future.

It is our policy to comply with applicable environmental requirements. We are currently involved in various investigatory and remedial actions at our facilities and at third-party waste disposal sites. An estimate of loss, including expenses, from legal actions or claims is accrued when events exist that make the loss or expenses probable and we can reasonably estimate them. Our environmental accruals cover anticipated costs, including investigation, remediation, and operation and maintenance of clean-up sites. Our estimates are primarily based on investigations and remediation plans established by independent consultants, regulatory agencies and potentially responsible third-parties. Accordingly, our estimates may change based on future developments including new or changes in environmental laws or policies, a difference in costs required to complete anticipated actions from estimates provided, future findings of investigation or remediation actions, or alteration to the expected remediation plans. It is our policy to realize a change in estimates once it becomes probable and can be reasonably estimated. In determining our accruals, we do not discount environmental or other legal accruals and do not reduce them by anticipated insurance recoveries. We do take into account third-party indemnification from financially viable parties in determining our accruals where there is no dispute regarding the right to indemnification. While we believe that our accruals related to environmental, litigation and claims are sufficient and that these items and our rights to available insurance and indemnity will be resolved without material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate, we cannot assure you that our accruals and right to indemnity and insurance will be sufficient or that these items will be resolved without a material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate. See “Selected consolidated financial data.”

Numerous claims, complaints and proceedings arising in the ordinary course of our business, including but not limited to those relating to environmental matters, competitive issues, contract issues, intellectual property matters, personal injury and product liability claims and workers’ compensation have been filed or are pending against us and certain of our subsidiaries. Additionally, we may become subject to significant claims of which we are unaware of currently or the claims that we are aware of may result in our incurring a significantly greater liability than we anticipate. This may also be true in connection with past or future acquisitions. While we maintain property, cargo, auto, product, general liability, and directors’ and officers’ liability insurance and have acquired rights under similar policies in connection with these acquisitions which we believe cover a portion of these claims, this insurance may be insufficient or unavailable to protect us against potential loss exposures. In addition, we have been increasing our self-insurance limits over the past several years. While we believe we are entitled to indemnification from third parties for some of these claims, these rights may be insufficient or unavailable to protect us against potential loss exposures.

In our opinion, these matters are either without merit or are of a kind that should not have a material adverse effect individually and in the aggregate on our financial position, results of operations, or cash flows. However, we cannot assure you that recoveries from insurance or indemnification claims will be available or that any of these claims or other matters will not have a material adverse effect on our financial position, results of operations or cash flows.

Business segment information

We report our results of operations in four segments: Technical Products and Systems, Industrial Products and Services, Flow Technology, and Service Solutions. The following information includes certain forecasted trends discussed in each of the segments. In addition, trend data for these segments is discussed in the period to period comparisons that follow this section. Our trend data is often impacted by acquisitions or divestitures of businesses and product lines within each segment.

Technical Products and Systems

The Technical Products and Systems segment focuses on solving customer problems with complete technology-based systems. Our emphasis is on growth through investment in new technology, new product introductions, alliances and acquisitions. This segment includes operating units that design and manufacture networking and switching products for storage and data networks; laboratory and life science products; security and integrated building life-safety systems; broadcast and communication systems and services; automated fare collection systems and electrical test and measurement solutions.

Networking and switching products for storage and data networks — Inrange Technologies Corporation specializes in the design, manufacture, marketing and service of networking and switching products for storage and data networks, including Fibre Channel directors for storage area networks. Inrange participates in the storage area network, or SAN, market, which continues to go through dramatic change. This market has experienced a significant change in demand and pricing pressures due to the economic downturn in 2001 and 2002. Further, in mid-2001 we decided to exit certain telecom products. Due to these market dynamics, which we expect to continue into 2003, Inrange has experienced double digit revenue declines and break-even levels of profitability in 2002. Accordingly, in response to these market dynamics, we have announced restructuring actions in 2002 including facility consolidations and headcount reductions. These actions are expected to be predominantly completed by the end of 2002.

Laboratory and life science products  — Our laboratory and life science products businesses include Kendro, Lunaire and Lindberg. These businesses design and manufacture a wide range of lab application products including centrifuges, incubators, freezers, refrigerators, heat treat ovens and repository products and services. These businesses are well positioned to participate in the life science and laboratory applications markets; trends in this market include the aging global population, the need to maintain or reduce health care costs and scientific breakthroughs including human genome technologies. The sale of our products in this market is dependent on the capital spending habits of the pharmaceutical, biotech, and government institutions. Trends in these markets have been favorable in 2001 and 2002, however, they are subject to change based on customer demand for our products. Kendro, the largest business in the laboratory and life sciences platform, generates 50% of its revenues from markets outside the United States, and is positioned to provide a wide range of sample preparation, processing, storage and lab application products and services.

Security and integrated building life-safety systems — A strategic growth platform for the company, our security and integrated building life-safety systems businesses provide a wide range of technologies for the security, access and control for non-residential facility construction and corporate and personal security and business investigations and intelligence services. Edwards Systems Technology, or Edwards, a provider of fire detection and building life-safety systems primarily participates in the non-residential facility construction industry. This market has experienced a downturn in 2002 and it is expected that these market conditions will continue to remain soft. Edwards continued to perform well in this market with low single digit growth in 2002 due to its unique technology position. This technology is driven by its worldwide license for occluded optical technology, the demand for its integrated fire and security systems and the demand for updated building codes in developing countries. Edwards’ systems take advantage of mandated fire protection standards and the unit has launched new products to integrate additional building control systems to bring security and access control up to fire system standards. Edwards’ new products eliminate the need for separate installations for fire protection, access control, and closed circuit TV systems. Our Security and Investigations, or S&I, business provides corporate, criminal and civil security services, business intelligence, due diligence inquiries and security audits. In October of 2002 we acquired Vance International, Inc. of Oakton, Virginia, a leading provider of executive protection, uniformed security and asset protection services. Market conditions for our S&I business remain strong due to the strong demand for corporate security, personal protection, business investigation services and intelligence services. Accordingly, we expect strong revenue growth in this business in the coming year.

Broadcast and communications systems and services — Dielectric, our broadcast and communications systems and services business, produces analog and digital TV and FM antennas, HF and MF antennas, transmission lines, towers and radio frequency filter systems for the TV market, and cable dehydrator systems for communications infrastructure. Dielectric is a leading supplier in the United States of broadcast antenna systems, including an array of new products designed for the emerging digital transmission technology, which is commonly known as High Definition Television, or HDTV. Dielectric also is a leading supplier of antennas to FM radio stations. One of the growth drivers for this business is the emergence of HDTV in the United States. The FCC has required that TV broadcasters transmit digital signals, which are required by HDTV by the end of 2003. Since the usage of digital TV in the United States is just beginning to emerge, TV broadcasters are required to continue to transmit analog signals simultaneously with digital signals. These industry conditions, combined with Dielectric’s strong market position, drove strong revenue growth in 2002.

Electrical test and measurement solutions — The test instrumentation and inspection products businesses includes Radiodetection and Ling Dynamic Systems, or LDS. Radiodetection manufactures and sells portable cable and pipe locators, line management systems for locating and identifying metallic sheathed fiber optic cable, horizontal boring guidance systems, inspection cameras, cable dehydrator systems for communications infrastructure, and test sets. This business serves a wide customer base including utility and construction companies, municipalities, and telecommunication companies. Approximately fifty percent of the unit’s revenues are generated internationally. The unit’s revenues closely follow the industry cycles of the markets it serves. Accordingly, sales for telecommunication line management systems remain soft due to market conditions in this industry, however, demand has remained favorable for inspection cameras and test equipment which serve the municipal utility markets. LDS engineers and sells equipment and chambers for vibration and acoustic data acquisition, analysis and testing. Demand for these test and analysis products remains strong due to improved safety and reliability requirements and demand to reduce warranty costs in its primary aerospace and transportation systems markets.

Automated fare collection systems — GFI Genfare manufactures and sells automated fare collection systems for bus and rail transit systems, as well as for postal vending. GFI Genfare is the leader in bus fare collection systems in North America. Both demand for automated fare transit systems and the level of federal funding are at a five-year high, which we expect to continue in 2003. Demand for these systems is highly correlated to contract timing on large municipal contracts which can cause fluctuations from period to period based on specific milestones and project timing as defined by municipal customers.

Industrial Products and Services

The strategy of the Industrial Products and Services segment is to provide “Productivity Solutions for Industry.” This segment emphasizes introducing new related services and products, as well as focusing on the replacement parts and services market. This segment includes operating units that design, manufacture, and market power transformers and power substation services; machinery equipment and components; vehicle components and subsystems; material handling equipment and systems; and residential and commercial heat and ventilation products.

Power transformers and power substation services — Waukesha Electric Systems, or WES, we believe, is the domestic leader in medium power transformers. We believe we are also one of the nation’s foremost producers of modular substations. These products and services are sold under the Waukesha Electric Systems, High Voltage Supply, and Power Systems Development brand names to electrical utilities and heavy industries such as paper, steel, mining, chemical and petrochemical. Our strategy is to expand our service offerings. The acquisition of High Voltage Supply in October 2000, Power Systems Development in the fourth quarter of 2001 and Robert’s Transformer in the first quarter of 2002 has expanded the replacement parts, substation maintenance and turnkey substation offerings of this business.

Consumption of power in the U.S. has been on the rise, and deregulation in the power industry drove strong demand from independent power producers and industrial consumers through 2001. Demand and price levels for transformers have dropped significantly in 2002 and we expect both to remain at reduced levels throughout 2003. While we believe the long-term fundamentals of this market remain, the announcement of financial difficulties at Enron, Dynegy, NRG, and other Independent Power Producers has led to a change in the buying habits of some WES customers. We are experiencing strong demand in both the turnkey EPC (engineering, procurement, and construction) and substation maintenance areas. Operating income in the first half of 2002 was slightly above the same period in 2001. Due to a decline in demand and competitive price pressures, we expect operating income for the last six months of 2002 to be approximately one-half of the same period in 2001 and one-half of the first six months of 2002. We expect the decline in demand and pricing pressures that we have experienced in the last six months of 2002 to continue in 2003. Accordingly, revenue and operating profit in the first six months of 2003 are expected to be lower by approximately $70.0 to $75.0 and $26.0 to $28.0 respectively, as compared to the same six month period in 2002. In response to these market conditions, in June 2002, we announced the closure of the Milpitas, California large power transformer facility. Approximately one-half of the Milpitas product line will be transferred to the Waukesha, Wisconsin facility.

Machinery equipment and components — Our machinery equipment and components business includes BOMAG, a supplier of compactors, stabilizers, tampers and rollers to the infrastructure and road construction markets; Fluid Power, a leading producer of compact hydraulic power units and high force tools; and Fenn, a supplier of precision machined components for the aerospace industry. Based in Boppard, Germany, BOMAG’s strategy is to focus on technological leadership and provide solutions to customers by lowering total cost of ownership. BOMAG continues to grow global market share due to its strong technology, its reputation for exceptional quality and service and its broad product offerings. Despite the continued decline in the global infrastructure markets that BOMAG participates in, we expect BOMAG’s revenues will be approximately the same in 2002 as they were in 2001, and we expect that these overall trends will continue into 2003. Since acquiring BOMAG, it has engaged in an aggressive restructuring plan focused on the following three actions: (1) rationalizing global manufacturing capacity, (2) discontinuing or disposing of under-performing product lines and (3) achieving aggressive cost reductions through our disciplined procurement model. These actions have led to improved operating margins in 2002, and we believe they will contribute to further improvements in 2003. Fluid Power has experienced disappointing operating results in 2002 due to a decline in demand, pricing pressures and operating inefficiencies. The unit has announced restructuring actions to consolidate manufacturing capacity and outsource certain non-critical machined components. We believe these restructuring actions should improve operating margins in 2003. Fenn continues to experience strong demand for precision machined components, primarily driven by increased U.S. military defense spending. In July, 2002, the collective bargaining agreement with Fenn’s hourly workforce expired, and a work stoppage ensued. Although the dispute has not ended, Fenn continues to meet its customers’ requirements.

Vehicle components and subsystems — Contech, a provider of high quality, precision aluminum and magnesium die-cast parts for automotive steering and suspension systems, and Filtran, a leading producer of automatic transmission filters, primarily participate in the car and light truck vehicle component industry. In 2001, production levels started to experience a decline due to a reduction in domestic demand for cars and light trucks. Despite this decline, Contech is experiencing moderate growth in 2002 due to its unique casting process and market position. A number of Contech’s competitors are experiencing financial difficulties. Filtran, which provides products to both automotive and industrial customers, generally experiences revenue performance consistent with industry conditions. Operating performance at Filtran has improved in 2002 compared to the prior year due to the completion of a restructuring plan announced in the second quarter of 2001.

Material handling equipment and systems — Our material handling equipment and systems businesses include Dock Products, a manufacturer of a broad range of materials handling and other equipment for loading dock applications, and Stock, a manufacturer of coal conveyor and handling systems. Dock Products continues to experience a decline in revenues in 2002 consistent with general industry conditions in non-residential facility construction. The market for Dock Products is primarily driven from construction of warehouse and distribution centers, manufacturing facilities, and large footprint retail stores and the aftermarket parts and services business. We expect this market to remain down during the remainder of 2002 and into 2003. Since we acquired Dock Products in the acquisition of UDI on May 24, 2001, we have consolidated from nine manufacturing operations in North America into five manufacturing operations to rationalize capacity in the unit. We have also sold certain non-strategic captive distribution centers. The performance at our Stock unit has remained strong due to new product introductions and progressive cost containment actions.

Residential and commercial heat and ventilation products — Marley Engineered Products produces heating and ventilation products including baseboard, wall unit, and portable heaters; commercial cabinet and infrared heaters; thermostats and controls; air curtains; air circulators; and heat circulating fans. The unit serves a diverse base of customers participating in the commercial, industrial, and residential markets. Customer buying habits in these markets are largely driven from seasonal weather patterns for the respective heating and ventilation products. Revenues for this unit were unfavorably impacted by the unusually warm 2001 winter. Since acquiring Marley Engineered Products in the acquisition of UDI, we have divested the highly cyclical King product line and substantially improved operating efficiencies at our Bennettsville, South Carolina plant, leading to substantial improvements in the unit's operating margins.

Flow Technology

The Flow Technology segment designs, manufactures, and markets solutions and products that are used to process or transport fluids and in heat transfer applications. The emphasis of our flow technology businesses is to focus on innovative, highly engineered new product introductions and expand from products to systems and services to create total customer solutions. This segment includes operating units that engineer and manufacture cooling towers, and tower reconstruction services, valves and controls, process and fluid handling equipment and systems, boilers and hydronic products and compressed air and dehydration products.

Cooling towers and reconstruction services — Marley Cooling Technologies, or Marley, provides a diversified product and service offering of cooling towers for power generation, refrigeration, HVAC and industrial uses. Since its acquisition on May 24, 2001, Marley has been engaged in an aggressive restructuring plan focused on the following four actions: (1) rationalizing global manufacturing capacity, (2) discontinuing or disposing of non-performing product lines and businesses, (3) progressive new product introductions including the factory assembled Modulus™ tower and Primus™ tower which both reduce lead times and unit costs and (4) productivity improvements in operational and administrative functions. These actions led to significantly improved operating margins in 2002. In the third quarter of 2002, we completed the acquisition of certain assets and subsidiaries of the Balcke Cooling Products Group, or Balcke, from Babcock Borsig AG for a net purchase price of approximately $44.3, which includes debt assumed. Based in Oberhausen, Germany, Balcke is a leader in the design, manufacture and marketing of dry and wet cooling system products in the global power, chemical, petro chemical and process industries. Balcke had revenues of approximately $226.0 in the twelve months prior to the date of acquisition and is being integrated with Marley. The integration actions planned for Balcke are more extensive than actions taken at most of our bolt-on acquisitions. Current plans call for the closure of nine Balcke facilities and a reduction in employee headcount of approximately 250.

Demand for cooling towers in the power generation market has significantly softened in the second half of 2002 and has partially been offset by strong project business in Europe. In 2003, we expect revenues and operating profits, pro forma as if Balcke was acquired on January 1, 2002, to be lower by $60.0 to $65.0 and $6.0 to $8.0, respectively, due to a significant decline in demand and timing of large construction contracts in the power generation markets, with a majority of the impact occurring in the first half of 2003.

Valves and controls — SPX Valves and Controls, a leading producer of industrial valves for gases, liquids and slurries, and sells products primarily to water supply and wastewater treatment plants, pulp and paper manufacturing and chemical processing industries under the DeZurik, Daniel, PowerRac, Raven, FEBCO, K-Flo, Maxum and Copes-Vulcan brand names. The acquisition of Copes-Vulcan in September 2000 provided new technology, complementary products and services, and an expanded international presence. In addition, the integration of UDI businesses Mueller Steam and CMB provides complementary product offerings. The acquisition of Daniel Valve in the second quarter of 2002 adds complementary products, expands our presence in the petroleum market, and is currently being integrated into the rest of the business. The process equipment markets were mixed in 2002 and we expect this to continue into 2003. In the fourth quarter of 2001, this business announced the closure of three manufacturing facilities including the CMB facility in Fresno, California, the Lake City, Pennsylvania manufacturing facility and a foundry in Sartell, Minnesota. We expect the consolidation, which includes plans to outsource certain components and relocate product lines between existing facilities in North Carolina, Minnesota and Texas, to be completed by the end of 2003.

Process and fluid handling equipment and systems — We provide fluid systems equipment and solutions under the Lightnin, Bran & Luebbe and Waukesha Cherry Burrell brand names to manufacture and sell industrial fluid mixers, agitators, handling equipment, pumps and metering systems, which we sell to the water, waste water treatment, chemical processing, minerals processing and sanitary industries. The majority of the process equipment markets were mixed in 2002. While the fluid systems’ revenues largely follow general economic conditions, our strategy is to grow by expanding our parts and service offerings, introducing new products and offering enhanced capabilities to end users by providing process solutions. Our fluid systems business is engaged in aggressive cost reduction plans in response to market conditions and to improve operating margins.

Boilers and hydronics products — Weil-McLain, a provider of residential and commercial hydronics products, offers a complete line of boilers and ancillary equipment which we believe has strong brand name recognition and is the leading domestic manufacturer of gas and oil fired cast iron boilers for space heating in residential and commercial applications.

Compressed air and dehydration products — Flair manufactures filters and dryer products and provides services for compressed air and process gas systems, and primarily participates in the petrochemical, power generation, electronics and light manufacturing industries. In addition, Flair provides after-market parts and services to these industries. Flair’s products have short lead times and therefore the revenues of this business closely follow the markets in which they participate. Although Flair has experienced a significant reduction in revenues in 2002, the business has experienced operating performance consistent with the prior year due to progressive cost reduction actions.

Service Solutions

The Service Solutions segment includes operations that design, manufacture, and market a wide range of specialty tools, hand-held diagnostic systems and service equipment, inspection gauging systems, and technical and training information, primarily for the franchised vehicle dealer industry in North America and Europe.

Service Solutions, which sells primarily to franchised vehicle dealers, national accounts and independent repair facilities, is largely influenced by the product launch schedules of North American and European vehicle manufacturers and capital buying decisions of large national transportation accounts. Due to general economic conditions in the United States market and a delay in vehicle product launch schedules, Service Solutions experienced a significant revenue decline in 2001. Consistent with industry conditions and the timing of tool launches, revenues in 2002 have been highly cyclical with significantly lower revenues in the first quarter and third quarter and strong revenues in the second quarter of 2002. Despite seasonal revenue performance we have experienced significantly improved operating performance in 2002 due to a progressive restructuring plan which includes outsourcing non-critical machined components, head count reductions, the integration of two test and measurement businesses and the rationalization of manufacturing capacity.

Results of operations — Comparison of the nine months ended September 30, 2002

	Nine months ended September 30,
	2001	2002

	(unaudited)
Revenues	$2,807.2	$3,674.2
Gross margin	903.6	1,202.4
% of revenues	32.2%	32.7%
Selling, general and administrative expense	541.5	713.9
% of revenues	19.3%	19.4%
Goodwill/intangible amortization	46.5	5.9
Special charges	47.9	63.1

Operating income	267.7	419.5
Other income (expense), net	(7.4)	5.4
Equity earnings in joint ventures	26.9	27.2
Interest expense, net	(94.6)	(124.0)

Income before income taxes	192.6	328.1
Provisions for income taxes	(84.6)	(128.9)

Income before change in accounting principle	108.0	199.2
Change in accounting principle(1)	—	(148.6)

Net income	$108.0	$50.6

Capital expenditures	$113.4	$69.7
Depreciation and amortization	$124.1	$101.4

(1)	We recorded a charge for a change in accounting principle of $148.6 as a result of adopting the provisions of SFAS No. 142.

Segment results of operations

	Nine months ended September 30,

	2001	2002

	(unaudited)
Revenues:
Technical Products and Systems	$761.5	$961.4
Industrial Products and Services	989.0	1,226.7
Flow Technology	560.1	966.5
Service Solutions	496.6	519.6

Total	$2,807.2	$3,674.2

Operating income:
Technical Products and Systems	$111.1	$149.6
Industrial Products and Services	132.2	184.7
Flow Technology	77.6	142.6
Service Solutions	40.6	60.4

Total segment operating income	361.5	537.3
General corporate	(32.4)	(42.1)
Special and other charges	(61.4)	(75.7)

Total	$267.7	$419.5

First nine months of 2002 compared to the first nine months of 2001

Revenues. In the first nine months of 2002, revenues of $3,674.2 increased by $867.0 or 30.9%, from $2,807.2 in 2001. By segment, revenues increased by 26.3% in the Technical Products and Systems segment, 24.0% in the Industrial Products and Services segment, 72.6% in the Flow Technology segment and 4.6% in the Service Solutions segment. The increase in revenues is primarily due to the acquisition of UDI on May 24, 2001. Revenues in the first nine months of 2001 only included four months of the UDI businesses. Excluding the impact of all acquisitions or divestitures, the primary businesses that experienced growth in the period included our Contech unit and BOMAG unit in the Industrial Products and Services segment, and our broadcast and communications systems and services business and our security and integrated building life-safety systems businesses in the Technical Products and Systems segment. A decline in revenue, excluding the impact of any acquisitions or divestitures, resulted from a decline in sales of our power systems, dock products, hydraulic systems and industrial and residential heating and ventilation businesses, which affected the Industrial Products and Services segment. A reduced demand for process and air filtration, dehydration equipment and process and fluid handling equipment influenced the Flow Technology segment, while a decline in demand for network and switching products and cable location and inspection products, impacted our Technical Products and Services segment, along with lower revenues in our Service Solutions segment.

Operating income. Excluding special and other charges, operating income in the first nine months of 2002 was $495.2 compared to $329.1 in 2001. The increase in operating income is primarily due to the acquisition of UDI on May 24, 2001, cost reduction actions across the company, the cessation of the amortization of goodwill and indefinite lived intangible assets with the adoption of SFAS No. 142 and a more favorable product mix at our Service Solutions segment. In the Industrial Products and Services segment, we experienced positive operating margins, as a percentage of revenues, in our Contech unit, due to higher revenues and operating efficiencies, and our BOMAG unit due primarily to progressive cost reduction actions. Our power systems, dock products, and Fluid Power unit all experienced lower operating margins in the period due primarily to lower revenues. In the Flow Technology segment, positive operating margins were experienced in our valves and controls, cooling tower and process and fluid handling equipment businesses, due primarily to cost reductions achieved during the last twelve months. The Technical Products and Services segment recorded favorable margins in the Dielectric unit and security and investigation unit, due primarily to stronger revenues. Service Solutions recorded higher margins due to the integration of UDI businesses and a favorable product mix.

Pro forma consolidated results of operations

Unaudited pro forma results of operations for the nine month period ended September 30, 2001 are presented below as if the acquisition of UDI, which was acquired on May 24, 2001, took place on January 1, 2001. On January 1, 2002, we adopted SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires that goodwill and indefinite lived intangible assets are no longer amortized, accordingly we discontinued amortization of these assets on the date of adoption. The following 2001 pro forma results assume that the cessation of goodwill and indefinite lived intangible assets had occurred on January 1, 2001. We believe that the following pro forma results of operations will facilitate more meaningful analysis of our results of operations.

The pro forma results include estimates and assumptions that management believes are reasonable. However, pro forma results do not include any anticipated cost savings or expenses of our integration of UDI,and are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated, or that may result in the future. Consolidated interest expense has been computed on assumptions that the refinancing of UDI debt occurred entirely under the credit agreement, in place as of the merger, and not through the issuance of publicly traded or privately placed notes. Interest income was not changed from historical amounts and debt issuance costs are amortized over five years. The pro forma results assume the fair values and lives of definite lived intangible assets as determined by independent appraisals. The pro forma consolidated effective income tax rate for the combined companies includes the impact of special and other charges, including those recorded in cost of products sold, and unusual items as well as increases in foreign income tax rates due to the acquisition.

	Nine months ended September 30,

	2001 Pro forma	2002 Actual

Revenues	$3,701.6	$3,674.2
Gross margin	1,144.5	1,202.4
% of revenues	30.9%	32.7%
Selling, general and administrative expense	747.5	713.9
% of revenues	20.2%	19.4%
Goodwill/intangible amortization	4.1	5.9
Special charges	47.9	63.1

Operating income	345.0	419.5
Other income (expense), net	(7.1)	5.4
Equity earnings in joint ventures	26.9	27.2
Interest expense, net	(117.2)	(124.0)

Income before income taxes	247.6	328.1
Provision for income taxes	(94.5)	(128.9)

Income before change in accounting principle	$153.1	$199.2

Capital expenditures	$150.6	$69.7
Depreciation and amortization	$111.1	$101.4

First nine months of 2002 compared to pro forma first nine months of 2001

Revenues. In the first nine months of 2002, revenues decreased by $27.4 or 0.7%, to $3,674.2 from $3,701.6 in 2001. Organic revenues, which are revenues excluding acquisitions or dispositions, declined 3.6% in the first nine months of 2002 compared to the same period in 2001. Excluding the impact of all acquisitions and divestitures, the primary businesses that experienced growth in the period included our Contech and BOMAG units in the Industrial Products and Services segment, and our broadcast and communications systems and services business and our security and integrated building life-safety systems business in the Technical Products and Systems segment. A decline in revenue, excluding the impact of any acquisitions and divestitures, resulted from lower demand for power systems, dock products, hydraulic systems and industrial and residential heating and ventilation products, which affected the Industrial Products and Services segment, a decline in demand for mixers, air filtration and dehydration equipment and process and fluid handling equipment, which influenced the Flow Technology segment, a decline in demand for network and switching products business, which is reported in our Technical Products and Services segment, and lower revenues in our Service Solutions segment.

Gross margin. In the first nine months, gross margin increased from 30.9% in 2001 to 32.7% in 2002. The improvement was primarily due to cost reduction actions implemented in each segment, restructuring actions to integrate the UDI businesses, and a more favorable product mix in our Service Solutions segment. In the third quarter, we recorded $12.6 of other charges associated with inventory disposals for realignment of certain inventory related primarily to our decision to exit certain product lines, outsource non-core components, mechanical tool assemblies and portions of our air conditioning product lines and the closure of a facility. In the second quarter of 2001, we recorded a charge of $13.5 associated with the discontinuance of certain telecommunication products at our network and switching products business.

Selling, general, and administrative expense (SG&A). In the first nine months, SG&A declined from $747.5 in 2001 to $713.9 in 2002, a $33.6 decline. The improvement is driven primarily by cost reduction and containment actions implemented throughout the company.

Special and other charges. In the first nine months of 2002, we recorded charges of $75.7 which includes $12.6 recorded in cost of products sold. Of this amount, $15.6 was recorded in the Technical Products and Systems segment, $30.4 was recorded in the Industrial Products and Services segment, $9.3 was recorded in the Flow Technology segment, $11.0 was recorded in the Service Solutions segment, and $9.4 was recorded at Corporate. These charges are primarily associated with facility closures and work force reductions at our power systems business and network and switching products business, exiting certain machining operations at our hydraulic systems business, charges associated with the integration of UDI, the impairment of a corporate asset held for sale, and the completion of the relocation of our corporate headquarters to Charlotte, North Carolina. Although an increasing demand for energy and an aging domestic electrical grid present good longer-term prospects for our power systems business, current conditions indicate intermediate challenges in demand and pricing for power related products. Accordingly, our power systems business is closing its Milpitas, California manufacturing facility and moving capacity for large power transformers to Waukesha, Wisconsin. Our network and switching products business is closing three engineering and service facilities, restructuring certain sales, marketing and administrative functions, and consolidating the research and development function to its headquarters in Lumberton, New Jersey. Additionally, the charges recorded in cost of products sold primarily relate to the realignment of certain inventory related primarily to market conditions, our decision to exit certain product lines, outsource non-core components, mechanical tool assemblies, and portions of our air conditioning product lines and the closure of a facility. In the first nine months of 2001, we recorded charges of $61.4 which includes $13.5 recorded as a component of cost of products sold. Of this amount, $16.8 was recorded in the Technical Products and Systems segment, $11.5 was recorded in the Industrial Products and Services segment, $14.1 was recorded in the Service Solutions segment, and $19.0 was recorded at Corporate. These charges were associated primarily with work force reductions, discontinuance of certain product lines, the consolidation of facilities and charges associated with the integration of the UDI. Corporate special charges were primarily associated with the announcement of the relocation of our corporate headquarters and abandonment of an internet based software system. The purpose of our restructuring initiatives is to improve profitability, streamline operations, reduce costs, and improve efficiency. We estimate that we will achieve operating cost reductions in 2002 and beyond through reduced employee and manufacturing costs and other facility overhead. The estimated period in which we realize savings on our cash special charges is on average approximately twelve months from the date of completion. For special charges incurred in the first nine months of this year, we estimate that costs savings in the next twelve months following the date of completion will be approximately $46.0 per year. Estimated costs savings will be realized in cost of products sold and selling, general, and administrative expenses. We expect to record special charges in the fourth quarter of 2002 of approximately $28.0 to $32.0 primarily related to reductions in workforce, facility consolidations, and the exit of a product line. Since 2000, we have incurred special charges predominantly associated with the restructuring of operations that on average have been over $90.0 per year. In connection with our regular review of our businesses pursuant to our Value Improvement Process®, we expect that we will incur additional special charges in 2003, which cannot be fully quantified at this time, that may be material and may be similar to the historical three-year average but could be higher or lower.

Other (expense) income, net. In the first nine months of 2002, other income was $5.4 compared to expense of $7.1 in 2001. In 2001, other expense primarily includes losses on the disposal of businesses. On May 18, 2001, we sold our electric motor product line and recorded a loss of $11.8. In April 2001, UDI sold a submersible pump product line and recorded a loss of $4.0. In March 2001, UDI sold other operating assets for a gain of $4.3. In 2002, other income primarily includes a $6.3 gain on the settlement of a contract dispute.

Interest expense, net. In the first nine months of 2002, interest expense was $124.0 compared to $117.2 in 2001. Excluding the impact of the $10.1 charge associated with the credit refinancing completed on July 25, 2002, interest expense was lower by $3.3.

Income taxes. The effective income tax rate for the first nine months of 2002 was 39.3%. This is higher than the statutory income tax rate due primarily to lower marginal state tax rates on special charges taken during the period.

Segment pro forma results of operations:

Pro forma results are presented below to allow for more meaningful analysis. The pro forma results assume that the UDI acquisition had occurred on January 1, 2001 and assume that we adopted SFAS No. 142 on January 1, 2001.

	Nine months ended September 30,

	2001 Pro forma	2002 Actual

Revenues:
Technical Products and Systems	$825.1	$961.4
Industrial Products and Services	1,380.0	1,226.7
Flow Technology	947.0	966.5
Service Solutions	549.5	519.6

Total	$3,701.6	$3,674.2

Operating income:
Technology Products and Systems	$119.3	$149.6
Industrial Products and Services	176.7	184.7
Flow Technology	95.5	142.6
Service Solutions	57.3	60.4

Total segment operating income	448.8	537.3
General corporate	(42.4)	(42.1)
Special and other charges	(61.4)	(75.7)

Total	$345.0	$419.5

First nine months of 2002 compared to pro forma first nine months of 2001

Technical Products and Systems

Revenues. Revenues in the first nine months of 2002 increased to $961.4 from $825.1 in the first nine months of 2001, an increase of $136.3. The increase was due to the acquisition of Kendro Laboratory Products, L.P. in July 2001. Organic revenues declined 2.8% due primarily to a decline in demand for network and switching products for storage and data networks and telecommunication systems businesses. The primary businesses that experienced growth in the period included our TV and radio transmission systems, building life-safety systems and security and investigations businesses.

Operating income. Operating income as a percentage of revenue improved from 14.5% in 2001 to 15.6% in 2002. Improvement in operating margins was due primarily to cost reduction actions, mainly in the acquired UDI businesses, higher revenues largely driven from acquisitions in the segment and an improved product mix. Unfavorable factors impacting operating margins included lower volumes, pricing and an unfavorable product mix at our network and switching products business and the acquisition in July 2001 of Kendro Laboratory Products, L.P., which had lower average margins than the existing technology products and systems businesses.

Industrial Products and Services

Revenues. In the first nine months, revenues decreased from $1,380.0 in 2001 to $1,226.7 in 2002. The decrease was due primarily to the divestiture, on May 31, 2001, of the door products business that was contributed to a joint venture with Assa Abloy AB, and the sale of our electric motor product line on May 18, 2001. Organic revenues declined 2.7% due primarily to a decline in demand for power transformers, dock equipment, medium and high-pressure hydraulic equipment, and industrial and residential heating and ventilation units. Revenue declines were partially offset by our high-tech die-casting business, which continued to experience strong organic growth, and our BOMAG unit as their product lines continued to gain market share. Early in the fourth quarter, we have sold one of our machinery product lines, which had revenues less than 1% of total condensed consolidated revenues.

Operating income. Operating income as a percentage of revenues improved from 12.8% in 2001 to 15.1% in 2002. Operating income primarily improved due to restructuring actions and the disposal of non-performing product lines at the acquired UDI businesses as well as improvement in operating efficiencies and higher revenues at our high-tech die-casting business.

Flow Technology

Revenues. Revenues in the first nine months of 2002 increased to $966.5 from $947.0 in the first nine months of 2001. The increase is due primarily to the acquisition of Balcke. Balcke is a leader in the design, manufacture and marketing of dry and wet cooling system products in the global power, chemical, petro chemical and process industries and will be integrated into our cooling tower business. Offsetting this acquisition was the divestiture of our petroleum pump product lines, which was completed in the third quarter of 2001, and a decline in organic revenues. Organic revenues declined 4.3% primarily due to a decline in demand for air filtration and dehydration equipment and process and fluid handling equipment. Revenue declines were partially offset by strong demand for our cooling tower and boiler products.

Operating income. Operating income for the first nine months increased 49.3% to $142.6 in 2002. Operating income as a percentage of revenues was 14.8% in 2002 compared to 10.1% in 2001. Operating income improved due to restructuring initiatives and integration actions at former UDI businesses, particularly at our cooling tower and reconstruction services business and our valves and controls business.

Service Solutions

Revenues. In the first nine months of 2002, revenues decreased to $519.6 from $549.5 in the first nine months of 2001. Organic revenues declined 5.4% due to lower OEM dealer tool orders in the first quarter and reduced demand for aftermarket handheld diagnostic equipment in the third quarter of 2002.

Operating income. Operating income as a percentage of revenues increased from 10.4% in 2001 to 11.6% in 2002. The increase in operating margins was primarily due to a positive product mix in the period and cost reduction actions associated with the integration of UDI businesses.

Results of operations — Comparison of fiscal years ended December 31, 1999, 2000, and 2001

Consolidated historical	1999	2000	2001
Revenues	$2,712.3	$2,678.9	$4,114.3
Gross margin	902.5	902.2	1,352.7
% of revenues	33.3%	33.7%	32.9%
Selling, general and administrative expense	508.3	495.2	775.1
% of revenues	18.7%	18.5%	18.8%
Goodwill/intangible amortization	42.4	40.0	69.4
Special charges	38.4	90.9	87.9

Operating income	313.4	276.1	420.3
Gain on issuance of Inrange stock	—	98.0	—
Other income (expense), net	64.3	22.2	(7.6)
Equity earnings in joint ventures	34.7	34.3	35.0
Interest expense, net	(117.6)	(95.0)	(133.7)

Income before income taxes	294.8	335.6	314.0
Income tax expense	(187.3)	(137.3)	(141.0)

Income before extraordinary item	$107.5	$198.3	$173.0

Capital expenditures	$102.0	$123.3	$150.0
Depreciation and amortization	$105.4	$110.9	$174.9

Consolidated historical 2001 compared to 2000

Revenues — In 2001, revenues of $4,114.3 increased by $1,435.4, or 53.6%, from $2,678.9 in 2000. By segment, revenues increased by 42.8% in the Technical Products and Systems segment, 55.8% in the Industrial Products and Services segment, and 218.2% in the Flow Technology segment and declined 4.2% in the Service Solutions segment. The increase in revenues is primarily due to the acquisition of UDI on May 24, 2001. Excluding the impact of all acquisitions or divestitures, the primary businesses that experienced growth in the period included our Contech and BOMAG units, in the Industrial Products and Services segment, and our broadcast and communications systems and services business and our security and integrated building life-safety systems business in the Technical Products and Systems segment. A decline in revenue, excluding the impact of any acquisitions or divestitures, resulted from a decline in sales of our power systems, dock products, hydraulic systems and industrial and residential heating and ventilation products, which affected the Industrial Products and Services segment. A reduced demand for process and air filtration, dehydration equipment and process and fluid handling equipment influenced the Flow Technology segment, while a decline in demand for network and switching products and electrical test and measurement equipment, impacted our Technical Products and Services segment, along with lower revenues in our Service Solutions segment.

Gross margin. In 2001 and 2000, we recorded charges of $13.5 and $12.3, respectively, associated with restructuring and other product changes to cost of products sold. Excluding these charges, gross margin in 2001 increased to 49.4% over 2000. The increase in gross profit margin is primarily driven by the acquisition of UDI on May 24, 2001. Gross margin also improved as a result of restructuring actions to properly size the business and contain overhead costs. Improvements were slightly offset by start up costs at new manufacturing facilities.

Selling, general and administrative expense (SG&A). In 2001, SG&A expenses of $775.1 included a $15.6 net gain associated with the Snap-on patent arbitration award and other legal matters. Excluding the gain, SG&A increased $295.5, or 59.7% over 2000 SG&A of $495.2. The increase in SG&A is primarily driven by the acquisition of UDI on May 24, 2001.

Goodwill/intangible amortization. In 2001, goodwill and intangible amortization was $69.4 compared to $40.0 in 2000. The increase in amortization of $29.4 is primarily due to the acquisition of UDI on May 24, 2001.

Special and other charges. We recorded special charges of $87.9 in 2001 and $90.9 in 2000 primarily associated with restructuring initiatives to consolidate manufacturing and sales facilities, rationalize certain product lines and asset impairments. In addition, we recorded charges to cost of products sold of $13.5 in 2001 and $12.3 in 2000 for discontinued product lines and other product changes associated with restructuring initiatives.

	2000(1)	2001(2)
Employee termination costs	$13.9	$23.8
Facility consolidation costs	16.1	13.9
Other cash costs	2.0	15.2
Non cash asset write-downs	61.2	46.9
In-process technology	10.0	1.6

Total	$103.2	$101.4

(1)	$12.3 of non cash inventory write-downs is recorded in our income statement as a component of cost of products sold.
(2)	$13.5 of non cash inventory write-downs is recorded in our income statement as a component of cost of products sold.

Other income, net. In 2001, other expense of ($7.6) is primarily comprised of a ($11.8) loss on the sale of our electric motor product line. In 2000, other income of $22.2 is primarily comprised of the settlement of a patent infringement suit against American Power Conversion Corporation. We received gross proceeds of $48.0 and recognized a gain of $23.2, net of legal costs and other related expenses. The infringement award related to a previously divested business, accordingly, it was recorded as other income in the second quarter of 2000.

Interest expense, net. In 2001 interest expense was $133.7 an increase of $38.7 compared to interest expense of $95.0 in 2000. The increase in interest expense is primarily due to increased borrowings used to pay off the debt assumed in the acquisition of UDI on May 24, 2001.

Income taxes. Our effective tax rate from continuing operations was 44.9% in 2001 and 40.9% 2000. The effective tax rate in both years was higher than the U.S. statutory rate mainly due to the amortization of nondeductible goodwill and state taxes.

Consolidated historical 2000 compared to 1999

Revenues. In 2000, revenues were $2,678.9, a decrease of $33.4, or 1.2%, from revenues of $2,712.3 in 1999. This decrease was primarily due to the divestiture of Best Power on December 30, 1999. Excluding the effect of acquisitions and divestitures, revenues in 2000 increased 3.6% from revenues in 1999 primarily due to growth in the Technical Products and Systems and Industrial Products and Services segments.

Gross margin. In 2000, we recorded other charges of $12.3 associated with restructuring and other product changes to cost of products sold. Excluding other charges, gross margin increased to 34.1% of revenues compared 33.3% of revenues in 1999. This increase in gross profit margin is primarily a result of restructuring actions to properly size the business and contain costs, offset by plant start up costs and a decrease in margins.

Selling, general and administrative expense (SG&A). In 2000, SG&A expenses were $495.2, or 18.5% of revenues, compared to $508.3, or 18.7% of revenues in 1999. The decrease in SG&A expenses is primarily a result of restructuring actions and other cost reduction actions initiated throughout the businesses.

Goodwill/intangible amortization. In 2000, goodwill and intangible amortization was $40.0 compared to $42.4 in 1999. The decrease in amortization of $2.4 is primarily due to the divestiture of Best Power on December 30, 1999 offset by additional amortization associated with acquisitions in the Technical Products and Systems and Industrial Products and Services segments.

Special charges. We recorded special charges of $90.9 in 2000 and $38.4 in 1999 in primarily associated with restructuring initiatives to consolidate manufacturing and sales facilities, rationalize certain product lines and asset impairments. In addition, we recorded charges to cost of products sold of $12.3 in 2000 for discontinued product lines and other product changes associated with restructuring initiatives.

	1999	2000(1)

Employee termination costs	$16.6	$13.9
Facility consolidation costs	6.5	16.1
Other cash costs	—	2.0
Non cash asset write-downs	15.3	61.2
In-process technology	—	10.0

Total	$38.4	$103.2

(1)	$12.3 of non cash inventory write-downs is recorded in our income statement as a component of cost of products sold.

Gain on issuance of Inrange stock. In September 2000, Inrange Technologies, one of our subsidiaries in the Technical Products and Systems segment, issued 8.855 million shares of its class

B common stock for cash in an initial public offering. We own 75.633 million shares of Inrange class A common stock. Holders of class B common stock generally have identical rights as class A common stock except for voting and conversion rights. The holders of class A common stock are entitled to five votes per share and the holders of class B common stock are entitled to one vote per share. Holders of class B common stock have no conversion rights. As of September 30, 2002, we owned approximately 92.0% of the total number of outstanding shares of Inrange common stock and approximately 98.0% of the combined voting power of all classes of Inrange voting stock. Proceeds from the offering, based on the offering price of $16.00 per share, net of expenses, were $128.2. We accounted for the proceeds of the offering in accordance with Staff Accounting Bulletin No. 51. “Accounting by the Parent in Consolidation for Sale of Stock in Subsidiary.” In accordance with the selected accounting policy, we recorded a gain of $98.0 in the third quarter of 2000.

Other income, net. In 2000, other income of $22.2 is primarily comprised of the settlement of a patent infringement suit against American Power Conversion Corporation. We received gross proceeds of $48.0 and recognized a pre-tax gain of $23.2, net of legal costs and other related expenses. The infringement award related to a previously divested business; accordingly, it was recorded as other income in the second quarter of 2000. In 1999, other income of $64.3 is primarily comprised of a $23.8 gain on the sale of Best Power, a $29.0 gain on the sale of Dual-Lite and our 50% investment in a Japanese joint venture, and a $13.9 gain on the sale of marketable securities.

Interest expense net. In 2000, interest expense was $95.0, a decrease of $22.6 compared to interest expense of $117.6 in 1999. The decrease in interest expense is due to lower rates on the credit facility negotiated in February of 2000 and lower average debt levels.

Income taxes. In 2000, our effective tax rate from continuing operations was 40.9%. The effective tax rate is higher than the U.S. statutory rate mainly due to the amortization of nondeductible goodwill and state taxes. In 1999, our effective tax rate from continuing operations was 63.5%. The relatively high rate in 1999 was due to the low tax basis of operations divested during the year. Excluding the impact of these divestitures, the effective income tax rate was 40.5%.

Pro forma consolidated results of operations

The acquisition of UDI on May 24, 2001 significantly affects the comparison of the 2001 operations. The following 2001 and 2000 pro forma results are presented to facilitate more meaningful analysis for readers. The pro forma results presented, assume that the UDI acquisition had occurred on January 1, 2000 and do not include the pro forma results of bolt-on acquisitions or dispositions as they, in the aggregate, are not significant under accounting guidelines requiring pro forma financial statements.

The pro forma results include estimates and assumptions that management believes are reasonable. However, pro forma results do not include any anticipated cost savings or expenses of our integration of UDI, and are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated, or that may result in the future. Consolidated interest expense has been computed on assumptions that the refinancing of UDI debt occurred entirely under the credit agreement, in place as of the merger, and not through the issuance of publicly traded or privately placed notes. Interest income was not changed from historical amounts and debt issuance costs are amortized over five years. The pro forma results assume the fair values and lives of definite lived intangible assets as determined by independent appraisals. The pro forma consolidated effective income tax rate for the combined companies includes the impact of special and other charges, including those recorded in cost of products sold, and unusual items as well as increases in foreign income tax rates due to the acquisition.

Consolidated pro forma performance results: 2000 and 2001

	2000 Pro forma	2001 Pro forma

Revenues	$5,045.1	$5,008.7
Gross margin	1,615.6	1,593.6
% of revenues	32.0%	31.8%
Selling, general and administrative expense	983.5	981.1
% of revenues	19.5%	19.6%
Goodwill/intangible amortization	82.7	86.8
Special charges	134.7	87.9

Operating income	414.7	437.8
Gain on issuance of Inrange stock	98.0	—
Other income (expense), net	12.3	(7.3)
Equity earnings in joint ventures	34.3	35.0
Interest expense, net	(171.1)	(156.3)

Income before income taxes	388.2	309.2
Income tax expense	(174.7)	(147.2)

Income before extraordinary item	$213.5	$162.0

Capital expenditures	$177.1	$177.2
Depreciation and amortization	$212.0	$217.1

Consolidated pro forma 2001 compared to pro forma 2000

Revenues. In 2001, revenues decreased by 0.7% compared to 2000 primarily due to a decline in the Service Solutions and Industrial Products segments which declined 12.1% and 7.6%, respectively. Revenues in the Technical Products segment increased by 25.5% compared to the prior year while the Flow Technology segment declined by 2.7%. Revenues in the Service Solutions segment declined primarily due to a decline in industry production and the timing of new product launches of specialty tool programs. Revenues in the Industrial Products and Services segment were lower primarily due to the sale of the door products business on May 31, 2001 into a joint venture with Assa Abloy and the sale of GS Electric on May 18, 2001. Technical Products and Systems revenues were stronger primarily due to bolt-on acquisitions including Kendro, completed in 2001, increased demand for digital broadcast antennas and security and integrated building life-safety products in 2001.

Gross margin. In 2001 gross profit margins were down slightly from the prior year. We recorded charges to cost of products sold of $13.5 and $15.4 in 2001 and 2000, respectively, for discontinued products associated with restructuring and other product changes. Excluding $4.9 of special charges recorded in cost of products sold in 2001, the Technical Products and Systems segment gross profit margins were lower than the prior year by 1.7% primarily due to pricing pressures, unfavorable product mix and lower volumes than expected at our Inrange subsidiary. Excluding $1.8 and $2.5 of special charges recorded in cost of products sold in 2001 and 2000, respectively, gross margins in the Industrial Products and Services segment were 2.4% lower than the previous year primarily due to lower volumes and integration and facility launch costs at both our precision die-cast operation in Wales, England and our Fluid Power business in Rockford, Illinois. Excluding $6.8 and $11.7 of special charges recorded in cost of products sold in 2001 and 2000, respectively, the Service Solutions segment 2001 gross profit margins were flat on a comparable basis. Excluding $1.2 of special charges recorded in cost of products sold in 2000, the Flow Technology segment experienced gross profit margins of 0.9% above the prior year primarily due to cost saving initiatives achieved in the period with the integration of UDI and improved performance at our valve businesses.

Selling, general and administrative expense (SG&A). In 2001, SG&A expenses were $981.1, or 19.6% of revenues, compared to $983.5, or 19.5% of revenues in 2000. On December 27, 2001 we received a favorable arbitration award associated with the patent infringement claim against Snap-On. In addition, we realized expenses associated with certain commercial legal matters, including the VSI contract litigation. It is our policy to recognize gains when realized and accrue for estimated losses from legal action or claim, including legal expenses, when events exist that make the realization of the loss or expenses probable and they can be reasonably estimated. Accordingly, in total we recognized a $15.6, net gain that was recorded as a reduction in selling, general and administrative expenses in the fourth quarter of 2001. Excluding this gain, SG&A expenses were $996.7, an increase of 1.3% compared to 2000.

Goodwill/intangible amortization. In 2001, goodwill and intangible amortization was $86.8 compared to $82.7 in 2000. The increase was due to bolt-on acquisitions completed in 2001.

Special charges. We recorded special charges of $87.9 in 2001 and $134.7 in 2000. These special charges are primarily associated with restructuring initiatives to consolidate manufacturing and sales facilities, rationalize certain product lines and asset impairments. In addition, we recorded charges to cost of products sold of $13.5 and $15.4 in 2001 and 2000, respectively, for discontinued product lines and other product changes associated with restructuring initiatives.

	2000(1)	2001(2)

Employee termination costs	$36.0	$23.8
Facility consolidation costs	26.4	13.9
Other cash costs	11.4	15.2
Non cash asset write downs	66.3	46.9
In-process technology	10.0	1.6

Total	$150.1	$101.4

(1)	$15.4 of non cash inventory write-downs is recorded in our income statement as a component of cost of products sold.
(2)	$13.5 of non cash inventory write-downs is recorded in our income statement as a component of cost of products sold.

Gain on issuance of Inrange stock. In September 2000, Inrange Technologies, one of our subsidiaries in the Technical Products and Systems segment, issued 8.855 million shares of its class

B common stock for cash in an initial public offering. We own 75.633 million shares of Inrange class A common stock. Holders of class B common stock generally have identical rights as class A common stock except for voting and conversion rights. The holders of class A common stock are entitled to five votes per share and the holders of class B common stock are entitled to one vote per share. Holders of class B common stock have no conversion rights. As of September 30, 2002 we owned approximately 92.0% of the total number of outstanding shares of Inrange common stock and approximately 98.0% of the combined voting power of all classes of Inrange voting stock. Proceeds from the offering, based on the offering price of $16.00 per share, net of expenses, were $128.2. We accounted for the proceeds of the offering in accordance with Staff Accounting Bulletin No. 51. “Accounting by the Parent in Consolidation for Sale of Stock in Subsidiary.” In accordance with the selected accounting policy, we recorded a gain of $98.0 in the third quarter of 2000.

Other income, net. In 2001, other expense of ($7.3) primarily is comprised of the loss on the sale of our electric motor product line recognized in the second quarter. In 2000, other income of $12.3 is primarily comprised of the settlement of a patent infringement suit against American Power Conversion Corporation. We received gross proceeds of $48.0 and recognized a gain of $23.2, net of legal costs and other related expenses. The infringement award related to a previously divested business, accordingly, it was recorded as other income in the second quarter of 2000.

Interest expense, net. In 2001, interest expense was $14.8 lower than the comparable period in 2000 primarily due to lower average interest rates.

Income taxes. The effective income tax rates in 2001 and 2000 were 47.6% and 45.0%, respectively. The effective income tax rates were higher in both years than the U.S. statutory income tax rate primarily due to the amortization of nondeductible goodwill and the effect of state income taxes. The 2001 effective income tax rate was also impacted by a lower marginal tax rate on special charges taken during the year.

Segment review pro forma: 2000 and 2001

	2000 Pro forma	2001 Pro forma

Revenues:
Technical Products and Systems	$957.3	$1,201.5
Industrial Products and Services	1,928.0	1,782.4
Flow Technology	1,335.0	1,299.4
Service Solutions	824.8	725.4

Total	$5,045.1	$5,008.7

Operating income (loss):(1)
Technical Products and Systems	$170.7	$177.1
Industrial Products and Services	248.9	205.5
Flow Technology	127.4	143.2
Service Solutions	78.3	71.6
General corporate	(60.5)	(58.2)

Total	$564.8	$539.2

(1)	All results exclude special charges, including those recorded in cost of products sold.

Segment pro forma 2001 compared to pro forma 2000

Technical Products and Systems

Revenues. In 2001 revenues increased by 25.5% compared to 2000 primarily due to increased demand for digital broadcast antennas and fire detection and building life-safety products in 2001 and acquisitions completed in 2001.

Operating income. In 2001 operating income was $177.1 compared to $170.7 in 2000. The impact from higher revenues was partially offset by lower operating income at our Inrange subsidiary. Inrange experienced lower operating income primarily due to pricing pressures and an increase in selling, general and administrative costs to support acquisitions and expected new business programs.

Industrial Products and Services

Revenues. In 2001 revenues decreased by 7.6% compared to the same period last year primarily due to the contribution of the door products business on May 31, 2001 into a joint venture with Assa Abloy, the sale of GS Electric on May 18, 2001, and a soft U.S. market at our compaction equipment business. Lower revenues were partially offset by the continued strong sales of power transformers and precision die-castings.

Operating income. In 2001 operating income decreased by $43.4 compared to the same period last year due to lower volumes. Unfavorable product mix in certain businesses and the impact of integration and facility launch costs at both our precision die-cast facility in Wales, England and the Fluid Power business in Rockford, Illinois also impacted operating income in 2001.

Flow Technology

Revenues. In 2001 revenues decreased by 2.7% compared to 2000 primarily due to the sale of our Marley Pump business. The Marley Pump business was sold in two parts; one product line was sold in April 2001, and substantially all other remaining assets and liabilities were sold in August 2001. Excluding the impact of the sale of Marley Pump, revenues, in the aggregate, were approximately unchanged from 2000.

Operating income. In 2001 operating income increased by $15.8 compared to 2000 primarily due to cost reductions associated with the UDI businesses and improved performance at our valve, backflow prevention device and cooling tower businesses.

Service Solutions

Revenues. In 2001 revenues decreased by 12.1% compared to 2000 primarily due to a decline in industry production, the decision to exit the emissions business and the timing of new product launches of specialty tool programs in 2000.

Operating income. In 2001 operating income decreased by $6.7 compared to 2000 due to the lower revenues realized in this segment.

General corporate expenses

General corporate expenses were $58.2 in 2001 compared to $60.5 in 2000. The reduction is primarily due to the reduction in UDI corporate expenses after the completion of the acquisition on May 24, 2001.

Segment review historical: 1999, 2000, and 2001

	1999	2000	2001

Revenues:
Technical Products and Systems	$912.3	$796.8	$1,137.9
Industrial Products and Services	801.5	893.3	1,391.4
Flow Technology	298.9	286.8	912.5
Service Solutions	699.6	702.0	672.5

Total	$2,712.3	$2,678.9	$4,114.3

Operating income:(1)
Technical Products and Systems	$138.9	$155.2	$178.6
Industrial Products and Services	164.8	156.7	186.5
Flow Technology	23.8	35.2	136.0
Service Solutions	61.7	69.0	68.5
General corporate	(37.4)	(36.8)	(47.9)

Total	$351.8	$379.3	$521.7

(1)	All results exclude special charges, including those recorded in cost of products sold.

Segment historical 2000 compared to 1999

Technical Products and Systems

Revenues. Revenues in 2000 were $796.8 a decrease of $115.5 or 12.6%, from revenues of $912.3 in 1999. This decrease in revenues is due to the divestiture of Best Power on December 30, 1999. Excluding acquisitions and divestitures, revenues increased primarily due to demand for Inrange’s FC/9000 fibre channel director, demand for fire detection and building life-safety products and services, and growth in postal vending revenues.

Operating income. Operating income in 2000 was $155.2 an increase of $16.3 compared to $138.9 in 1999. This increase is primarily due to higher revenues, process improvements and the divestiture of lower-margin businesses offset by increased spending associated with the FC/9000 fiber channel director products.

Industrial Products and Services

Revenues. Revenues in 2000 were $893.3 an increase of $91.8 or 11.5%, compared to $801.5 in 1999. This increase is primarily due to the acquisitions of North American Transformer in September 1999 and Fenner Fluid Power in March 2000. Partially offsetting the impact of these acquisitions was the divestiture of Acutex in 1999, a decline in the forging business and overall softness in auto production in the second half of the year. New orders for P2000 die-castings remained strong in 2000.

Operating income. Operating income in 2000 was $156.7, a decrease of $8.1 compared to $164.8 in 1999. This decrease was principally due to the divestiture of Acutex and costs associated with the expansion of a new manufacturing facility in Wales, England.

Flow Technology

Revenues. Revenues in 2000 were $286.8 in 2000 compared to $298.9 in 1999 primarily due to lower sales volumes.

Operating income. In 2000, operating income increased $11.4 compared to 1999 primarily due to favorable product mix in our fluid systems business.

Service Solutions

Revenues. Revenues in 2000 were $702.0, an increase of $2.4 or 0.3%, from 1999. Revenues in 1999 included $55.0 of one-time sales of Worldwide Diagnostic Systems, or WDS, for Ford.

Operating income. Operating Income in 2000 was $69.0 an increase of $7.3 compared to $61.7 in 1999 which was mainly the result of demand for higher margin diagnostic tools.

General corporate expenses

General corporate expenses were $36.8 in 2000, a decrease of $0.6 compared to 1999.

Research and development

Internal research and development costs are expensed to selling, general, and administrative expense, as incurred. Costs incurred in the research and development of new software included in products are charged to expense as incurred until technological feasibility is established. After technological feasibility is established, additional costs are capitalized in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” until the product is available for general release. Such costs are amortized over the lesser of three years or the economic life of the related products and the amortization is included in cost of products sold. We expensed as a component of selling, general, and administrative expense, approximately $109.1 of research and development costs in 2001, $74.5 in 2000 and $76.0 in 1999 and $89.6 in the first nine months of 2002.

Pension plans

At December 31, 2001 our pension plans had plan assets in excess of plan obligations of approximately $86.1. This over-funded position results in pension income as the market value of the plans’ assets exceeded the expected costs associated with annual employee service. We recorded net pension income of $37.0 in 2001, $44.5 in 2000 and $31.6 in 1999. In the first nine months of 2002, we recorded net pension income of $19.9 compared to $27.8 in the first nine months of 2001.

The discount rate and rate of increase in compensation for 2002 will be finalized in the fourth quarter of 2002. The long-term rate of return assumption for the 2002 pension income calculation is approximately 9.45%. It is our policy to review the pension assumptions annually.

The assumptions are established at the respective balance sheet date based on consultation with independent actuaries using the following principles: (1) the expected long-term rate of return on plan assets is established based on the expectations of asset returns over the expected period to fund participant benefits. In addition, a benchmark study is completed by our independent actuaries against peer companies with similar investment styles; (2) the discount rate is set based on the yield of high quality fixed income investments, commonly defined as fixed income investments with at least a Moody’s AA credit rating and (3) the rate of increase in compensation levels is established based on management’s expectations of current and foreseeable future increases in compensation.

The funded status of our pension plans is dependent upon many factors, including returns on invested assets and the level of market interest rates. The recent dramatic declines in the performance of the U.S. financial markets coupled with declines in long-term interest rates have had a negative impact on the funded status of our primary domestic pension plans. As a result of these factors we expect that pension income will be significantly lower in 2003. Specifically, pension income in 2003 could be approximately $6.0, although it could be higher or lower, compared to approximately $26.0 in 2002. Additionally, it is likely that at December 31, 2002 we will be required to recognize a minimum pension liability and transfer the prepaid pension asset, which was recorded as a result of the historical over-funded position at December 31, 2001, after tax to Other Comprehensive Income (Loss) in the Consolidated Statement of Shareholders’ Equity. Based on data available at September 30, 2002, the non-cash Other Comprehensive Loss would be approximately $219.5 and would be recorded in the fourth quarter of 2002. This loss would not impact reported net income and may vary based on asset performance and final actuarial assumptions. Further, in future periods the loss is subject to change based on market performance or interest rate changes or the loss would be required to be reversed in the event that either market performance of plan assets improves or interest rates increase.

The final measurement of the plans’ funded status will be determined in the fourth quarter of 2002 and will be affected by the performance of U.S. financial markets, performance of plan assets, and the level of market interest rates at December 31, 2002. Regardless of the outcome, at this time we do not expect to make any regulatory mandated plan contributions for our primary domestic pension plans in 2003 although we may be required to do so in future periods. All other required contributions to other pension plans are expected to be immaterial.

Liquidity and financial condition

Our liquidity needs arise primarily from capital investment in equipment and facilities, funding working capital requirements to support business growth initiatives, debt service costs, and acquisitions.

Cash flow

	Year ended December 31,			Nine months ended September 30,

	1999	2000	2001	2001	2002

Cash flows from (used in):
Operating activities	$211.8	$171.2	$492.2	$236.6	$271.3
Investing activities	148.5	(354.3)	(517.7)	(469.9)	(191.9)
Financing activities	(351.8)	178.0	411.8	500.1	(268.0)

Net change in cash balances	$8.5	$(5.1)	$386.3	$266.8	$(188.6)

Operating activities. Cash flow from operating activities in the first nine months of 2002 increased by $34.7 from the first nine months of 2001. Operating cash flow in the first nine months of 2002 includes the positive contribution of cash flow from the UDI business acquired on May 24, 2001, cash received from a legal award and improved working capital performance, measured as a percent of revenues, primarily in our Service Solutions segment, process and fluid handling equipment business and our machinery equipment businesses. Operating cash flows in the first nine months of 2002 included the payment of $71.9 of cash restructuring charges in 2002 compared to $25.5 in 2001. This increase is due primarily to restructuring actions associated with the integration of UDI as well as the completion of actions initiated in the fourth quarter of 2001 and the first half of 2002.

Cash flows from operating activities in 2001 were $492.2 compared to cash flows from operating activities of $171.2 in 2000. Excluding the impact of the Inrange IPO for $98.0 and the $69.0 taxes paid in 2000 on the sale of Best Power, operating cash flow increased $154.0. The increase in operating cash flow was primarily due to increased cash net income and improvements in working capital. Non-cash charges to net income for depreciation and amortization of goodwill and intangibles increased by $64.0 from the prior year due to the acquisition of UDI. Improvements in working capital were realized largely due to implementation of our EVA® compensation system at the former UDI units, which reinforces appropriate use of capital. The changes in working capital primarily came from improvements in inventory turns and accounts payable days outstanding. Included in operating activities, are cash outflows of $26.0, $28.8 and $33.0 in 2001, 2000 and 1999, respectively, associated with special charges. In addition, we recorded operating cash outflows of $29.0 in 2001 related to the UDI integration.

In 2000, cash flows from operating activities were $171.2, which includes a cash payment of $69.0 for taxes on the sale of Best Power. Excluding the $69.0 taxes paid on the sale of Best Power, operating cash flow increased $28.4 compared to cash flow from operating activities of $211.8 in 1999. The increase in operating cash flow was primarily due to increased net income offset by a slight increase in working capital.

Investing activities. In the first nine months of 2002 we used $191.9 of cash in investing activities compared to a use of $469.9 in 2001. In 2002, we used $148.4 of cash to acquire eight companies; whereas, in 2001, we used $450.8 of cash to acquire ten companies, which included $320 for the acquisition of Kendro. In addition, in 2002, we used $14.4 of common stock for certain acquisitions. Capital expenditures were $69.7 in the first nine months of 2002 compared to $113.4 during the same period in 2001. The lower capital expenditures in 2002 was due primarily to a disciplined capital containment program to reduce capital spending in businesses that are experiencing intermediate reductions in organic revenues. In the first nine months of 2002, proceeds from investing activities were $29.3, which includes $17.2 for the sale of one of our material handling product lines. Proceeds from investing activities in the first nine months of 2001 were $133.7 higher than the same period in 2002, primarily as a result of the divestiture of GS Electric in the third quarter of 2001, as well as cash proceeds obtained from the sale of certain businesses and assets acquired in the UDI acquisition.

In 2001, cash flows used in investing activities were $517.7, an increase of $163.4 compared to cash flow used in investing activities of $354.3 in 2000. The increase was primarily due to the following:

• proceeds from the sale of divested businesses were $182.9 in 2001. The businesses that were sold primarily included GS Electric, a division of our Industrial Products and Systems segment;

Marley Pump, a business acquired with the UDI acquisition on May 24, 2001; and five other businesses acquired with the acquisition of UDI. In addition, on May 31, 2001, we sold our door products business into a joint venture with Assa Abloy and received $96.0 in cash and a 20% ownership interest in the joint venture. There were no business divestitures in 2000.

• cash used for business acquisitions increased by $307.3, or 139% compared to 2000. The increase was primarily driven by the acquisition of Kendro for $320.0, net of cash received, the largest bolt-on acquisition in our history, offset by decreased spending on other bolt-on acquisitions. In total, cash used for acquisitions excluding Kendro and UDI was $158.5 in 2001 compared to $220.8 in 2000.

• cash used for capital expenditures was $150.0 in 2001 compared to $123.3 in 2000. The increase in capital expenditures was primarily due to the acquisition of UDI.

In 2000, cash flows used in investing activities were $354.3, an increase of $502.8 compared to cash flows from investing activities of $148.5 in 1999. The increase was primarily due to the following:

• the proceeds from the sale of Best Power, Dual-Lite and Acutex included in 1999;

• cash used for capital expenditures of $123.3 in 2000 compared to $102.0 in 1999; and

• cash used for business acquisitions increased by $124.4, or 129%, compared to 1999.

Financing activities. In the first nine months of 2002, cash flows used in financing activities were $268.0 compared to cash flows from financing activities of $500.1 in 2001. In the first nine months of 2002, we paid down $230.8 of debt, including the debt refinancing completed on July 25, 2002, and received $72.8 of cash for common stock issued under stock incentive programs and the exercise of stock warrants. In the first nine months of 2001, cash flow from financing activities reflects net proceeds of $471.5 from the January and May amendment to the credit facility and the issuance of LYONs in February and May of 2001, the payoff of the revolving credit facility and the payment of other scheduled debt.

In 2001, cash flows from financing activities were $411.8, an increase of $233.8, compared to cash flows used in financing activities of $178.0 in 2000. The increase was the result of:

• net borrowings of $413.5 in 2001 compared to $180.9 in 2000. The increase was primarily driven by the issuance of the February LYONs and the refinancing of debt acquired from UDI. The acquired debt of UDI was refinanced primarily by restating our credit facility on May 24, 2001 and cash proceeds from the May LYONs.

In 2000, cash flows from financing activities were $178.0, an increase of $529.8, compared to cash flows used in financing activities of $351.8 in 1999. The increase was the result of:

• proceeds from the Inrange initial public offering of $128.2 included in 2000;

• net borrowings under the new credit facility of $180.9 in 2000 compared to net payments of $400.9 in 1999; and

• the repurchase of $138.8 of common stock in 2000, compared to no repurchases of common stock in 1999.

Total debt as of September 30, 2002

The following summarizes the total debt outstanding and credit facility availability, as of September 30, 2002:

	Total commitment	Amount outstanding	Available credit facility

Revolving loan	$600.0	$—	$526.6
Tranche A loan	331.3	331.3	—
Tranche B loan	450.0	450.0	—
Tranche C loan	750.0	750.0	—
LYONs, net of unamortized discount of $557.1	852.7	852.7	—
Industrial revenue bond due 2002	1.0	1.0	—
Other borrowings	19.3	19.3	—

Total	$3,004.3	$2,404.3	$526.6

Our credit facility is secured by substantially all of our assets and our domestic subsidiaries’ assets (excluding the assets of Inrange Technologies Corporation and its subsidiaries and our interest in our EGS and door product joint ventures) and requires us to maintain certain leverage and interest coverage ratios. It is further secured by a pledge of 100% of the stock of substantially all of our domestic subsidiaries and 66% of the stock of our foreign subsidiaries. In addition, substantially all of our domestic subsidiaries (excluding Inrange and its subsidiaries) have guaranteed all of our obligations under our credit facility.

Restated credit agreement as of September 30, 2002

On July 25, 2002, we refinanced our existing Tranche B and Tranche C term loans and amended and restated our credit agreement, or the Restated Credit Agreement. The primary purpose of the refinancing and amendment of our credit agreement was to modify certain covenant provisions to provide for enhanced overall flexibility, including increased flexibility for international growth, and to extend the maturity of our Tranche B and Tranche C term loans. The refinancing did not impact the terms or applicable rates on our Tranche A term loans or our revolving credit facility. We received proceeds of $450.0 from our new Tranche B term loans and $750.0 from our new Tranche C term loans. These proceeds and $96.4 of cash on hand were used to pay off our existing Tranche B and Tranche C term loans.

During the third quarter of 2002, we recorded a charge of $10.1 associated with the early extinguishment of debt as a result of the refinancing. This charge was recorded as a component of interest expense. $4.8 of this charge relates to the early termination of an interest rate swap with a notional amount of $100.0. This swap was designated as a cash flow hedge of underlying variable rate debt that was paid off in connection with the refinancing. The charge represents the cash cost to terminate the swap and approximates the fair value of the swaps previously recorded as a liability and deferred loss in accumulated other comprehensive income.

Under the Restated Credit Agreement, the loans bear interest, at our option, at LIBOR (referred to in our Restated Credit Agreement as the Adjusted LIBO Rate) plus the Applicable Percentage or the ABR plus the Applicable Percentage. The Applicable Percentage for loans is based upon the Consolidated Leverage Ratio as defined in the Restated Credit Agreement. The Applicable Percentage for the term loans and revolving loans is as follows:

	LIBOR based borrowings	ABR based borrowings

Tranche A term loans and revolving loans	Between 1.5% and 2.5%	Between 0.5% and 1.5%
Tranche B term loans	2.25%	1.25%
Tranche C term loans	2.50%	1.50%

Our $600.0 of revolving loans available under the Restated Credit Agreement is also subject to annual commitment fees between 0.25% and 0.5% (depending on our Consolidated Leverage Ratio) on the unused portion of the loans. At September 30, 2002, no amounts were borrowed under the $600.0 revolving credit facility; however, $73.4 of letters of credit were outstanding under the revolving credit facility which reduce the amount available under the revolving credit facility.

The Restated Credit Agreement contains covenants, the most restrictive of which are two financial condition covenants. The first financial condition covenant does not permit the Consolidated Leverage Ratio (as defined in the Restated Credit Agreement) on the last day of any period of four consecutive fiscal quarters to exceed 3.5 to 1.00 for the period ending June 30, 2002 and 3.25 to 1.00 thereafter. The second financial condition covenant does not permit the Consolidated Interest Coverage Ratio (as defined in the Restated Credit Agreement) for any period of four consecutive fiscal quarters to be less than 3.50 to 1.00. For the quarter ending September 30, 2002, our Consolidated Leverage Ratio was 2.64 to 1.00 and our Consolidated Interest Coverage Ratio was 6.85 to 1.00.

We may voluntarily repay the Tranche A, Tranche B and the Tranche C term loans in whole or in part at any time without penalty or premium. We are not allowed to reborrow any amounts that we repay on the Tranche A, Tranche B or Tranche C term loans. The term loans amortize quarterly as specified in the Restated Credit Agreement. The final maturity for each loan is as follows:

Date of maturity

Revolving loans	September 30, 2004
Tranche A term loans	September 30, 2004
Tranche B term loans	September 30, 2009
Tranche C term loans	March 31, 2010

The revolving loans may be borrowed, prepaid and reborrowed. Revolving loans are available in various currencies up to the limits specified in the Restated Credit Agreement. Letters of credit and swing line loans are also available under the revolving credit facility. The facility provides for the issuance of letters of credit, at any time during the revolving availability period, in an aggregate amount not exceeding $250.0. Letters of credit outstanding under this facility reduce the aggregate amount available under the revolving credit facility.

We are also required to prepay term loans with:

•
100% of the net proceeds of any subordinated debt incurred by us or any of our subsidiaries that are guarantors under the Restated Credit Agreement if after giving effect to the issuance and application of proceeds the Consolidated Senior Leverage Ratio (as defined in the Restated Credit Agreement) is equal to or greater than 3.00 to 1.00; and

•
100% of the net proceeds of significant asset sales (including as a result of casualty or condemnation), except for the sale of inventory or obsolete or worn-out property in the ordinary course of business and other customary exceptions (unless we reinvest the proceeds of such asset sales to acquire other assets).

Mandatory prepayments of the term loans will be applied ratably to the Tranche A, B and C term loans, with the amounts allocated to particular term loans being applied ratably to their respective installments. Notwithstanding the foregoing, so long as any Tranche A term loans are outstanding, each holder of Tranche B or Tranche C term loans has the right to refuse all or any portion of such mandatory prepayment allocable to it, and the amount so refused will be applied to prepay the Tranche A term loans.

Voluntary prepayments of the term loans will be applied to the term loans designated by us, with the amounts being applied, first, to the installments scheduled to be paid during the 12 months after the date of prepayment and, second, ratably to the remaining installments.

Our Restated Credit Agreement also contains other representations, warranties, covenants and events of default customary for financings of this type, including, without limitation:

•
representations and warranties regarding organization; powers; authorization; enforceability; governmental approvals; no conflicts; financial condition; no material adverse change; properties; litigation and environmental matters; compliance with laws and agreements; investment and holding company status; taxes; ERISA; disclosure; subsidiaries; insurance; labor matters; solvency; senior indebtedness; and security documents;

•
affirmative covenants regarding delivery of financial statements and other information; notices of material events; information regarding collateral; existence; conduct of business; payment of obligations; maintenance of properties; insurance; books and records; inspection and audit rights; compliance with laws and contractual obligations; use of proceeds and letters of credit; additional collateral; and further assurances;

•
negative covenants regarding limitations on indebtedness; liens; fundamental changes; investments, loans, advances, guarantees and acquisitions; disposition of assets; sale and leaseback transactions; restricted payments; payments of subordinated debt; certain derivative transactions; transactions with affiliates; restrictive agreements; and amendment of material documents; and

•
events of default regarding nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period); cross-event of default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any security interest or subordination provision; and a Change of Control (as defined in the Restated Credit Agreement).

See “Description of other indebtedness — The senior credit facility” for a description of the modifications currently expected in connection with the proposed refinancing of our senior credit facility. We cannot give any assurance that the expected modifications will be obtained.

Other financing agreements as of September 30, 2002

Our machinery equipment business, part of the Industrial Products and Services segment, utilizes an accounts receivable securitization facility pursuant to which the unit has an agreement to sell, on a revolving basis without recourse, certain qualified receivables, of which $34.0 had been sold under the agreement at September 30, 2002. The agreement continues on an evergreen revolving basis unless we provide a three month notice under the agreement to discontinue the facility. We expect to utilize the agreement in the foreseeable future. If we did not renew the contract, the impact on our financial condition or cash flows would not be material. Previously, our compaction equipment business also utilized a vendor financing program that was discontinued during the second quarter of 2002.

We use operating leases primarily when economically supported by our EVA® evaluation model to finance certain asset purchases. These leases are primarily used to fund capital equipment programs to match payment terms with the expected production use of the equipment, although the expected useful or economic life of the asset is greater. At December 31, 2001, we had $190.0 of future minimum rental payments under leases with remaining non-cancelable terms in excess of one year. The increase was primarily due to the assumption of leases with the acquisition of UDI and bolt-on acquisitions completed in 2001.

Current liquidity and concentration of credit risk as of September 30, 2002

At September 30, 2002 we had $271.4 of cash available for use and a $600.0 revolver under our credit facility of which $526.6 is available after giving effect to $73.4 of letters of credit outstanding that reduce our available borrowing capacity.

We believe that current cash and cash equivalents, cash flows from operations and our unused revolving credit facility will be sufficient to fund working capital needs, planned capital expenditures and any other operational cash requirements. We are in full compliance with all covenants included in our capital financing instruments. We have not paid cash dividends in 2000, 2001, or 2002 and we do not intend to pay cash dividends on our common stock. As of September 30, 2002, except for the following items, we do not have any other material guarantees, off-balance sheet arrangements or purchase commitments other than those described in our 2001 Annual Report on Form 10-K, as amended: (1) $144.1 of certain standby letters of credit outstanding, of which $73.4 reduce the available borrowing capacity on our revolver and (2) approximately $126.8 of surety bonds. Of the total letters of credit and surety bonds outstanding at September 30, 2002, $178.0 is commercial bid, performance or warranty arrangements related to sales contracts with customers of which the fees are reimbursed by the customer. In addition to this offering, we regularly consider and have the ability to utilize additional financing transactions that could include other securities offerings and asset securitization arrangements.

Financial instruments that potentially subject us to significant concentrations of credit risk consist of cash and temporary investments, trade accounts receivable and interest rate protection agreements.

Cash and temporary investments are placed with various high-quality financial institutions throughout the world, and exposure is limited at any one institution. We periodically evaluate the credit standing of these financial institutions.

Concentrations of credit risk arising from trade accounts receivable are due to selling to a large number of customers in a particular industry. We perform ongoing credit evaluations of our customers’ financial conditions and obtain collateral or other security when appropriate.

We are exposed to credit losses in the event of nonperformance by counterparties to our interest rate protection agreements, but have no other off-balance-sheet credit risk of accounting loss.

We anticipate, however, that counterparties will be able to fully satisfy their obligations under the contracts. We do not obtain collateral or other security to support financial instruments subject to credit risk, but we do monitor the credit standing of counterparties.

Liquid Yield OptionTM Notes

On February 6, 2001, we issued Liquid Yield OptionTM Notes, or the February LYONs, at an original price of $579.12 per $1,000 principal amount at maturity, which represents an aggregate initial issue price of $576.1 and an aggregate principal amount of $994.8 due at maturity on February 6, 2021. On May 9, 2001, we issued Liquid Yield OptionTM Notes, or the May LYONs, at an original price of $579.12 per $1,000 principal amount at maturity, which represents an aggregate initial issue price of $240.3 and an aggregate principal amount of $415.0 due at maturity on May 9, 2021.

The LYONs have a yield to maturity of 2.75% per year, computed on a semi-annual bond equivalent basis, calculated from the date of issuance. We will not pay cash interest on the LYONs prior to maturity unless contingent interest becomes payable. The LYONs are unsecured and unsubordinated obligations and are debt instruments subject to United States federal income tax contingent payment debt regulations. Even if we do not pay any cash interest on the LYONs, bondholders are required to include interest in their gross income for United States federal income tax purposes. This imputed interest, also referred to as tax original issue discount, accrues at a rate equal to 9.625% on the February LYONs and 8.75% on the May LYONs. The rate at which the tax original issue discount accrues for United States federal income tax purposes exceeds the stated yield of 2.75% for the accrued original issue discount.

The LYONs are subject to conversion to SPX common shares only if certain contingencies are met. These contingencies include:

•  our average stock price exceeding predetermined accretive values of SPX’s stock price each quarter (see below);

•  during any period in which the credit rating assigned to the LYONs by either Moody’s or Standard & Poor’s is at or below a specified level; and

•  upon the occurrence of certain corporate transactions, including change in control.

In addition, a holder may surrender for conversion a LYON called for redemption even if it is not otherwise convertible at such time.

The conversion rights based on predetermined accretive values of stock include, but are not limited to, the following provisions:

	February LYONs	May LYONs

Initial conversion rate (shares of common stock per LYON)	9.6232	8.8588
Initial stock price	$50.15	$55.40
Initial accretion percentage	135%	120%
Accretion percentage decline per quarter	0.3125%	0.125%
Conversion trigger prices — for the next twelve months:
2002 Fourth quarter	$83.82	$81.07
2003 First quarter	$84.19	$81.54
2003 Second quarter	$84.57	$82.01
2003 Third quarter	$84.95	$82.49

Holders may surrender LYONs for conversion into shares of common stock in any calendar quarter, if, as of the last day of the preceding calendar quarter, the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than the specified percentage beginning at 135% and declining 0.3125% per quarter thereafter for the February LYONs, beginning at 120% and declining 0.125% per quarter thereafter for the May LYONs, of the accreted conversion price per share of common stock on the last trading day of such preceding calendar quarter. The accreted conversion price per share as of any day will equal the issue price of a LYON plus the accrued original issue discount to that day, divided by the number of shares of common stock issuable upon conversion of a LYON on that day.

We may redeem all or a portion of the February LYONs for cash at any time on or after February 6, 2006 at predetermined redemption prices. February LYONs holders may require us to purchase all or a portion of their LYONs on February 6, 2004 for $628.57 per LYON, on February 6, 2006 for $663.86 per LYON, and on February 6, 2011 for $761.00 per LYON. We may redeem all or a portion of the May LYONs for cash at any time on or after May 9, 2005. May LYONs holders may require us to purchase all or a portion of their LYONs on May 9, 2003 for $611.63 per LYON, on May 9, 2005 for $645.97 per LYON and on May 9, 2009 for $720.55 per LYON. For either the February LYONs or May LYONs, we may choose to pay the purchase price in cash, shares of common stock or a combination of cash and common stock.

Under GAAP, the LYONs are not included in the diluted income per share of common stock calculation unless a LYON is expected to be converted for stock or one of the three contingent conversion tests summarized above are met. If the LYONs were to be put, we expect to settle them for cash, which may be funded in part by additional borrowings, and none of the contingent conversion tests have been met, accordingly, they are not included in the diluted income per share of common stock calculation. If converted, the February LYONs and May LYONs would be exchanged for 13.2 million shares of our common stock. If the LYONs had been converted as of January 1, 2002, the diluted income per share of common stock from continuing operations would have been $0.84 and $2.18 for the three and nine month periods ended September 30, 2002, respectively.

Financial derivatives as of September 30, 2002

We have entered into various interest rate protection agreements, or swaps, to reduce the potential impact of increases in interest rate floating rate long-term debt. As of September 30, 2002, we had nine outstanding swaps with maturities to November 2004 at rates ranging from 4.65% to 5.03% that effectively convert $1,400.0 of our floating rate debt to a fixed rate of approximately 6.92%. As a result of our July 2002 credit facility refinancing, we extended the maturity of our variable rate Tranche B term loans to September 2009 and our variable rate Tranche C term loan to March 2010. Associated with these extended tenors, we entered into $500.0 notional of variable to fixed rate interest rate swap agreements beginning in 2004 and maturing in the second half of 2009 at rates ranging from 4.51% to 4.83%. Our swaps are accounted for as cash flow hedges, and expire at various dates the longest expiring in November 2009. As of September 30, 2002, the pre-tax accumulated derivative loss recorded in accumulated other comprehensive loss was $83.8 and a liability of $83.8 has been recorded to recognize the fair value of these swaps. The ineffective portion of these swaps has been recognized in earnings as a component of interest expense and is not material. We do not enter into financial instruments for speculative or trading purposes.

In February 2002, we settled two interest rate swaps with a notional amount of $200.0 at a cash cost of $8.3. These interest rate swaps were previously designated as cash flow hedges and the settlement cost approximated the fair value of the swaps previously recorded as a liability and deferred loss recorded in other comprehensive income. The deferred loss recorded in other comprehensive income will be reclassified into earnings over the remaining forecasted variable rate payments on the underlying debt. Through September 30, 2002, $4.4 of the deferred loss has been recognized as a component of interest expense and we estimate, that in total, $5.9 will be charged to earnings in 2002, with the remaining loss of $2.4 recorded in 2003 prior to June 30. In connection with our recent credit facility refinancing in July 2002, we settled one interest rate swap with a notional amount of $100.0 and recognized a $4.8 charge to interest expense in the third quarter of 2002. This swap was designated as a cash flow hedge of underlying variable rate debt that was paid off in connection with the refinancing. The charge represents the cash cost to terminate the swap and approximates the fair value of the swap previously recorded as a liability and deferred loss in accumulated other comprehensive income.

Other matters

Acquisitions and divestitures. We continually review each of our businesses pursuant to our “fix, sell or grow” strategy. These reviews could result in selected acquisitions to expand an existing business or result in the disposition of an existing business. Additionally, we have stated that we would consider a larger acquisition, more than $1,000.0 in revenues, if certain criteria are met. There can be no assurances that these acquisitions will not have an impact on our capital financing instruments, will be integrated successfully, or that they will not have a negative effect on our operations.

Environmental and legal exposure. We are subject to various environmental laws, ordinances, regulations, and other requirements of government authorities in the United States and other nations. These requirements may include, for example, those governing discharges from and materials handled as part of our operations, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of investigation, removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, these substances may have adverse effects, including, for example, substantial investigative or remedial obligations and limitations on the ability to sell or rent that property or to borrow funds using that property as collateral. Under certain of these laws, ordinances or regulations, a party that disposes of hazardous substances or wastes at a third party disposal facility may also become a responsible party required to share in the costs of site investigation and environmental remediation. In connection with our acquisitions and divestitures, we may assume or retain significant environmental liabilities. In particular, we assumed additional environmental liabilities in connection with the UDI acquisition. Although we perform extensive due diligence with respect to acquisitions, divestitures, and continuing operations, there may be environmental liabilities of which we are not aware. Future developments related to new or existing environmental matters or changes in environmental laws or policies could lead to material costs for environmental compliance or cleanup. There can be no assurance that these liabilities and costs will not have a material adverse effect on our results of operations or financial position in the future.

It is our policy to comply with applicable environmental requirements. We are currently involved in various investigatory and remedial actions at our facilities and at third-party waste disposal sites. An estimate of loss, including expenses, from legal actions or claims is accrued when events exist that make the loss or expenses probable and we can reasonably estimate them. Our environmental accruals cover anticipated costs, including investigation, remediation, and operation and maintenance of clean-up sites. Our estimates are primarily based on investigations and remediation plans established by independent consultants, regulatory agencies and potentially responsible third-parties. Accordingly, our estimates may change based on future developments including new or changes in environmental laws or policies, a difference in costs required to complete anticipated actions from estimates provided, future findings of investigation or remediation actions, or alteration to the expected remediation plans. It is our policy to realize a change in estimates once it becomes probable and can be reasonably estimated. In determining our accruals, we do not discount environmental or other legal accruals and do not reduce them by anticipated insurance recoveries. We do take into account third-party indemnification from financially viable parties in determining our accruals where there is no dispute regarding the right to indemnification. While we believe that our accruals related to environmental, litigation and claims are sufficient and that these items and our rights to available insurance and indemnity will be resolved without material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate, we cannot assure you that our accruals and right to indemnity and insurance will be sufficient or that these items will be resolved without a material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate. See “Selected consolidated financial data.”

Numerous claims, complaints and proceedings arising in the ordinary course of our business, including but not limited to those relating to environmental matters, competitive issues, contract issues, intellectual property matters, personal injury and product liability claims and workers’ compensation have been filed or are pending against us and certain of our subsidiaries. Additionally, we may become subject to significant claims of which we are unaware of currently or the claims that we are aware of may result in our incurring a significantly greater liability than we anticipate. This may also be true in connection with past or future acquisitions. While we maintain property, cargo, auto, product, general liability, and directors’ and officers’ liability insurance and have acquired rights under similar policies in connection with these acquisitions which we believe cover a portion of these claims, this insurance may be insufficient or unavailable to protect us against potential loss exposures. In addition, we have been increasing our self-insurance limits over the past several years. While we believe we are entitled to indemnification from third parties for some of these claims, these rights may be insufficient or unavailable to protect us against potential loss exposures.

In our opinion, these matters are either without merit or are of a kind as should not have a material adverse effect individually and in the aggregate on our financial position, results of operations or cash flows. However, we cannot assure you that recoveries from insurance or indemnification claims will be available or that any of these claims or other matters will not have a material adverse effect on our financial position, results of operations or cash flows.

On May 6, 2002, the Bay Area Air Quality Management District, or BAAQMD, issued a notice of violation to our WES facility in Milpitas, California relating to the facility’s failure to maintain records required by our air permit. The notice of violation proposed a civil penalty of approximately $0.5. We have requested a settlement conference with the BAAQMD to resolve this matter.

On September 19, 2002, a pH meter malfunction at our Marley facility in Stockton, California resulted in the release of caustic into the Stockton Diverting Canal and adverse impacts on local fish. To date, no notice of violation has been issued in connection with this incident and no monetary sanction has been proposed. However, based on discussions with the California Regional Water Quality Control Board, we do not believe that any fine for this incident would be material.

On December 27, 2001 we received a favorable arbitration award associated with the patent infringement claim against Snap-on. The claim dates back to April 11, 1996, when we were named as a defendant in an action filed in Federal Court for the Northern District of Illinois. Snap-on Incorporated, Snap-on Tools Company and Snap-on Technologies, Inc. v. Ronald J. Ortiz and SPX Corporation, No. 96C2138, U.S. District Court for the Northern District of Illinois. The complaint contained seventeen counts, fifteen of which were directed to us. Of the fifteen counts, seven were related to the hiring in 1992 of a former officer of Sun Electric Corporation, five contained allegations of patent infringement and three sought a declaration of invalidity of patents held by us. On June 28, 1996, we filed an eight count counterclaim, containing three counts of patent infringement and five counts for declaration of invalidity of patents held by the plaintiffs. These patents pertain to certain features related to performance test equipment manufactured by Sun, Snap-on and us. In 2001, the case was moved into binding arbitration and on December 27, 2001, the arbitrator ruled in our favor. In the fourth quarter of 2001, we recorded the net gain related to the favorable Snap-on arbitration award as well as expenses associated with certain commercial legal matters, including the VSI contract litigation. Accordingly, in total we recognized a $15.6 net gain that reduced selling, general, and administrative expenses.

General Signal Power Systems, or Best Power, a subsidiary of General Signal Corporation, a subsidiary of SPX, filed suit against American Power Conversion Corporation, or APC, in the United States District Court for the Western District of Wisconsin alleging five counts of patent infringement and three counts of false advertising. Best Power was seeking to enjoin further manufacture, sale and distribution of certain models of APC’s MATRIX, SMART-UPS and BACKUPS products and further publication of false advertising along with an award of damages (which may be trebled based on an allegation of willful infringement) and attorneys fees and costs for APC’s patent infringements and false advertising. We sold our Best Power business to Invensys, plc., but retained ownership of the Best Power patents and control of the litigation. The litigation was resolved in the second quarter of 2000 with a settlement in our favor. We recorded a gain of $23.2, net of legal costs and other related expenses.

Pending litigation. We believe that we should ultimately prevail on a pending litigation claim with VSI Holdings, Inc. On or about October 29, 2001, we were served with a complaint by VSI Holdings, Inc., or VSI, seeking enforcement of a merger agreement that we had terminated. In its complaint, VSI asked the court to require us to complete the $197.0 acquisition of VSI, and/or award damages to VSI and its shareholders. We do not believe the suit has merit and are defending the claim vigorously. On December 26, 2001, we filed our answer denying VSI’s allegations, raising affirmative defenses and asserting a counterclaim against VSI for breach of contract. There can be no assurance that we will be successful in the litigation and if we are not successful, the outcome could have a material adverse effect on our financial condition and results of operations.

Self-Insurance. We are primarily self-insured for workers’ compensation, automobile, product, and general liability costs and we believe that we maintain adequate reserves to cover our retained liability. Our reserve for self-insurance liability is determined actuarially, based on claims filed and an estimate of claims incurred but not yet reported. We maintain third party stop-loss insurance policies to cover all liability costs in excess of predetermined amounts.

Employment. On July 8, 2002, a labor contract involving hourly employees at our manufacturer of aerospace components expired without resolution resulting in an employee strike. The labor contract dispute affects 117 employees. In the third quarter of 2002, we recorded $2.5 of incremental labor, security and other consulting costs associated with the labor contract dispute. Based on current information, we believe that it is reasonably possible that the contract will remain unresolved in the foreseeable future. For the duration of the strike, we expect to incur incremental costs consistent with the amount recorded in the third quarter.

On July 3, 2002, our Board of Directors amended the employment agreement of our Chairman, President, and Chief Executive Officer by granting him 1.0 million restricted shares of our stock at the market price of $48.85 per share pursuant to the shareholder approved plan. The shares vest in five annual installments of 0.2 million shares commencing on July 3, 2007. The grant will be fully vested on July 3, 2011. If the grant of shares had been awarded on January 1, 2002, the impact on diluted income per share of common stock for the entire year would be approximately $0.07 per share.

As previously disclosed in our most recent proxy statement dated March 21, 2002, in connection with the relocation of our corporate headquarters to Charlotte, North Carolina, we offered relocating employees the opportunity to borrow money from us, in varying amounts depending on level of employment, to finance the purchase of his or her primary residence in the greater Charlotte area. We have completed the issuance of these loans in conjunction with the completion of our corporate headquarters relocation. At the completion of the program, we had made relocation home loans to 37 employees, including loans to four of our executive officers, with an aggregate principal amount of $7.0.

Stock split. On August 28, 2002, the Board of Directors approved a two-for-one stock split of our common stock. The stock split was payable in the form of a stock dividend and entitled each shareholder of record at the close of business on October 1, 2002 to receive one share of common stock for every outstanding share of common stock held on that date. The 100% stock dividend was distributed on October 24, 2002. The capital stock accounts, all share data and all earnings per share data in this document give effect to the stock split, applied retroactively, as if the split occurred on January 1, 2001.

Stock buyback. On August 28, 2002, our Board of Directors authorized a share repurchase program for up to $250.0. Since the beginning of the year and through December 13, 2002, we have repurchased 3.6 million shares of our common stock on the open market, for a total cash consideration of $172.9, of which 1.6 million shares were purchased during the third quarter. Based on our current consolidated leverage ratio of 2.64 to 1.0 as of September 30, 2002, our credit facility allows for an additional $104.9 of share repurchases.

Inrange Technologies Corporation, our publicly traded subsidiary, has been authorized by its Board of Directors to repurchase up to $20.0 of its common stock. As of November 8, 2002, Inrange has repurchased $12.6 of common stock under this program. These share repurchases are reflected as financing activities in our condensed consolidated statement of cash flows.

Significance of goodwill and intangibles. We had goodwill of $2,562.6, net intangible assets of $551.9 and shareholders’ equity of $1,811.6 at September 30, 2002. In accordance with SFAS

No.142, we amortize our definite lived intangible assets on a straight-line basis over lives ranging from 4 to 10 years. There can be no assurance that circumstances will not change in the future that will affect the useful lives or the carrying value of our goodwill and intangible assets.

Recent accounting pronouncements

On July 20, 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” These pronouncements change the accounting for business combinations, goodwill and intangible assets. The requirements of SFAS No. 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001 and the amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we adopted the provisions of SFAS No. 142, as required, on January 1, 2002.

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” The provisions of SFAS No. 143 will change the way companies must recognize and measure retirement obligations that result from the acquisition, construction, development or normal operation of a long-lived asset. We will adopt the provisions of SFAS No. 143 as required on January 1, 2003 and at this time have not yet assessed the impact the adoption might have on our financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets.” SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and also supersedes the provisions of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions.” SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flow and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS No. 144 establishes a single model for accounting for long-lived assets to be disposed of by sale. As required, we have adopted the provisions of SFAS No. 144 effective January 1, 2002.

In April 2002, the FASB issued SFAS No. 145, “Rescission of Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This Statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” and an amendment of that Statement, SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.” This Statement also rescinds SFAS No. 44, “Accounting for Intangible Assets of Motor Carriers.” This Statement amends SFAS No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Effective July 1, 2002, we early adopted the provisions of SFAS No. 145. In accordance with the provisions regarding the gains and losses from the extinguishment of debt, we recorded a charge, to interest expense, in the third quarter as a result of our July 25, 2002 credit facility refinancing.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activities. Previous accounting guidance was provided by EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 replaces EITF 94-3 and is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. We frequently engage in strategic restructuring and integration initiatives that include exit and disposal activities. Accordingly, we expect that SFAS No. 146 could impact the way in which we account for certain restructuring costs; however, at this time, we have not assessed the impact of adopting this statement.

In October 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.” SFAS 147 will not have an impact on our financial position and results of operations.

Economic Value Added “EVA®.“ EVA® is an integral part of our culture. EVA® is a measure of residual income. EVA® is net operating profit after-tax minus a charge for the cost of all capital invested in an enterprise. As such, EVA® is an estimate of economic profit, or the amount by which after-tax earnings exceed or fall short of the required minimum rate of return that both shareholders and lenders could get by investing in other securities of comparable risk. The equation to calculate EVA® is net operating profit after taxes less the expression of the weighted average cost of capital of the firm multiplied by total operating capital. The EVA® evaluation model is important to investors because it is the system that we use to make investment decisions and because we base our variable compensation system on the model.

Business

We are a global multi-industry company that is focused on profitably growing our businesses that have scale and growth potential. We operate in over 20 countries and have approximately 22,800 employees worldwide. During the twelve month period ended September 30, 2002, we had revenues of $4,981.3 and EBITDA of $861.5. Our strategy is to create market advantages through technology, service and product leadership, by expanding our market focus to offer full customer solutions and by building critical mass through strategic acquisitions.

Our business strategy is focused on an integrated leadership process that aligns performance measurement, decision support, compensation and communications. This process includes:

• utilizing Economic Value Added, or EVA®, as our financial management and incentive compensation system;

• a demanding set of leadership standards to drive achievement of results with integrity;

• expanding our technological leadership and service offerings with a market focus on providing complete customer solutions;

• growth through internal development and acquisitions;

• globalization;

• continuously reviewing our businesses to determine whether a business should be fixed, grown or sold when more value can be created with another company;

• right-sizing our businesses to market and economic conditions to protect against economic downturns and take advantage of strong economic cycles; and

• focusing on continuous improvement to drive results.

As part of our business strategy, we regularly review and negotiate potential acquisitions and divestitures in the ordinary course of business, some of which are or may be material, and have completed numerous acquisitions and divestitures over the last several years. On October 6, 1998, we acquired General Signal Corporation, or GSX, for approximately $2,357.5 and on May 24, 2001 we completed the acquisition of United Dominion Industries, or UDI, for approximately $1,951.0. We also use “bolt-on” acquisitions to create scale, expand our market focus, globalize our businesses and to provide for technological expansion. Since the beginning of 1998, excluding the acquisitions of GSX and UDI, we have acquired “bolt-on” businesses with aggregate purchase prices of approximately $998.5 and have received gross cash proceeds from divestitures of approximately $487.6. In addition, we have implemented restructuring initiatives to consolidate facilities, reduce headcount and properly size and structure businesses for the markets they serve. For a more detailed discussion of our acquisition and divestiture history, see the notes to our consolidated financial statements incorporated by reference herein.

We are a Delaware corporation. Our principal executive offices are located at 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, and our telephone number is (704) 752-4400. Our common stock is publicly traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “SPW.”

Segments

Technical Products and Systems

The Technical Products and Systems segment had revenues of $1,337.8 and EBITDA of $262.2 for the twelve months ended September 30, 2002. This segment focuses on solving customer problems with complete technology-based systems. Our emphasis is on growth through investment in new technology, new product introductions, alliances and acquisitions. This segment includes operating units that design, manufacture and market the following:

• networking and switching products for storage and data networks;

• laboratory and life science products;

• security and integrated building life-safety systems,

• broadcast and communications systems and services;

• electrical test and measurement solutions; and

• automated fare collection systems.

Networking and switching products for storage and data networks — Our subsidiary, Inrange Technologies Corporation, designs, manufactures, markets and services switching and networking products for storage and data networks, including fibre channel directors for storage area networks. Inrange’s products provide fast and reliable connections among networks of computers and related devices, allowing customers to manage and expand large, complex storage networks efficiently, without geographic limitations. Inrange serves Fortune 1000 businesses and other large enterprises that operate large-scale systems where reliability and continuous availability are critical. Inrange’s “core-to-edge-to-anywhere” solutions solve the growing data storage challenges facing IT organizations, while providing investment protection and a proven foundation for future growth. The products are distributed and supported through a combination of direct sales and service operations and indirect channels. Inrange‘s principal competitors in the Fibre Channel switch market are Brocade Communications Systems and McData Corporation.

In September 2000, Inrange issued its class B common stock for cash in an initial public offering. As of September 30, 2002, we owned approximately 92.0%, of the total number of outstanding shares of Inrange common stock. We own 100% of Inrange’s outstanding class A common stock, which represents approximately 98.0% of the combined voting power of all classes of Inrange voting stock. The Inrange IPO resulted in net cash proceeds to Inrange of $128.2 and a gain of $98.0 recorded in our consolidated financial statements in the third quarter of 2000.

Laboratory and life sciences products — Our laboratory and life science products businesses include Kendro, Lunaire and Lindberg. These businesses design and manufacture a wide range of lab application products including centrifuges, incubators, freezers, refrigerators, heat treat ovens and repository products and services. These businesses are well positioned to participate in the changing life science and laboratory applications markets, which continue to move through significant change with the aging global population, the need to maintain or reduce health care costs and scientific breakthroughs including human genome technologies.

Kendro, the largest business in the laboratory and life-sciences platform, generates 50% of its revenues from markets outside the United States, and is positioned to provide a wide range of sample preparation, processing, storage and lab application products and services. Brand names include Revco, Harris, Puffer Hubbard, Queue, Jewett, Heraeus, Carr, Lunaire, Tenney, Blue M and Sorval. Competitors include Beckman Coulter, Eppendorf and NuAir.

Security and integrated building life-safety systems — A strategic growth platform for the company, our security and integrated life-safety systems businesses provide a wide range of technologies for the security, access and control for non-residential facility construction and corporate and personal security, business investigations and intelligence services. Edwards Systems Technology, or Edwards, provider of fire detection and building life-safety systems primarily participates in the non-residential facility construction industry. This technology is driven by its worldwide license for occluded optical technology, the demand for its integrated fire and security systems and the demand for updated building codes in developing countries. Edwards’ systems take advantage of mandated fire protection standards and the unit has launched new products to integrate additional building control systems and bringing security and access control up to fire system standards. Edwards’ new products eliminate the need for separate installations for fire protection, access control, and closed circuit TV systems. The unit’s main competitors include Simplex, Pittway and Cerberus. Our Security and Investigations, or S&I, business provides corporate, criminal and civil security services, business intelligence, due diligence inquiries and security audits. In October of 2002 we acquired Vance International, Inc. of Oakton, Virginia, a leading provider of executive protection, uniformed security and asset protection services. S&I’s main competitors include Kroll, Pinkerton, CRG and Barton.

Broadcast and communications systems and services — Dielectric, our broadcast and communications equipment and services business, produces analog and digital TV and FM antennas, HF and MF antennas, transmission lines, towers and radio frequency filter systems for the TV market, and cable dehydrator systems for communications infrastructure. Dielectric is a leading supplier in the United States of broadcast antenna systems, including an array of new products designed for the emerging digital transmission technology, which is commonly known as High Definition Television, or HDTV. Dielectric also is a leading supplier of antennas to FM radio stations. One of the growth drivers for this business is the emergence of HDTV in the United States. The FCC has required that TV broadcasters transmit digital signals, which are required by HDTV by the end of 2003. Since the usage of digital TV in the United States is just beginning to emerge, TV broadcasters are required to continue to transmit analog signals simultaneously with digital signals. Key competitors include ERI, Myat and Andrew.

Electrical test and measurement solutions — The test instrumentation and inspection products businesses includes Radiodetection and Ling Dynamic Systems, or LDS. Radiodetection manufactures and sells portable cable and pipe locators, line management systems for locating and identifying metallic sheathed fiber optic cable, horizontal boring guidance systems, inspection cameras, cable dehydration systems for communications infrastructure and test sets. This business serves a wide customer base including utility and construction companies, municipalities, and telecommunication companies. 50% of the unit’s revenues are generated internationally. The unit’s revenues closely follow the industry cycles of the markets it serves. LDS engineers and sells equipment and chambers for vibration and acoustic data acquisition, analysis and testing. LDS predominately serves the transportation and electronics end market. Competitors include IMV and Unholtz Dickie.

Automated fare collection systems — GFI Genfare manufactures and sells automated fare collection systems for bus and rail transit systems, as well as for postal vending. GFI Genfare is the leader in bus fare collection systems in North America. GFI Genfare developed the Windows NT-based “System 7” management software for its new generation Odyssey fare box. This technology meets the demands of municipal transit systems by providing custom transit data analysis and reporting features. While GFI Genfare is a market leader in the bus market, it is a relatively small player in the rail business in which Cubic Corporation is the market leader.

Industrial Products and Services

The Industrial Products and Services segment had revenues of $1,629.1 and EBITDA of $288.0 for the twelve month period ended September 30, 2002. The strategy of the Industrial products and services segment is to provide “Productivity Solutions for Industry.” This segment emphasizes introducing new related services and products, as well as focusing on the replacement parts and services elements of the business . This segment includes operating units that design, manufacture, and market the following:

• power transformers and power substation systems;

• machinery equipment and components;

• vehicle components and subsystems;

• material handling equipment and systems; and

• residential and commercial head and ventilation products.

Power transformers and power substation systems — Waukesha Electric Systems, or WES, we believe, is the domestic leader in medium power transformers. We believe we are also one of the nation’s foremost producers of modular substations. Our strategy is to expand our service offerings. The acquisition of High Voltage Supply in October 2000, Power Systems Development in the fourth quarter of 2001 and Robert’s Transformer in the first quarter of 2002 has expanded the replacement parts, substation maintenance, and turnkey substation offerings of this business.

These products and services are sold under the Waukesha Electric Systems, High Voltage Supply, and Power Systems Development brand names to electrical utilities and heavy industries such as paper, steel, mining, chemical and petrochemical. Key transformer competitors include Kuhlman, ABB and GE-Prolec.

Machinery equipment and components — Our machinery equipment and component businesses include BOMAG, a supplier of compactors, stabilizers, tampers and rollers to the infrastructure and road construction markets; Fluid Power, a leading producer of compact hydraulic power units and controlled force tools; and Fenn, a supplier of precision machined components for the aerospace industry. Based in Boppard, Germany, BOMAG’s strategy is to focus on technological leadership and provide solutions to customers by lowering total cost of ownership. BOMAG continues to grow global market share due to its strong technology, its reputation for exceptional quality and service and its broad product offerings. BOMAG’s competitors include Caterpillar, Ingersoll Rand and Dynapac for heavy compaction equipment, and Wacker and

Multiquip for light compaction products. Fluid Power mainly competes with Enerpac in its controlled force tools line, and with Monarch and Haldex Barnes on compact hydraulic power units. Fenn’s main competitors in the aerospace market are numerous small manufacturers that specialize in machined parts for the defense industry.

Vehicle components and subsystems — Our vehicle components and subsystems businesses include Contech, a provider of high quality, precision aluminum and magnesium die-cast parts for automotive steering and suspension systems, and Filtran, a leading producer of automatic transmission filters and kits. These units primarily participate in the car and light truck vehicle component industry, although Filtran also provides filters for certain industrial applications. Filtran competes primarily with Filtertek in its transmission filters line, and with a wide array of other suppliers in its aftermarket kits and components line, most notably Transtec and Borg Warner. Contech primarily competes with Intermet, J.L. French, and Gibbs.

Material handling equipment and systems — Our material handling equipment and systems businesses include Dock Products, a manufacturer of a broad range of materials handling and other equipment for loading dock applications, and Stock Equipment, a manufacturer of coal conveyor and handling systems. The market for Dock Products is primarily driven from construction of warehouse and distribution centers, manufacturing facilities, and large footprint retail stores and the aftermarket parts and services business. The unit manufactures dock levelers and trailer restraints, and markets them under the Serco and Kelley brand names. It also produces dock seals and shelters under the Kelley Tufseal brand, and specially engineered dock doors under the TKO Door label. Principal competitors for Dock Products include Rite-Hite, McGuire, Overhead Door, and Poweramp.

Residential and commercial heat and ventilation products — Marley Engineered Products produces heating and ventilation products including baseboard, wall unit, and portable heaters; commercial cabinet and infrared heaters; thermostats and controls; air curtains; and circulating fans. The unit serves a diverse base of customers participating in the commercial, industrial, and residential markets. Customer buying habits in these markets are largely driven from seasonal weather patterns for the respective heating and ventilation products. Located in Bennettsville, South Carolina, Marley Engineered Products markets its products under the Berko, Qmark, Farenheat, Aztec, Patton, and Leading Edge brand names. Principal competitors include TPI, Quellet, and Dimplex for heating products, and Lenexa, TPI and Air Master for ventilation products. Marley Engineered Products also manufactures and distributes a limited line of builder products such as bath fans. Its principal competitor in this line is Braun NuTone.

Flow Technology

The Flow Technology segment had revenues of $1,318.9 and EBITDA of $237.6 for the twelve month period ended September 30, 2002. This segment designs, manufactures, and markets solutions and products that are used to process or transport fluids and in heat transfer applications. The emphasis of our flow technology businesses is to focus on innovative, highly engineered new product introductions and expand from products to systems and services to create total customer solutions. This segment includes operating units that engineer, manufacture and market the following:

• cooling tower and reconstruction services;

• valves and controls;

• process and fluid handling equipment and systems;

• boiler and hydronic products; and

• compressed air and dehydration products.

Cooling towers and reconstruction services — Marley Cooling Technologies, or Marley, provides a diversified product and service offering of cooling towers for power generation, refrigeration, HVAC and industrial uses. Since its acquisition on May 24, 2001, Marley has been engaged in an aggressive restructuring plan focused on the following four actions: (1) rationalizing global manufacturing capacity, (2) discontinuing or disposing of non-performing product lines and businesses, (3) progressive new product introductions including the factory assembled Modulus™ tower and the Primus™ tower which both reduce lead times and unit costs, and (4) productivity improvements in operational and administrative functions. In the third quarter of 2002, we completed the acquisition of certain assets and subsidiaries of the Balcke Cooling Products Group, or Balcke, from Babcock Borsig AG for a net purchase price of approximately $44.3, which includes debt assumed. Based in Oberhausen, Germany, Balcke is a leader in the design, manufacture and marketing of dry and wet cooling system products in the global power, chemical, petro chemical and process industries. Balcke had revenues of approximately $226.0 in the twelve months prior to the date of acquisition and is being integrated with Marley. Competitors include Baltimore Aircoil, Evapco, GEA, and Hamon.

Valves and controls — SPX Valves and Controls, a leading producer of industrial valves for gases, liquids, slurries and dry solids, sells products primarily to water supply and wastewater treatment plants, pulp and paper manufacturing and chemical processing industries under the DeZurik, PowerRac, Raven, FEBCO, K-Flow, Maxum, and Copes-Vulcan brand names. The acquisition of Copes-Vulcan in September 2000 provided new technology, complementary products and services, and an expanded international presence. In addition, the integration of UDI businesses Mueller Steam and CMB provides complementary product offerings. The acquisition of Daniel Valve in the second quarter of 2002 adds complementary products, expands presence in the petroleum market, and is currently being integrated into the rest of the business.

Process and fluid handling equipment and systems — We provide fluid systems under the Lightnin, Bran & Luebbe and Waukesha Cherry Burrell brand names to manufacture and sell industrial fluid mixers, agitators, handling equipment, pumps, and metering systems, which we sell to the water, waste water treatment, chemical processing, minerals processing and sanitary industries. These units compete with Chemineer, EKATO and Lewa for mixers, agitators and metering systems and Fristam and Tri-Clover for fluid handling equipment.

Broilers and hydronic products — Weil-McLain, a provider of residential and commercial hydronics products, offers a complete line of boilers and ancillary equipment which we believe has strong brand name recognition and is the leading domestic manufacturer of gas and oil fired cast iron boilers for space heating in residential and commercial applications.

Compressed air and dehydration products — Flair manufactures filters and dryer products and provides services for compressed air and process gas systems, primarily participates in the petrochemical, power generation, electronics, and light manufacturing industries. In addition, Flair provides after-market parts and services to these industries. Flair’s products have short lead times and therefore the revenues of this business closely follow the markets in which they participate. Competitors include American Air, PECO and NAFCO.

Service Solutions

The Services Solutions segment had revenues of $695.5 and EBITDA of $91.2 for the twelve month period ended September 30, 2002. The strategy of this segment is to focus on the design, manufacture and marketing of a wide range of specialty service tools, hand-held diagnostic systems and service equipment, inspection gauging systems, and technical and training information, primarily for the franchised vehicle dealer industry in North America and Europe. Major customers are franchised dealers of motor vehicle manufacturers, aftermarket vehicle service facilities, and independent distributors.

The Service Solutions segment includes three operating units:

• diagnostic systems and service equipment,

• specialty tools, and

• technical information and other services.

Diagnostic systems and service equipment — This unit, the largest of the Service Solutions segment, designs, manufactures and markets hand-held diagnostic systems and service equipment for OEMs, national accounts and independent repair facilities. Diagnostic systems are sold under the OTC, Tecnotest and Robinair brand names. The products compete with brands such as Snap-on and ESP. We intend to grow this business by developing new service solution capabilities and strengthening alliances in hand-held diagnostics.

Specialty tools. We believe this unit is the world leader in the design, manufacture, and marketing of specialty service tools for motor vehicle manufacturers’ dealership networks. Sales of specialty service tools essential to dealerships tend to vary with changes in vehicle systems design and the number of dealerships, and are not directly correlated to the volume of vehicles produced by the motor vehicle manufacturers.

Technical information and other services. This unit provides customers with integrated service, technical and training information for vehicle OEMs, such as Ford and BMW. This unit also administers dealer equipment programs for OEMs, including General Motors, DaimlerChrysler, Nissan Motor, and Hyundai.

Joint ventures

EGS Electrical Group, LLC

The EGS Electrical Group is a joint venture between us and Emerson Electric. We currently hold a 44.5% interest in the joint venture. EGS operates in fifteen states and five foreign countries and is engaged in the manufacture of electrical fittings, hazardous location lighting and power conditioning products. Approximately 15% of the venture’s assets are located outside the United States, primarily in Canada and France. We account for our investment in EGS under the equity method of accounting, on a three-month lag basis. We typically receive the majority of our share of this joint venture’s earnings in cash dividends.

Assa Abloy Door Group, LLC

On May 31, 2001, we entered into a joint venture with Assa Abloy AB for the manufacture, sale and distribution of door products. We contributed our door products business, which was acquired in the UDI acquisition and had sales of $182.3 in 2000. Assa Abloy contributed the

Curries Company and Graham Manufacturing Corporation, Assa Abloy’s two door product manufacturing entities. As part of the transaction we received $96.0 in cash and a 20% ownership interest in the joint venture, which is being accounted for under the equity method of accounting. The joint venture agreement includes a put and call agreement that allows for the sale or purchase of our 20% interest in the joint venture, two years after its formation, to Assa Abloy at a pre-determined price. Accordingly, we expect this joint venture to end in June 2003. We typically receive the majority of our share of this joint venture’s earnings in cash dividends.

International operations

We are a multinational corporation with operations in more than 20 countries. Our international operations are subject to the risk of possible currency devaluation and blockage, nationalization or restrictive legislation regulating foreign investments, and other risks attendant to the countries in which they are located.

Our total export sales from the United States to both affiliated and unaffiliated customers were as follows:

	1999	2000	2001

Export sales:
To unaffiliated customers	$247.5	$242.8	$497.1
To affiliated customers	80.1	81.7	91.7

Total	$327.6	$324.5	$588.8

Research and development

We are actively engaged in research and development programs designed to improve existing products and manufacturing methods and to develop new products. These efforts encompass all of our products with divisional engineering teams coordinating their resources. We place particular emphasis on the development of new products that are compatible with, and build upon, our manufacturing and marketing capabilities.

We spent approximately $109.1 on research activities relating to the development and improvement of our products in 2001, $74.5 in 2000 and $76.0 in 1999. In the first nine months of 2002, we spent approximately $89.6 on research and development programs.

Patents/trademarks

As of September 30, 2002, we own over 800 domestic patents, including over 60 domestic patents that were issued in the first nine months of 2002, and numerous foreign patents covering a variety of our products and manufacturing methods. We also own a number of registered trademarks. Although in the aggregate our patents and trademarks are of considerable importance in the operation of our businesses, we do not consider any single patent or trademark to be of such material importance that its absence would adversely affect our ability to conduct business as presently constituted. We are both a licensor and licensee of patents. For more information, please refer to “Factors that may affect future results” in “Management’s discussion and analysis of financial condition and results of operations” in our Form 10-K, as amended, and “Cautionary statements regarding forward-looking statements” and “Risk factors” in this prospectus supplement.

Raw materials

We manufacture many of the components used in our products. We also purchase a variety of basic materials and component parts. We believe that we generally will be able to obtain adequate supplies of major items or reasonable substitutes at reasonable costs.

Competition

Although our businesses are in highly competitive markets, our competitive position cannot be determined accurately in the aggregate or by segment since our competitors do not offer all of the same product lines or serve all of the same markets. In addition, reliable comparative figures are not available for many of our competitors. In most product groups, competition comes from numerous concerns, both large and small. The principal methods of competition are price, service, product performance and technical innovation. These methods vary with the type of product sold. We believe that we can compete effectively on the basis of each of these factors as they apply to the various products offered.

Employment

At September 30, 2002, we had approximately 22,800 employees. Approximately 4,400 employees are represented by over 25 domestic and eight foreign collective bargaining units. We generally have experienced satisfactory labor relations at our various locations.

On July 8, 2002, a labor contract involving hourly employees at our aerospace manufacturer of components expired without resolution resulting in an employee strike. The labor contract dispute affects 117 employees. In the third quarter of 2002, we recorded $2.5 of incremental labor, security and other consulting costs associated with the labor contract dispute. Based on current information, we believe that it is reasonably possible that the contract will remain unresolved in the foreseeable future. For the duration of the strike, we expect to incur incremental costs consistent with the amount recorded in the third quarter.

Other matters

No customer or group of customers under common control accounted for more than 10% of our consolidated sales.

All of our businesses must maintain sufficient levels of working capital to support customer requirements, particularly inventory. Our businesses’ sales and payment terms are generally similar to our competitors.

Many of our businesses closely follow changes in the industries and end-markets that they serve. In addition, certain businesses have seasonal fluctuations. Our Technical Products and Systems and Flow Technology segments tend to be strong during the third and fourth quarters due to the purchasing patterns of customers at these businesses. The Industrial Products and Services segment is usually strongest in the second quarter primarily due to the seasonal demand for products of the compaction equipment division reported in this segment. The Service Solutions segment revenues primarily follow program launch timing for diagnostic systems and service equipment, the largest unit in this segment. Many of the industries in which we operate are cyclical and, accordingly, our business is subject to changes in the economy. In addition, pressure from original equipment manufacturers to reduce costs could adversely affect our business.

Properties as of December 31, 2001

The following is a list of our principal properties, as of December 31, 2001, classified by segment:

	Location		No. of facilities	Approximate square footage
	No. of states	No. of foreign countries		Owned	Leased

				(in millions)
Technical Products and Systems	9	4	36	0.6	0.9
Industrial Products and Services	18	12	80	3.5	0.5
Flow Technology	20	13	85	3.5	1.0
Service Solutions	5	9	34	1.0	0.4

Total			235	8.6	2.8

In addition to manufacturing plants, we lease our executive offices in Charlotte, North Carolina, and various sales and service locations throughout the world. We consider these properties, as well as the related machinery and equipment, to be well maintained and suitable and adequate for their intended purposes. Virtually all of these owned assets are held by us or our domestic subsidiaries as collateral in our debt agreements. See “Description of other indebtedness” for further discussion of our debt agreements.

Environmental and legal proceedings

We are subject to various environmental laws, ordinances, regulations, and other requirements of government authorities in the United States and other nations. These requirements may include, for example, those governing discharges from and materials handled as part of our operations, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of investigation, removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, these substances may have adverse effects, including, for example, substantial investigative or remedial obligations and limitations on the ability to sell or rent that property or to borrow funds using that property as collateral. Under certain of these laws, ordinances or regulations, a party that disposes of hazardous substances or wastes at a third party disposal facility may also become a responsible party required to share in the costs of site investigation and environmental remediation. In connection with our acquisitions and divestitures, we may assume or retain significant environmental liabilities. In particular, we assumed additional environmental liabilities in connection with the UDI acquisition. Although we perform extensive due diligence with respect to acquisitions, divestitures, and continuing operations, there may be environmental liabilities of which we are not aware. Future developments related to new or existing environmental matters or changes in environmental laws or policies could lead to material costs for environmental compliance or cleanup. There can be no assurance that these liabilities and costs will not have a material adverse effect on our results of operations or financial position in the future.

It is our policy to comply with applicable environmental requirements. We are currently involved in various investigatory and remedial actions at our facilities and at third-party waste disposal sites. An estimate of loss, including expenses, from legal actions or claims is accrued when events exist that make the loss or expenses probable and we can reasonably estimate them. Our environmental accruals cover anticipated costs, including investigation, remediation, and operation and maintenance of clean-up sites. Our estimates are primarily based on investigations and remediation plans established by independent consultants, regulatory agencies and potentially responsible third-parties. Accordingly, our estimates may change based on future developments including new or changes in environmental laws or policies, a difference in costs required to complete anticipated actions from estimates provided, future findings of investigation or remediation actions, or alteration to the expected remediation plans. It is our policy to realize a change in estimates once it becomes probable and can be reasonably estimated. In determining our accruals, we do not discount environmental or other legal accruals and do not reduce them by anticipated insurance recoveries. We do take into account third-party indemnification from financially viable parties in determining our accruals where there is no dispute regarding the right to indemnification. While we believe that our accruals related to environmental, litigation and claims are sufficient and that these items and our rights to available insurance and indemnity will be resolved without material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate, we cannot assure you that our accruals and right to indemnity and insurance will be sufficient or that these items will be resolved without a material adverse effect on our financial position, results of operations and liquidity, individually or in the aggregate. See “Selected consolidated financial data.”

Numerous claims, complaints and proceedings arising in the ordinary course of our business, including but not limited to those relating to environmental matters, competitive issues, contract issues, intellectual property matters, personal injury and product liability claims and workers’ compensation have been filed or are pending against us and certain of our subsidiaries. Additionally, we may become subject to significant claims of which we are unaware of currently or the claims that we are aware of may result in our incurring a significantly greater liability than we anticipate. This may also be true in connection with past or future acquisitions. While we maintain property, cargo, auto, product, general liability, and directors’ and officers’ liability insurance and have acquired rights under similar policies in connection with these acquisitions which we believe cover a portion of these claims, this insurance may be insufficient or unavailable to protect us against potential loss exposures. In addition, we have been increasing our self-insurance limits over the past several years. While we believe we are entitled to indemnification from third parties for some of these claims, these rights may be insufficient or unavailable to protect us against potential loss exposures.

In our opinion, these matters are either without merit or are of a kind as should not have a material adverse effect individually and in the aggregate on our financial position, results of operations or cash flows. However, we cannot assure you that recoveries from insurance or indemnification claims will be available or that any of these claims or other matters will not have a material adverse effect on our financial position, results of operations or cash flows.

On May 6, 2002, the Bay Area Air Quality Management District, or BAAQMD, issued a notice of violation to our WES facility in Milpitas, California relating to the facility’s failure to maintain records required by our air permit. The notice of violation proposed a civil penalty of approximately $0.5. We have requested a settlement conference with the BAAQMD to resolve this matter.

On September 19, 2002, a pH meter malfunction at our Marley facility in Stockton, California resulted in the release of caustic into the Stockton Diverting Canal and adverse impacts on local fish. To date, no notice of violation has been issued in connection with this incident and no monetary sanction has been proposed. However, based on discussions with the California Regional Water Quality Control Board, we do not believe that any fine for this incident would be material.

On December 27, 2001 we received a favorable arbitration award associated with the patent infringement claim against Snap-On. The claim dates back to April 11, 1996, when we were named as a defendant in an action filed in Federal Court for the Northern District of Illinois. Snap-on Incorporated, Snap-on Tools Company and Snap-on Technologies, Inc. v. Ronald J. Ortiz and SPX Corporation, No. 96C2138, U.S. District Court for the Northern District of Illinois. The complaint contained seventeen counts, fifteen of which were directed to us. Of the fifteen counts, seven were related to the hiring in 1992 of a former officer of Sun Electric Corporation, five contained allegations of patent infringement and three sought a declaration of invalidity of patents held by us. On June 28, 1996, we filed an eight count counterclaim, containing three counts of patent infringement and five counts for declaration of invalidity of patents held by the plaintiffs. These patents pertain to certain features related to performance test equipment manufactured by Sun, Snap-on and us. In 2001, the case was moved into binding arbitration and on December 27, 2001, the arbitrator ruled in our favor. In the fourth quarter of 2001, we recorded the net gain related to the favorable Snap-on arbitration award as well as expenses associated with certain commercial legal matters, including the VSI contract litigation. Accordingly, in total we recognized a $15.6 net gain that reduced selling, general, and administrative expenses.

General Signal Power Systems, or Best Power, a subsidiary of General Signal Corporation, a subsidiary of SPX, filed suit against American Power Conversion Corporation, or APC, in the United States District Court for the Western District of Wisconsin alleging five counts of patent infringement and three counts of false advertising. Best Power was seeking to enjoin further manufacture, sale and distribution of certain models of APC’s MATRIX, SMART-UPS and BACKUPS products and further publication of false advertising along with an award of damages (which may be trebled based on an allegation of willful infringement) and attorneys fees and costs for APC’s patent infringements and false advertising. We sold our Best Power business to Invensys, plc., but retained ownership of the Best Power patents and control of the litigation. The litigation was resolved in the second quarter of 2000 with a settlement in our favor. We recorded a gain of $23.2, net of legal costs and other related expenses.

We believe that we should ultimately prevail on a pending litigation claim with VSI Holdings, Inc. On or about October 29, 2001, we were served with a complaint by VSI Holdings, Inc., or VSI, seeking enforcement of a merger agreement that we had terminated. In its complaint, VSI asked the court to require us to complete the $197.0 acquisition of VSI, and/or award damages to VSI and its shareholders. We do not believe the suit has merit and are defending the claim vigorously. On December 26, 2001, we filed our answer denying VSI’s allegations, raising affirmative defenses and asserting a counterclaim against VSI for breach of contract. There can be no assurance that we will be successful in the litigation and if we are not successful, the outcome could have a material adverse effect on our financial condition and results of operations.

Management

The following table contains information regarding our executive officers and directors.

Name	Age	Title

John B. Blystone	49	Chairman, President and Chief Executive Officer
Patrick J. O’Leary	45	Vice President Finance, Treasurer and Chief Financial Officer
Christopher J. Kearney	47	Vice President, Secretary and General Counsel
Robert B. Foreman	44	Vice President, Human Resources
Thomas J. Riordan	45	President, Transportation and Industrial Solutions
Lewis M. Kling	56	President, Communications and Technology Systems
Frederick J. Florjancic, Jr.	55	President, Specialty Engineered Products
Sarah R. Coffin	49	Director
Charles E. Johnson II	66	Director
David P. Williams	67	Director
J. Kermit Campbell	63	Director
Emerson U. Fullwood	54	Director

The following is biographical information relating to our executive officers and directors:

John B. Blystone has been our Chairman, President and Chief Executive Officer since 1995. Prior to that, he was with General Electric Company as Vice President and General Manager of GE Superabrasives from 1991 to 1994 and with Nuovo Pignone and GE Power Systems Europe as President and Chief Executive Officer from 1994 until joining SPX in 1995. He is Chairman of the Board of Directors of Inrange Technologies Corporation, a director of Worthington Industries, Inc. and a member of the Stern Stewart Advisory Board. Mr. Blystone joined the Board of SPX in 1995.

Patrick J. O’Leary has been our Vice President Finance, Treasurer, and Chief Financial Officer since October 1996. From 1994 through September 1996, he served as Chief Financial Officer and director at Carlisle Plastics, Inc. From 1982 through 1994, he served in various managerial capacities at Deloitte & Touche LLP, becoming Partner in 1988. He is a director of Inrange Technologies Corporation.

Christopher J. Kearney has been our Vice President, Secretary and General Counsel since February 1997. From April 1995 through January 1997, he served as Senior Vice President and General Counsel of Grimes Aerospace Company. From September 1988 through April 1995, he was Senior Counsel at GE Plastics business group of General Electric Company. He is a director of Inrange Technologies Corporation.

Robert B. Foreman has been our Vice President, Human Resources since May 1999. From 1992 through April 1999, he served as Vice President, Human Resources at PepsiCo International, based in Asia Pacific where he worked for both the Pepsi and Frito-Lay International businesses. From 1986 through 1992, he served in various managerial capacities in PepsiCo’s domestic operations. He is a director of Inrange Technologies Corporation.

Thomas J. Riordan has been our President, Transportation and Industrial Solutions since October 1997. From February 1996 through September 1997, he served as President OE Tool & Equipment division of the company. From September 1994 through January 1996, he served as President of Consolidated Sawmill Machinery International, Inc. From 1991 through 1994, he was Vice President of Manufacturing at IVEX Corporation.

Lewis M. Kling has been an officer of SPX since December 1999. In December 1998, he was appointed President, Communications and Technology Systems. From June 1997 through October 1998, he served as President, Dielectric Communications. From December 1994 to June 1997, he served as Senior Vice President and General Manager of Commercial Avionic Systems business of Allied Signal Corporation. From June 1990 through December 1994, he was Vice President & General Manager of the Electronic Systems Division of Harris Corporation. He is a director of Inrange Technologies Corporation.

Frederick J. Florjancic, Jr. has been our President of Specialty Engineered Products since May 2001. Prior to that he was President and CEO of Office Innovations, Inc. He spent 15 years with Brunswick Corporation, beginning in 1985, when he was named Vice President of Finance and Treasurer. In 1988 he was promoted to President and CEO of the Brunswick Bowling & Billiards Corporation in Muskegon, Michigan. He returned to the corporate office in 1995 as Group President and CEO of the Indoor Recreation Group and a Corporate Vice President. He also held positions with McGraw-Edison and Continental Illinois National Bank. A graduate of Indiana University, he holds a Bachelor of Science degree and an MBA.

Sarah R. Coffin is Senior Vice President and General Manager Performance Coatings of Noveon, Inc., a global producer of performance polymer systems and adhesives. From 1998 to 2001, she was Group President, Textile and Coatings Solution Group of BF Goodrich Performance Materials Company, a manufacturer of performance polymer systems and additives. Prior to joining BF Goodrich in 1998, Ms. Coffin was a Vice President with the H.B. Fuller Company. Before that, she held executive positions with G.E. Plastics, a business unit of General Electric Company. She has been a director of SPX since 1995.

Charles E. Johnson II is a co-owner of the G&L Acquisition Company, a fast food restaurant business, and a partner in PBJ Realty LLC, the real estate owner for G&L Acquisition Company restaurants. Mr. Johnson is also President of the Paul C. Johnson Foundation. He was formerly President and co-owner of CEJ Holdings, Inc., the principal asset of which was commercial real estate. Mr. Johnson is a director of Hackley Hospital and the Paul C. Johnson Foundation. He has served on SPX’s Board since 1976.

David P. Williams is the retired Vice Chairman of The Budd Company, a manufacturer of automobile and truck body components, castings, stampings, chassis frame components, air bag components, automotive heating accessories and cold weather starting aids. From 1995 until becoming Vice Chairman in 1999, Mr. Williams was President and Chief Operating Officer of The Budd Company. He is a director of The Budd Company and Standard Federal Bank. Mr. Williams has served as a director of SPX since 1992.

J. Kermit Campbell is currently Chairman of Bering Truck Corporation, whose principal business is the manufacturing and marketing of light, medium and heavy duty trucks. He was formerly Chief Executive Officer of The Prince Group. From 1992 until joining The Prince Group in 1995, he was President and Chief Executive Officer of Herman Miller, Inc., a manufacturer of furniture and other products for offices and other work environments. He is a director of Bering Truck Corporation, Advanced Information Systems, Inc., Advance Mixer Company and Irwin Union Bank. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood is Corporate Vice President and Executive Chief Staff Officer — Developing Markets Operations, Xerox Corporation. Previously, Mr. Fullwood held various positions with Xerox Corporation, including Corporate Vice President, and President, Regional Operations —Latin America, from 2000 to 2001, Corporate Vice President and President, Worldwide Customer Services Group from 1998 to 2000 and Corporate Vice President and Vice President and General Manager Worldwide Office Copier Business Unit from 1996 to 1997. He is a director of Threshold, the United Way of Greater Rochester, the Rochester Urban League, the Rochester Area Community Foundation, the Rochester Boy Scouts of America and the Rochester Health Commission. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Description of other indebtedness

The following summary of our senior credit facility and LYONs are subject to, and are qualified in their entirety by reference to, the terms of their respective instruments.

The senior credit facility

We are a party to a Credit Agreement, dated as of October 6, 1998, as amended and restated as of July 24, 2002, or the Restated Credit Agreement, with the lenders party thereto, Bank One, NA, as syndication agent, Bank of America, N.A., Comerica Bank, Fleet National Bank, The Bank of Nova Scotia, N.A. and Wachovia Bank N.A., as documentation agents, and JPMorgan Chase Bank, as administrative agent. As of September 30, 2002, we had outstanding under our Restated Credit Agreement: (a) $331.3 aggregate principal amount of Tranche A term loans, or the Tranche A term loans, (b) $450.0 aggregate principal amount of Tranche B term loans, or the Tranche B term loans, (c) $750.0 aggregate principal amount of Tranche C term loans, or the Tranche C term loans, and (d) $73.4 of letters of credit and no loans outstanding under the commitment that provides us with a revolving credit facility of up to $600.0, or the Revolving Loans.

The senior bank loans bear interest at either, at our option, the ABR plus the Applicable Percentage, or the ABR Loans, or the LIBOR Rate plus the Applicable Percentage, or the LIBOR Loans. The ABR is the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect, (ii) the sum of (a) the secondary market rate for three-month certificates of deposit multiplied by the statutory reserve rate specified in the Restated Credit Agreement, (b) the annual assessment rate specified in the Restated Credit Agreement and (c) 1.0%, and (iii) the federal funds effective rate from time to time plus 0.5%. The LIBOR Rate is the rate for Eurodollar deposits for a period equal to one, two, three or six months appearing on the relevant page of the Telerate screen multiplied by the statutory reserve rate specified in the Restated Credit Agreement. The Applicable Percentage means the applicable percentage set forth in the pricing grid in the Restated Credit Agreement, based upon the Consolidated Leverage Ratio as of the most recent determination date. In the case of the Eurodollar Loans, the Applicable Percentage is: (a) between 1.5% and 2.5% for Revolving Loans or Tranche A Term Loans, (b) 2.25% for Tranche B Term Loans and (c) 2.5% for Tranche C term loans. In the case of ABR Loans, the Applicable Percentage is: (a) between 0.5% and 1.5% for Revolving Loans or Tranche A term loans, (b) 1.25% for Tranche B term loans and (c) 1.5% for Tranche C term loans.

Interest on the senior bank loans is payable on the last day of each March, June, September, and December in the case of ABR Loans and on the last day of the applicable interest period in the case of Eurodollar Loans, except in the case of Eurodollar Loans having an interest period in excess of three months, in which case, interest is payable on each successive date three months after the first day of such interest period.

Our $600.0 of revolving loans available under the Restated Credit Agreement are subject to annual commitment fees between 0.25% and 0.50% on the unused portion of the loans (depending on the Consolidated Leverage Ratio as of the most recent determination date).

We may voluntarily repay the Tranche A, Tranche B and Tranche C term loans in whole or in part at any time without penalty or premium. We are not permitted to reborrow any amounts repaid on the Tranche A, Tranche B or Tranche C term loans. The Revolving Loans may be borrowed, prepaid and reborrowed. Letters of credit of up to $250.0 face amount are also available under the revolving facility. The revolving facility provides for borrowings and the issuance of letters of credit in various currencies. Letters of credit outstanding under this facility reduce the aggregate amount available under the Revolving Loans.

The term loans amortize in quarterly installments as specified in the Restated Credit Agreement. The Revolving Loans and the Tranche A term loans have a final maturity on September 30, 2004. The Tranche B Term Loans and the Tranche C term loans have a final maturity on September 30, 2009 and March 31, 2010, respectively.

For a description of the mandatory prepayment provisions, the representations and warranties, the covenants and the events of default relating to our senior credit facility, see “Management’s discussion and analysis of financial condition and results of operations — Restated credit agreement as of September 30, 2002.”

We currently expect that the proposed refinancing of our Restated Credit Agreement will result in certain modifications including, among others,:

• Replacement of existing Tranche A term loan facility with a new Tranche A term loan facility in an aggregate principal amount of $175.0 (subject to increase on or prior to June 30, 2003 to up to $225.0). The new Tranche A term loan facility will have a final maturity of March 31, 2008, with quarterly amortization commencing on June 30, 2003 and ending on March 31, 2008 (with the quarterly installments in each year being equal in amount) in an aggregate principal amount for each year set forth below equal to the percentage set forth opposite such year of the aggregate principal amount of the Tranche A term loans outstanding on June 30, 2003:

Year	Percentage

2003	7.5%
2004	10.0%
2005	15.0%
2006	20.0%
2007	22.5%
2008	25.0%

• Replacement of our existing revolving loan facility with a new revolving loan facility in an aggregate principal amount of $500.0 with a final maturity on March 31, 2008.

• The Applicable Percentage for new revolving loans or new Tranche A term loans will range (depending on our Consolidated Leverage Ratio) between 1.75% to 2.25% in the case of Eurodollar loans and between 0.75% and 1.25% in the case of ABR Loans. Annual commitment fees on the unused portion of the revolving loan facility will range (depending on our Consolidated Leverage Ratio and utilization of our revolving loan facility) between 0.25% and 0.50%.

We cannot assure you, however, that the proposed refinancing of the Restated Credit Agreement will occur or will occur on the terms described here.

The LYONs

In February 2001 we consummated an offering whereby we issued and sold February LYONs in an aggregate principal amount at maturity of $994.8 and in May 2001 we consummated an offering whereby we issued and sold May LYONs in an aggregate principal amount at maturity of $415.0.

The February and May LYONs are unsecured and unsubordinated obligations and rank equal in right of payment to all our existing and future unsecured and unsubordinated indebtedness, including the notes offered hereby. The February and May LYONs had an issue price of $579.12, and a principal amount at maturity of $1,000. The stated yield to maturity of the February LYONs is 2.75% (computed on a semi-annual bond equivalent basis) calculated from February 6, 2001, excluding any contingent interest. The stated yield to maturity of the May LYONs is 2.75% (computed on a semi-annual bond equivalent basis) calculated from May 9, 2001, excluding any contingent interest.

Conversion rights

Each LYON is convertible into common stock at a conversion rate of 9.6232 shares per February LYON and 8.8588 shares per May LYON. The conversion rate will be adjusted for certain reasons specified in the indenture, but will not be adjusted for accrued original issue discount. Upon conversion, the holder will not receive any cash payment representing accrued original issue discount. Instead, accrued original issue discount will be deemed paid by the shares of common stock received by the holders on conversion.

Conversion based on common stock price. Holders may surrender February and May LYONs for conversion into shares of common stock in any calendar quarter commencing after March 31, 2001 and June 30, 2001, respectively, if, as of the last day of the preceding calendar quarter, the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than a specified percentage, beginning at 135% and declining 0.3125% per quarter thereafter for February LYONs, and beginning at 120% and declining 0.125% per quarter thereafter for the May LYONS, of the accreted conversion price per share of common stock on the last trading day of such preceding calendar quarter. The accreted conversion price per share as of any day will equal the issue price of a LYON plus the accrued original issue discount to that day, divided by the number of shares of common stock issuable upon a conversion of a LYON on that day.

The table below shows the conversion trigger price per share of our common stock through the 2003 third quarter.

	February LYONs	May LYONs

2002 Fourth quarter	$83.82	$81.07
2003 First quarter	$84.19	$81.54
2003 Second quarter	$84.57	$82.01
2003 Third quarter	$84.95	$82.49

Conversion based on credit rating. Holders may also surrender a LYON for conversion during any period in which the credit rating assigned to the LYONs by either Moody’s or Standard & Poor’s is B3 or B–, respectively, or lower.

Conversion upon notice of redemption. A holder may surrender for conversion a LYON called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date, even if it is not otherwise convertible at such time.

Conversion upon occurrence of certain corporate transactions. If we make a significant distribution to our stockholders or if we are a party to certain consolidations, mergers or binding share exchanges, LYONs may be surrendered for conversion. If such transaction also constitutes a change in control, the holder will be able to require us to purchase all of a portion of such holder’s LYONs as described below under “— Change in control.”

Contingent interest

We will pay contingent interest to the holders of February LYONs during any six-month period from February 6 to August 5 and from August 6 to February 5, commencing February 6, 2006 and to holders of the May LYONs during any six-month period from May 9 to November 8 and from November 9 to May 8, commencing May 9, 2005, if the average market price of a LYON for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the sum of the issue price and accrued original issue discount for such LYON to the day immediately preceding the relevant six-month period. Notwithstanding the above, if we declare a dividend for which the record date falls prior to the first day of a six-month period but the payment date falls within such six-month period, then the five trading day period for determining the average market price of a LYON will be the five trading days ending on the second trading day immediately preceding such record date.

The amount of contingent interest payable per LYON in respect of any quarterly period will equal the greater of 0.0625% of such average market price of a LYON for the five trading day period referred to above or any regular cash dividends paid by us per share on our common stock during that quarterly period multiplied by the number of shares of common stock issuable upon conversion of a LYON.

Contingent interest, if any, will accrue and be payable to holders of LYONs as of the 15th day preceding the last day of the relevant six-month period or, if we pay a regular cash dividend on our common stock during a quarter within the relevant six-month period, to holders of LYONs as of the record date for the related common stock dividend. Such payments will be paid on the last day of the relevant six-month period, or if we pay a regular cash dividend on our common stock during a quarter within the relevant six-month period, on the payment date of the related common stock dividend. The original issue discount will continue to accrue at the yield to maturity whether or not contingent interest is paid.

Redemption of the LYONs at our option

The February and May LYONs are not redeemable prior to February 6, 2006 and May 9, 2005, respectively. Thereafter, the LYONs are redeemable for cash at our option, as a whole at any time or from time to time in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

Purchase of LYONs at the option of the holder

We will purchase the February LYONs at the option of the holder on February 6, 2004 for a price equal to $628.57, on February 6, 2006 for a price equal to $663.86 and on February 6, 2011 for a price equal to $761.00 (each representing issue price plus accrued original issue discount to the purchase date). We will purchase the May LYONs at the option of the holder on May 9, 2003 for a price equal to $611.63, on May 9, 2005 for a price equal to $645.97 and on May 9, 2009 for a price equal to $720.55 (each representing issue price plus accrued original issue discount to the purchase date). We, at our option, may elect to pay the purchase price on any such purchase date in cash or shares of common stock, or any combination thereof.

Change in control

Our obligations under the LYONs require the repurchase of the LYONs upon a change of control as defined therein, which is different than the definition of change of control under the notes. Upon a change in control, as defined in the LYONs, occurring on or prior to February 6, 2006 for the February LYONs and May 9, 2005 for the May LYONs, each holder of the February or May LYONs, as the case may be, may require us to repurchase all or a portion of such holder’s LYONs for cash at a price equal to the issue price plus accrued original issue discount to the date of repurchase. The change in control purchase feature of the LYONs may in certain circumstances make more difficult or discourage a takeover of SPX.

Optional conversion to semi-annual coupon notes upon tax event

After the occurrence of certain tax events discussed in the indenture, we will have the option to pay interest in cash semi-annually in lieu of future original issue discount. In such cases, interest will accrue at a rate of 2.75% per year on a restated principal amount equal to the issue price of the LYONs plus accrued original issue discount to the option exercise date. In such event, the redemption price, purchase price and change in control purchase price will be adjusted, and contingent interest will cease to accrue on the LYONs. Exercise of this option by us will not affect a holder’s conversion rights.

Description of notes

SPX Corporation will issue the notes under a senior indenture between itself and JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented to issue the notes (the “Indenture”). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount, although the issuance of notes in this offering will be limited to $500.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes (the “Additional Notes”) and which will be deemed to be in the same series as the notes offered hereby. We will only be permitted to issue such Additional Notes if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the holders of the notes.

This description of notes is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this description of notes is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights. If the description of the notes varies between this prospectus supplement and the “Description of debt securities” in the accompanying prospectus, you should rely on the information contained in this prospectus supplement which supercedes the description in the accompanying prospectus with respect thereto.

You will find the definitions of capitalized terms used in this description under the heading “Certain definitions.” For purposes of this description, references to the “Company,” “we,” “our,” and “us” refer only to SPX Corporation and not to any of its subsidiaries.

General

The notes

The notes:

• are general unsecured, senior obligations of the Company;

• are limited to an aggregate principal amount of $500.0 million, subject to our ability to issue Additional Notes;

• mature on January 1, 2013;

• will be issued in denominations of $1,000 and integral multiples of $1,000;

• will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See “Book-entry settlement and clearance;” and

• rank equally in right of payment to any existing and future senior Indebtedness of the Company.

Inrange and its Subsidiaries will be Unrestricted Subsidiaries under the Indenture on the Issue Date.

Interest

Interest on the notes will compound semi-annually and:

• accrue at the rate of 7 1/2% per annum;

• accrue from the date of original issuance or the most recent interest payment date;

• be payable in cash semi-annually in arrears on January 1 and July 1, commencing on July 1, 2003 (or if such scheduled date of payment is not a business day, the next succeeding business day);

• be payable to the holders of record on the June 15 and December 15 immediately preceding the related interest payment dates; and

• be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the notes, and the notes may be exchanged or transferred, at the office or agency designated by the Company in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee in New York, New York), except that we may, at our option, pay interest on the notes by check to holders of the notes at their registered address as it appears in the note register. We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depositary Trust Company or its nominee in immediately available funds to The Depositary Trust Company or its nominee, as the case may be, as the registered holder of such global note. No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

The Trustee will initially act as Paying Agent and Registrar. We may change the Paying Agent or Registrar without prior notice to the holder of the notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

Transfer and exchange

A holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Optional redemption

The notes will be redeemable, at the option of the Company, at any time prior to January 1, 2008, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days’ prior notice mailed to the registered address of each holder of notes to be so redeemed, at a redemption price equal to the greater of (i) 100% of their principal amount plus accrued but unpaid interest to the date of redemption or (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to January 1, 2008 (except for currently accrued but unpaid interest) (assuming the notes are redeemed, and based on the applicable redemption price, on that date) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined), plus 50 basis points, plus (b) accrued but unpaid interest to the date of redemption.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to January 1, 2008.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, (i) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated “Composite 3:30 p.m. Quotations for the U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc., ABN AMRO Bank N.V., Banc of America Securities LLC, Banc One Capital Markets, Inc. and Comerica Securities, Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

In addition, on and after January 1, 2008, the Company may redeem all or part of the notes from time to time upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due and on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

Year	Percentage
2008	103.75%
2009	102.50%
2010	101.25%
2011 and thereafter	100.00%

Before January 1, 2006, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	at least 65% of the original principal amount of the notes remains outstanding after each such redemption; and

(2)	the redemption occurs within 120 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by the Company.

In the case of any partial redemption, the Trustee will select the notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and reasonable, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Mandatory redemption

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

Further issues

We may from time to time, without the consent of existing note holders, create and issue further notes under the Indenture (which is unlimited in amount) having the same terms and conditions as the notes in all respects, except for issue date, issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes. Also, we may issue additional series of notes under the Indenture with dissimilar terms to the notes.

Ranking

The notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness of the Company that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated (including, without limitation, the LYONs). The notes will effectively rank junior to any secured Indebtedness of the Company or its Subsidiaries, to the extent of the assets securing such Indebtedness and to all existing and future obligations of Subsidiaries of the Company. In the event of bankruptcy, liquidation, reorganization or other winding-up of the Company or its Restricted Subsidiaries or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Agreement or other secured Indebtedness, the assets of the Company and its Restricted Subsidiaries that secure such Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such Senior Credit Agreement and other secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

For a discussion of our outstanding Company and Subsidiary Indebtedness, please see “Risk factors — Risks related to the notes,” “Capitalization” and “Management’s discussion and analysis of financial condition and results of operations.” The ability of our Subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our Subsidiaries may become a party.

Change of control

If a Change of Control occurs, each registered holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control or, at the Company’s option, prior to any Change of Control but after the public announcement thereof, the Company will mail a notice (the “Change of Control Offer”) to each registered holder with a copy to the Trustee stating:

(1)
that a Change of Control has occurred or may occur and that such holder has the right to require the Company to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)
the repurchase date (which shall be no earlier than (x) the consummation of the Change of Control in the case of a Change of Control Offer initiated prior to the consummation of the transaction resulting in such Change of Control and (y) in other cases, 30 days after the notice is mailed but not later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)	that the Change of Control Offer is conditioned on the Change of Control occurring if the notice is mailed prior to a Change of Control; and

(4)	the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions of notes (equal to $1,000 or an integral multiple of $1,000) properly tendered under the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

(3)
deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Before mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under any credit agreement, indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under any credit agreement, indenture or other agreement that may be violated by a payment to the holders of notes under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control (or in the case of a Change of Control Offer initiated prior to the consummation of the transaction resulting in a Change of Control, on or prior to the later of the date of such transaction or the closing of the Change of Control Offer), it being a default under the Indenture if the Company fails to comply with such covenant within 30 days following any Change of Control (or in the case of a Change of Control Offer initiated prior to the consummation of the transaction resulting in a Change of Control, on or prior to the later of the date of such transaction or the closing of the Change of Control Offer). A default under the Indenture will result in a cross-default under the Senior Credit Agreement.

The Company will not be required to make a Change of Control Offer upon a Change of Control (or in advance of a Change of Control but after the public announcement of the transaction that would, if consummated, result in a Change of Control) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a Change of Control under the Senior Credit Agreement and cause a default may not constitute a Change of Control under the Indenture. The indenture relating to the LYONs also contains a change of control repurchase provision which may be exercised at the option of the holders of the LYONs, which provision has a different change of control definition than the notes. Future Indebtedness of the Company and its subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement and other future Indebtedness may prohibit the Company’s prepayment of notes before their scheduled maturity. Consequently, if the Company is not able to prepay obligations under the Senior Credit Agreement and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture will result in a cross-default under the Senior Credit Agreement.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

Certain covenants

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and its Subsidiary Guarantors, if any, may Incur Indebtedness if on the date thereof:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)
Indebtedness Incurred pursuant to a Senior Credit Agreement in an aggregate amount up to $2,275.0 million less the aggregate principal amount of all repayments with the proceeds from Asset Dispositions utilized in accordance with clause (3)(a) of “— Limitation on sales of assets and subsidiary stock” that permanently reduce the commitments, or permanently reduce the obligations, under a Senior Credit Agreement Incurred pursuant to this clause (1);

(2)
(x) Subsidiary Guarantees and (y) other Guarantees (or co-obligations) to the extent Restricted Subsidiaries issue such Guarantees (or co-obligations) in compliance with the covenant “— Limitation on guarantees of indebtedness by restricted subsidiaries;”

(3)
Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

(a)
any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; or

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4)
Indebtedness represented by (a) the notes, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11), (12), (14) and (15)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

(5)
Indebtedness of a Restricted Subsidiary Incurred prior to and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or another Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary or was otherwise acquired by the Company or another Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition), provided, however, that at the time such Restricted Subsidiary is acquired by the Company or another

Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6)	Indebtedness under Currency Agreements, Interest Rate Agreements and Commodity Price Protection Agreements; provided that such agreements are not entered into for speculative purposes;

(7)
the Incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness Incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal property (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in each case Incurred (x) within 180 days before or after the acquisition, construction, development or improvement of the related asset in the case of the initial financing of all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or such Restricted Subsidiary or (y) the refinancing of Indebtedness described in clause (x), in an aggregate principal amount pursuant to this clause (7) not to exceed 5% of Total Tangible Assets outstanding at any time;

(8)
Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(9)
Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that in the case of dispositions, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(11)
any Guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness or other obligations of any Restricted Subsidiary of the Company so long as the Incurrence of such Indebtedness or other obligation Incurred by such Restricted Subsidiary is permitted under the terms of the Indenture;

(12)
Indebtedness of Foreign Subsidiaries in an aggregate principal amount which does not exceed 40% of the Total Foreign Assets of the Company at any one time outstanding; provided that after giving effect to any such Incurrence the Consolidated Coverage Ratio of the Company is at least 3.00:1.00;

(13)	Indebtedness in connection with Qualified Receivables Transactions;

(14)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary (other than a Receivables Entity); provided that

(a)	any issuance or subsequent transfer of any Capital Stock or any other event which results in any such Preferred Stock being beneficially held by a Person other than the

Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; or

(b)	any sale or transfer of such Preferred Stock to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of Indebtedness by such Restricted Subsidiary;

(15)	Indebtedness Incurred pursuant to the BOMAG Receivable Facility in an aggregate amount up to $50.0 million; and

(16)
in addition to the items referred to in clauses (1) through (15) above, additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (16) and then outstanding (including any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness), will not exceed $250.0 million at any one time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

(1)
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of Incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)
all Indebtedness outstanding on the Issue Date under a Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not (x) the first paragraph of this covenant or (y) clauses (2), (4), (6) or (16) of the second paragraph of this covenant;

(3)
Guarantees of, or obligations in respect of letters of credit or other forms of credit support relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)
if obligations in respect of letters of credit are Incurred pursuant to a Senior Credit Agreement and are being treated as Incurred pursuant to the first or second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)
the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)
for the purpose of clarity, Indebtedness may be Incurred under a Senior Credit Agreement pursuant to the first paragraph above and clauses (1), (2), (4), (6) and (16) of the second paragraph so long as the borrowing thereunder is permitted to be Incurred pursuant to that provision.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness on the date of such issuance in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this
“— Limitation on indebtedness” covenant, the Company shall be in Default of this covenant); provided, that Indebtedness of Inrange and its Subsidiaries Incurred prior to the date such Persons are designated as Restricted Subsidiaries shall be treated as Indebtedness of a Restricted Subsidiary Incurred prior to the date such Restricted Subsidiary was acquired in accordance with, and subject to the restrictions of, clause (5) of the second paragraph of this “— Limitation on indebtedness” covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on guarantees of indebtedness by restricted subsidiaries

The Company will not permit any Restricted Subsidiary to Guarantee the payment of any Indebtedness of the Company (or become a co-obligor of any Indebtedness of the Company) unless:

(1)
such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of payment of the notes by such Restricted Subsidiary, except that with respect to a Guarantee (or co-obligation) of Indebtedness of the Company, if such Indebtedness is by its express terms subordinated in right of payment to the notes, any such Guarantee (or co-obligation) of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Subsidiary Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes;

(2)
such Restricted Subsidiary defers and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until all of the notes issued under the Indenture have been paid, cancelled or legally defeased in full; and

(3)
such Restricted Subsidiary, if such Restricted Subsidiary is a Significant Subsidiary, shall deliver to the Trustee an Opinion of Counsel, which may be subject to customary exceptions, to the effect that (A) such Subsidiary Guarantee of the notes has been duly executed and authorized and (B) such Subsidiary Guarantee of the notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any Guarantee (or co-obligation) of any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Company (or Inrange and its Subsidiaries being designated as Restricted Subsidiaries of the Company) and (B) was not Incurred in connection with, or in contemplation of, such Person becoming (or being designated as) a Restricted Subsidiary of the Company or (y) that Guarantees the payment of obligations of the Company under a Senior Credit Agreement (whether or not Incurred pursuant to the first paragraph or the second paragraph of the covenant “— Limitation on indebtedness”) and any refunding, refinancing or replacement thereof, in whole or in part, provided that the exception provided by this clause (y) shall not apply to any Indebtedness Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act.

Notwithstanding the foregoing and the other provisions of the Indenture, any Subsidiary Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) in accordance with the terms of the Indenture which in the case of a sale of Capital Stock results in such Restricted Subsidiary ceasing to be a Subsidiary of the Company, (ii) a Guarantee (or co-obligation) which resulted in the creation of the Subsidiary Guarantee is released or discharged, except a release or discharge by or as a result of payment under such Guarantee, (iii) such Subsidiary Guarantor being designated an Unrestricted Subsidiary in accordance with the provisions of the Indenture; provided, that if such Subsidiary is later designated a Restricted Subsidiary, such Guarantee will be reinstated unless clause (i), (ii) or (iv) of this paragraph is applicable, or (iv) in the case of the issuance by a Restricted Subsidiary of a Subsidiary Guarantee which was not required by this covenant, such Subsidiary Guarantee may be released at the option of such Subsidiary Guarantor; provided that such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant “— Limitation on indebtedness” unless such Indebtedness so Incurred is similarly released or discharged.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)
declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis;

(2)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)
purchase, repurchase, redeem, defease or otherwise acquire or retire for value, before scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition and other than Subordinated Obligations or Guarantor Subordinated Obligations held by the Company or any Restricted Subsidiary); or

(4)
make any Restricted Investment in any Person or make any payment in connection with a Guarantee of Indebtedness of Inrange or effect any transaction that is deemed a Restricted Payment under the definition of “Asset Disposition;”

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Restricted Investment or payment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)
the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “— Limitation on indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i)
50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter which includes the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)
the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received by the Company from the issue, sale or transfer of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii)
the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property that does not constitute Capital Stock (excluding Disqualified Stock) distributed by the Company upon such conversion or exchange);

(iv)
the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person (including Investments in Unrestricted Subsidiaries) resulting from:

(A)
repurchases or redemptions of such Restricted Investments by such Person (including Unrestricted Subsidiaries), proceeds realized upon the sale of such Restricted Investment (including Investments in Unrestricted Subsidiaries) to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person (including Unrestricted Subsidiaries) to the Company or any Restricted Subsidiary of the Company; or

(B)
the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income;

(v)
the amount equal to the Net Available Cash from the sale, transfer, conveyance or other disposition of an Investment received in a transaction described in clause (13) of the second paragraph of the definition of Asset Disposition to an unaffiliated purchaser which amount in each case under this clause (v) was included in the calculation of Restricted Payments; provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income; and

(vi)	$200.0 million.

The provisions of the preceding paragraph will not prohibit:

(1)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a

Subsidiary or to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Subordinated Obligations of the Company that qualify as Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company that constitutes Refinancing Indebtedness; provided that such purchase, repurchase, redemption, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)
so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under “— Limitation on sales of assets and subsidiary stock” below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(5)
dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(6)	so long as no Default or Event of Default has occurred and is continuing,

(a)
the purchase, repurchase, redemption or other acquisition, cancellation or retirement for fair market value of Capital Stock or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any parent of the Company held by any existing or former employees, management, directors or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs; provided that such purchases, redemptions or repurchases or other acquisitions, cancellations or retirements pursuant to this clause will not exceed $5.0 million in the aggregate during any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, however, that the amount of any such repurchase or redemption or other acquisitions, cancellations or retirements will be included in subsequent calculations of the amount of Restricted Payments; and

(b)
loans or advances to employees (other than executive officers) or consultants of the Company or any Subsidiary of the Company made in compliance with applicable law the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $10.0 million at any one time outstanding; provided, however, that the outstanding amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the

Company or Preferred Stock of any Restricted Subsidiary permitted to be Incurred in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense;” provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

(8)
repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof or the associated payment of tax in the form of Capital Stock of the Company; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(9)
the purchase of any Subordinated Obligations of the Company or its Subsidiaries at a purchase price not greater than 101% of the principal amount thereof (together with accrued and unpaid interest) in the event of a Change of Control or 100% of the principal amount thereof (together with accrued and unpaid interest) in the event of an Asset Disposition in accordance with provisions similar to the “Change of control” and “— Limitation on sales of assets and subsidiary stock” covenants; provided, however, that prior to such purchase of any such Subordinated Obligations, the Company has made the Change of Control Offer or Asset Disposition Offer as provided in the relevant covenant under the Indenture and has purchased all notes validly tendered and not properly withdrawn pursuant thereto; provided, further, that any such purchase or redemption will be excluded from subsequent calculations of Restricted Payments;

(10)
in the event Inrange is an Unrestricted Subsidiary, the dividend or distribution of Capital Stock of Inrange or the transfer or sale of Capital Stock of Inrange in exchange for Common Stock of the Company, in each case to holders of Capital Stock of the Company; provided that any such dividend, distribution, transfer or sale will be excluded from subsequent calculations of Restricted Payments with the exception of Investments made in Inrange or any of its Subsidiaries by the Company or any Restricted Subsidiary of the Company (other than Inrange or any of its Restricted Subsidiaries) after the Issue Date that constitute Permitted Investments (with the exception of clauses (17) and (18) of such defined term);

(11)
In the event Inrange is a Restricted Subsidiary, the dividend or distribution of the Capital Stock of Inrange or the transfer or sale of Capital Stock of Inrange in exchange for Common Stock of the Company, in each case to holders of Capital Stock of the Company; provided, that (x) the Company would be permitted to make a Restricted Payment pursuant to the provisions of the first paragraph of this covenant in an amount equal to the aggregate of Investments made in Inrange or any of its Subsidiaries by the Company or any Restricted Subsidiary of the Company (other than Inrange or any of its Restricted Subsidiaries) after the Issue Date that, without duplication, (a) constitute Permitted Investments (with the exceptions of clauses (17) and (18) of such defined term) and (b) that pursuant to clause (iv)(B) of “— Limitation on Restricted Payments” would no longer constitute Restricted Payments and (y) such dividend, distribution, transfer or sale in the amount referred to in clause (x) shall be included in subsequent calculations of Restricted Payments; and

(12)
the repurchase or redemption of the Company’s preferred stock purchase rights, or any substitute therefor, in an aggregate amount not to exceed the product of (x) the number of outstanding shares of Common Stock of the Company and (y) $0.01 per share, as such amount may be adjusted in accordance with the rights agreement relating to the Common Stock of the Company; provided that such repurchase or redemption shall be included in subsequent calculations of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except valuation with respect to Inrange shall be made in accordance with the definition of “Investment.” The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be conclusively determined by an Officer, and for transactions in excess of $50.0 million, shall also be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee or by Senior Management acting in good faith whose determination with respect thereto shall be delivered in a Senior Management Certificate to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate, the resolution of the Board of Directors or the Senior Management Certificate referred to above stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant “— Limitation on restricted payments” were computed.

In addition, Inrange will be an Unrestricted Subsidiary under the Indenture on the Issue Date.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to create, Incur or grant any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under the Indenture and the notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or before in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on sale/leaseback transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)
the Company or such Restricted Subsidiary, as the case may be, receives consideration within customary time periods of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company or by a Senior Management Certificate delivered to the Trustee) of the property subject to such transaction;

(2)
the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under “— Limitation on indebtedness;”

(3)
the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the notes by the covenant described under “— Limitation on liens;” and

(4)
the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under “— Limitation on sale of assets and subsidiary stock” (including the provisions concerning the application of Net Available Cash after the Sale/Leaseback Transaction) are satisfied at the time required to be satisfied pursuant to that covenant with respect to such Sale/Leaseback Transaction, treating all of the cash consideration (with the items constituting cash consideration to be determined in accordance with “— Limitation on sale of assets and subsidiary stock”) received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)
make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, or the waiver or deferral of the rights of a guarantor to reimbursement, indemnity, subrogation or similar rights, shall not be deemed a restriction on the ability to make loans or advances); or

(3)	transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(i)
any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, the Indenture, the notes and the Senior Credit Agreement in effect on such date);

(ii)
any encumbrance or restriction with respect to a Restricted Subsidiary existing prior to the date on which such Restricted Subsidiary was acquired by the Company (including upon Inrange and its Subsidiaries being designated as Restricted Subsidiaries of the Company) (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary or was acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition) and outstanding on such date;

(iii)
any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement, refinancing, amendment or modification pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment or modification to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, amendment or modification are no less favorable in the aggregate in any material respect to the holders of the notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) and (ii) of this paragraph on the Issue Date or the date of Incurrence with respect to this clause (iii) or the date each of Inrange and its Subsidiaries or such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(iv)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(b)
contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(v)
purchase money obligations for property acquired in the ordinary course of business, Capitalized Lease Obligations, industrial revenue bonds, or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby;

(vi)
any Purchase Money Note or other Indebtedness or any contractual requirements (including, without limitation, encumbrances or restrictions) incurred with respect to, or in connection with, a Qualified Receivables Transaction relating exclusively to a Receivables Entity;

(vii)
any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of a Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(viii)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order or required by any governmental authority;

(ix)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x)	encumbrances or restrictions existing under or by reason of Permitted Subsidiary Acquisitions, provisions in joint venture arrangements and other similar arrangements;

(xi)
(a) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred by the Company or any Restricted Subsidiary in accordance with the covenant described under “— Limitation on indebtedness” that are not materially more restrictive, taken as a whole, than either those in the Indenture governing the notes or the Senior Credit Agreement on the date of the Indenture (which may result in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level), (b) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred by a Foreign Subsidiary or (c) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred by Inrange or any of its Restricted Subsidiaries (if Inrange is a Restricted Subsidiary) which are customary for such type of financing;

(xii)	any Permitted Lien;

(xiii)
customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

(xiv)	agreements entered into between a Restricted Subsidiary and another Restricted Subsidiary which second Restricted Subsidiary is not a Subsidiary of the first Restricted Subsidiary; and

(xv)	supermajority board requirements included in the organizational documents of Inrange, or contractual agreements to which Inrange is a party.

Notwithstanding the foregoing, this covenant shall not be breached as a consequence of a decrease in the size of the exception provided by clauses (20) or (24) of the definition of Permitted Liens due to a decrease in Total Tangible Assets or Total Foreign Assets, as the case may be.

Limitation on sales of assets and subsidiary stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)
the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value at the time of contractually agreeing to such Asset Disposition, as determined with respect to transactions in excess of $50.0 million in good faith by Senior Management (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)
except in the case of Asset Swaps, at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(a)
to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company (other than Disqualified Stock or Subordinated Obligations) or Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, unless cash is otherwise used in accordance with clause (b); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) or obligation to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(b)
to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or pursuant to arrangements in place within the 365 day period and to be completed within 90 days after execution of such arrangement; provided that pending the final application of any such Net Available Cash in accordance with this clause (b) or clause (a) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition (subject to the 90-day extension period set forth above), if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes and Pari Passu Notes (or 100% of the accreted value thereof, in the case of Indebtedness sold at a discount, as the case may be) plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. The terms of any offer for Pari Passu Notes shall be governed by the agreement pursuant to which such Pari Passu Notes were issued. If the aggregate principal amount of notes surrendered by holders thereof and other Pari Passu Notes (or accreted value, as applicable) surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and Pari Passu Notes (or accreted value, as applicable). Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 business days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five business days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of notes and Pari Passu Notes (or accreted value, as applicable) required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders of the notes who tender notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of notes and Pari Passu Notes or portions of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five business days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new note, and the Trustee, upon delivery of an Officers’ Certificate from the Company will authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For	the purposes of this covenant, the following will be deemed to be cash:

(1)
the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release (by operation of law, the sale of the Capital Stock of a Restricted Subsidiary in the absence of any continuing Guarantee or credit support or otherwise) of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above);

(2)	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Disposition; and

(3)
securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted, sold or exchanged within 30 days of receipt by the Company or such Restricted Subsidiary into cash.

The Company and any Restricted Subsidiary will be permitted to engage in any Asset Swaps, provided that in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined in good faith by Senior Management, to be in excess of $50.0 million, the terms of such Asset Swap have been approved by Senior Management as evidenced by a Senior Management Certificate.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)
the terms of such Affiliate Transaction, taken as a whole, are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained on an arm’s-length basis with a Person who is not such an Affiliate; and

(2)
in the event such Affiliate Transaction involves an aggregate amount in excess of $50.0 million, either (a) the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake (it being understood that directors of the Company who are not directors of Inrange and beneficially own less than  1/2 of 1% of the Common Stock of Inrange shall be deemed to have no personal stake in Inrange by virtue of being directors of the Company or beneficial ownership of Common Stock of Inrange) in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above) or (b) the Company has received a written opinion from an independent investment banking firm of nationally recognized standing to the effect that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The	preceding paragraph will not apply to:

(1)	any Restricted Payment or Permitted Investment permitted to be made pursuant to the covenant described under “—Limitation on restricted payments;”

(2)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors, employees or consultants of the Company and its Restricted Subsidiaries;

(3)
loans or advances to employees (other than executive officers) in the ordinary course of business of the Company or any of its Restricted Subsidiaries (including for travel, entertainment or moving) or guarantees in respect thereof or otherwise made on their behalf (including payment on any such guarantees) made in compliance with applicable law;

(4)	any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity);

(5)
the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement, transaction or arrangement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date or Inrange or any of its Subsidiaries is a party to prior to being designated as Restricted Subsidiaries of the Company, as these agreements, transactions or arrangements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date or the date of designation of Inrange and its

Subsidiaries as Restricted Subsidiaries of the Company will be permitted to the extent that its terms are no more disadvantageous in the aggregate to the holders of the notes than the terms of the agreements in effect on Issue Date; provided, further, that any future amendment, modification or supplement with respect to loan arrangements between the Company and Inrange in existence on the Issue Date will be permitted to the extent that such terms (x) (i) are approved by the disinterested directors of the Company or (ii) are not materially more disadvantageous to the Company than the terms of such agreements in existence on the Issue Date, and (y) do not revise the formula for the calculation of interest rates in an adverse manner to the Company;

(6)
sales or other transfers or dispositions of Receivables and other related assets customarily transferred in an asset securitization transaction to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments and related arrangements in connection with a Qualified Receivables Transaction;

(7)	making loans to employees (other than executive officers) for the purchase of Capital Stock of the Company in compliance with applicable law; and

(8)	tax sharing agreements between the Company and any Restricted Subsidiary.

SEC reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and make available to the Trustee and the registered holders of the notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements or in a separately captioned section in “Management’s discussion and analysis of financial condition and results of operations” of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be the Company or a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

(2)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)
immediately after giving effect to such transaction, either (A) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “— Limitation on indebtedness” or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(4)
each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the notes; and

(5)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or a Restricted Subsidiary), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits.

Effectiveness of covenants

The covenants described under “— Limitation on indebtedness,” “— Limitation on guarantees of indebtedness by restricted subsidiaries,” “— Limitation on restricted payments,” “— Limitation on restrictions on distributions from restricted subsidiaries,” “— Limitation on sales of assets and subsidiary stock,” “— Limitation on affiliate transactions,” “— SEC reports” and clause (3) of
“— Merger and consolidation” will no longer be in effect upon the Company reaching Investment Grade Status; provided, that no Default has occurred and is continuing.

Events of default

Each	of the following is an Event of Default:

(1)	default in any payment of interest on any note when due, continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain covenants — Merger and consolidation;”

(4)
failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under “Change of control” above or under the covenants described under “Certain covenants” above (in each case, other than a failure to purchase notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with “Certain covenants — Merger and consolidation” which is covered by clause (3));

(5)	failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness before its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(7)
certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8)
failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts covered by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)
any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except in accordance with the terms of the Indenture) or is declared null and void in a judicial proceeding or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) under “Events of default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. If an Event of Default described in clause (7) above with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Before taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs unless the Default has been previously cured. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal of or extend the Stated Maturity of any note;

(4)
reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed or, repurchased as described above under “Optional redemption,” “Change of control,” “Certain covenants — Limitation on sales of assets and subsidiary stock” or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)	make any note payable in money other than that stated in the note;

(6)
impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(7)	modify the Subsidiary Guarantees in any manner adverse to the holders of the notes except for a release in accordance with the provisions of the Indenture; or

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, the Company and the Trustee may amend the Indenture and the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture and the notes;

(3)
provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f) (2) (B) of the Code);

(4)	add Guarantees with respect to the notes or release a Subsidiary Guarantor in accordance with the Indenture;

(5)	secure the notes;

(6)	add to the covenants of the Company or provide additional rights or benefits to the holders or surrender any right or power conferred upon the Company;

(7)	make any change that does not adversely affect the rights of any holder;

(8)	comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9)	evidence and provide the acceptance of the appointment of a successor trustee under the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and discharge

The Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to the notes, when we have satisfied the conditions specified under “Description of debt securities — Satisfaction and discharge” in the accompanying prospectus.

Defeasance

The Company at any time may terminate all its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations under covenants described under “Certain covenants” (other than “Merger and consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under “Events of default” above and the limitations contained in clause (3) and clause (4) described under “Certain covenants — Merger and consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “Events of default” above or because of the failure of the Company to comply with clause (3) or (4) under “Certain covenants — Merger and consolidation” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No personal liability of directors, officers, employees and stockholders

No director, Officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, if any, as such, shall have any liability for any obligations of the Company under the notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Concerning the trustee

JPMorgan Chase Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes.

Governing law

The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary or with or into the Company or (ii) assumed in connection with the acquisition of assets, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming or merging with or into a Restricted Subsidiary of the
Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity);

(2)	the sale of Cash Equivalents in the ordinary course of business;

(3)	a disposition of inventory;

(4)
a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	transactions permitted under “Certain covenants — Merger and consolidation;”

(6)	an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary (other than a Receivables Entity);

(7)	the making of a Permitted Investment or a Restricted Payment made in accordance with “Certain covenants — Limitation on restricted payments;”

(8)	transfers of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(9)	dispositions of long-term assets with an aggregate fair market value per annum of $5.0 million (with unused amounts available to be used in future years);

(10)	dispositions in connection with Permitted Liens;

(11)
the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole;

(12)	foreclosure on assets;

(13)
issuances by Inrange of shares of Inrange Capital Stock in a Permitted Subsidiary Acquisition or in connection with a Permitted Joint Venture or dispositions by the Company and its Restricted Subsidiaries of Inrange Capital Stock; provided, that at the Company’s option (x) the transaction complies with “Certain Covenants—Limitations on sales of asset and subsidiary stock” as if such transaction constituted an Asset Disposition covered thereunder, (y) after giving effect to any such transaction, Inrange or its acquiror is a Restricted

Subsidiary of the Company or (z) the Company’s Investment in Inrange or its acquiror (valued on the same basis as the valuation of Investments in Inrange) would qualify as, and would be deemed and treated as, for subsequent calculations of Restricted Payments, a Restricted Payment pursuant to the provisions of the first paragraph of “Certain covenants — Limitation on restricted payments” in an amount equal to the aggregate of Investments made by the Company or its Restricted Subsidiaries in Inrange after the Issue Date that, without duplication, (x) constitute Permitted Investments (exclusive of clauses (17) and (18) of such defined term) and (y) that pursuant to clause (iv)(B) of “Certain covenants — Limitation on restricted payments” would no longer constitute Restricted Payments;

(14)
issuances by Inrange to management, employees (current or former), directors and consultants of the Company, Inrange or any of their Subsidiaries, of options and warrants to acquire shares of Inrange Capital Stock, and issuances of Inrange Capital Stock pursuant to the exercise of such options and warrants by such Persons, and, if at the time of such grant, the Common Stock of Inrange is not registered under Section 12 of the Exchange Act, at a price of not less than 85% of the fair market value of such Inrange Capital Stock (determined as of the date of the grant of such options or warrants);

(15)	the sale, transfer, issuance or other disposition or distribution of any Capital Stock of an Unrestricted Subsidiary; and

(16)
the exercise of conversion features in convertible Preferred Stock or convertible Indebtedness or the exercise of options or warrants or other similar instruments issued by a Person acquired by and that has become a Subsidiary of, or merged with or into, Inrange and its Subsidiaries issued by such Person prior to and outstanding on the date on which such Person became a Subsidiary of, or merged with or into, Inrange and its Subsidiaries (other than convertible Preferred Stock or convertible Indebtedness or options, warrants or other similar instruments issued (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary of Inrange or was merged into a Subsidiary of Inrange or was otherwise acquired by Inrange and its Subsidiaries or (b) otherwise in connection with, or in contemplation of, such acquisition, in each case to the extent such exercise does not result in Net Cash Proceeds).

“Asset Swap” means the substantially concurrent purchase and sale or exchange of business assets between the Company or any of its Restricted Subsidiaries on the one hand and another Person on the other hand; provided that any cash received must be applied in accordance with “Certain covenants — Limitation on sales of assets and subsidiary stock.”

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with Financial Accounting Standards No. 13 “Accounting for Leases”) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or the equivalent body thereof.

“BOMAG Receivable Facility” means the financing entered into by BOMAG as of the Issue Date.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of corporate stock or other equity participations including Preferred Stock and partnership interests, whether general or limited, and limited liability company interests of such Person, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease before the first date such lease may be terminated without penalty.

“Cash	Equivalents” means:

(1)
securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)
marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued or guaranteed by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4)
repurchase obligations or agreements with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(6)	interests in any investment company or money market fund which invests substantially all of their assets in instruments of the type specified in clauses (1) through (5) above; and

(7)
in the case of Foreign Subsidiaries (other than a holding company of Foreign Subsidiaries that otherwise would be a Domestic Subsidiary), substantially similar Investments to those set forth in clauses (1) through (6) above denominated in foreign currencies; provided that references to United States Government shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.

“Change of Control” means:

(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (exclusive of rights of first refusal, rights of first offer or similar rights which have not been exercised)), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity);

(2)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a Restricted Subsidiary); or

(4)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;

provided, that notwithstanding the foregoing the occurrence of a reorganization that results in all the Capital Stock of the Company being held by a parent entity (the “parent entity”) shall not result in a Change of Control provided that the shareholders of the parent entity immediately after such reorganization are the shareholders of the Company immediately preceding such reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means any commodity forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent on, fluctuations in commodity prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock (or equivalents if such Person is not a corporation) whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock (or equivalents if such Person is not a corporation).

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) the aggregate amount of Consolidated Interest Expense of such Person for such four fiscal quarters, provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)
has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)
has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)
if since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, division, operating unit, segment or business constituting an Asset Disposition or other disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition or other disposition in each case of any company, division, operating unit, segment or business:

(a)
the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition or such other disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)
Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition or such other disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)
if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment or business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any asset disposition referred to above or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations may include operating expense reductions for such period expected to result from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which steps necessary for realization have been taken or are reasonably expected to be taken within one year following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors or Senior Management of the Company of any closing) of any facility, as applicable, provided that such adjustment are set forth in an Officers’ Certificate signed by the Company’s Chief Financial Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, with respect to any Person without duplication, the Consolidated Net Income of such Person for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense;

(2)	Consolidated Income Taxes;

(3)	consolidated depreciation expense;

(4)	consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standards No. 142 “Goodwill and Other Intangibles;”

(5)
other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

(6)	any expenses or charges related to any Equity Offering, Permitted Investment or Indebtedness permitted to be incurred by the Indenture;

(7)	any restructuring or special charges appearing on the face of the statement of operations of the Company in accordance with GAAP in effect on the Issue Date; and

(8)	any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions occurring after the Issue Date, net of taxes.

Notwithstanding the preceding sentence, clauses (2) through (8) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (8) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes incurred by such Person for any period as set forth on the statement of operations for such Person and calculated in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, with respect to the Company, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, net of interest income included in interest expense as set forth on the statement of operations of the Company plus, to the extent not included in such interest expense:

(1)
interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount and debt issuance costs;

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)
the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with Hedging Obligations related to Indebtedness (including amortization of fees);

(7)	the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period;

(8)
the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(9)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Hedging Obligations related to Indebtedness, (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company, (iii) exclusive of noncash interest expense attributable to ineffective Hedging Obligations related to Indebtedness and (iv) exclusive of any costs associated with the settlement of an underlying Hedging Obligation related to Indebtedness and the writeoff of deferred financing costs, in each case in connection with a refinancing. Notwithstanding anything to the contrary contained herein, Receivables Fees, commissions, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Receivables or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)
subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)
the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)
any net income (but not loss) of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)
subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(b)	any net income (loss) of Foreign Subsidiaries subject to such restrictions will be included in Consolidated Net Income; and

(c)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)
(x) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (y) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss) and (z) any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any extraordinary gain or loss;

(5)	the cumulative effect of a change in accounting principles; and

(6)
any noncash compensation charges or other noncash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards.

“Continuing Directors” means, as of the date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination, election or appointment.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is conclusively designated pursuant to an Officer’s Certificate. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration designated as Designated Noncash Consideration since the date of the Indenture and remaining outstanding (exclusive of the effect of writeoffs or impairment charges), may not exceed 2.5% of Total Tangible Assets at the time of the receipt of the Designated Noncash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder thereof of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the notes mature or (b) on which there are no notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Change of control” and “Certain covenants—Limitation on sales of assets and subsidiary stock” and such repurchase or redemption complies with “Certain covenants—Limitations on restricted payments.”

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia (other than a Foreign Subsidiary).

“Equity Offering” means a public or private sale for cash of Common Stock or Preferred Stock (other than Disqualified Stock) of the Company, other than public offerings with respect to the Company’s Common Stock registered on Forms S-4 or S-8.

“Foreign Subsidiary” means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) is organized under the laws of the United States of America or any state thereof or the District of Columbia but has no material asset other than Capital Stock of one or more Persons described in clause (x) above.

“GAAP” means generally accepted accounting principles in the United States of America as in effect (i) with respect to periodic reporting requirements, from time to time and (ii) otherwise, as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business, purchase and customer arrangements in the ordinary course of business, Standard Securitization Undertakings or “comfort” letters delivered to auditors in connection with statutory audits. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Price Protection Agreement.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar debt instruments of such nature;

(3)
the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)
the principal component of all obligations of such Person to pay the deferred purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, other than earn-out and similar provisions;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)
the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; provided, further, that a pledge of the Capital Stock of a Person shall not be deemed a Lien on an asset of such Person;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)
to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Price Protection Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”) and either:

(1)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); or

(2)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person.

“Inrange” means Inrange Technologies Corporation or any successor thereto.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers or trade receivables in the ordinary course of business) or other extension of credit
(including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and in any such case would be classified as an investment on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations not entered into for speculative purposes and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

In addition, for the sake of clarity, repayments of loans are not Investments.

For purposes of the Indenture,

(1)
“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that notwithstanding the foregoing, (w) Inrange and its Subsidiaries shall each be designated Unrestricted Subsidiaries on the Issue Date and the Investments of the Company and its Restricted Subsidiaries in Inrange and its Subsidiaries on the Issue Date shall be deemed to be zero with future determinations of the Company’s Investment in Inrange and its Subsidiaries determined in accordance with clause (3) below, (x) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (including Inrange and its Subsidiaries), the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company or Senior Management in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary and (y) in the event the Company redesignates Inrange and its Subsidiaries as Unrestricted Subsidiaries subsequent to the Issue Date, such action will result in an Investment in Unrestricted Subsidiaries in an amount equal to the sum of, without duplication (A) the amount of Permitted Investments made in Inrange (with the exception of clauses (17) and (18) of such defined term) since the Issue Date and (B) amounts that no longer constitute Restricted Payments pursuant to clause (iv)(B) of “Certain covenants — Limitation on restricted payments;”

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Senior Management of the Company with respect to property valued in good faith by such officer to be equal to or less than $50.0 million and otherwise by the Board of Directors of the Company. Except with respect to Inrange and its Subsidiaries (which shall be treated as a Restricted Payment, if any, pursuant to clause (13) of the definition of Asset Disposition), if the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by Senior Management of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of; and

(3)
for all purposes of the Indenture, (w) the Company’s “Investment” in Inrange and its Subsidiaries after the Issue Date shall be deemed to be the aggregate value of all Investments in Inrange (valued at the time of each Investment) and its Subsidiaries that are made by the Company or any Restricted Subsidiary (other than Inrange and its Subsidiaries) in Inrange or its Subsidiaries after the Issue Date minus the aggregate amount of such amounts that have previously been treated as a Restricted Payment pursuant to the first paragraph of “Certain Covenants—Limitation on Restricted Payments” and at the time of calculation continue to be reflected as a Restricted Payment after giving effect to any provisions of the Indenture, including, without limitation, clause (4) of the first paragraph of “Certain Covenants—Limitations on Restricted Payments” (and shall not be based on the fair market value of Inrange), (x) the value of Inrange and its Subsidiaries shall be reduced by the fair market value of any assets transferred (net of the fair market value of any consideration received therefor) by Inrange or its Subsidiaries to the Company or any of its Restricted Subsidiaries (other than Inrange and its Subsidiaries), such assets and consideration to be valued on the day of such transfer, (y) the value of assets of any kind that are acquired by Inrange or any of its Subsidiaries using Capital Stock, funds or other assets not provided by the Company or any of its Restricted Subsidiaries (other than Inrange and its Subsidiaries) shall be excluded from the calculation of the Company’s “Investment” in Inrange and its Subsidiaries after the Issue Date, and (z) for purposes of calculating the value of (i) Investments made in Inrange and its Subsidiaries or (ii) assets transferred by Inrange or any of its Subsidiaries to the Company and any of its Restricted Subsidiaries (and any consideration received by Inrange and its Subsidiaries in exchange therefor), the fair market value of such Investment on the date that such Investment is made or asset (or consideration received in exchange therefor) is transferred (as conclusively determined by Senior Management of the Company) will be used and such calculation will not be affected by any increase or decrease in the value of such Investment or asset (or consideration received in exchange therefor) since the date that it was made or transferred.

“Investment Grade Status,” with respect to the Company, shall occur when the notes receive a rating of “BBB-” or higher from Standard & Poor’s Ratings Services and a rating of “Baa3” or higher from Moody’s Investors Service, Inc.

“Issue Date” means the date on which the notes are originally issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition or other disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale (after giving effect to reserves for post-closing adjustments or indemnity payments) net of attorneys’ fees, accountants’ fees, investment bankers’, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage and sales commissions or fees, financial advisors and consultants and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Indebtedness:

(1)
with the exception of the Guarantee permitted by clause (18) of the definition of Permitted Investments, as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, but excluding (x) any loan or advance or Investment by the Company to or in an Unrestricted Subsidiary or (y) any Standard Securitization Undertakings) or (b) is directly or indirectly liable (as a guarantor or otherwise) for the payment of such Indebtedness;

(2)
with respect to which no default (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any

Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable before its Stated Maturity (except Indebtedness of a Receivables Entity in connection with a Qualified Receivables Transaction); and

(3)
the terms of which do not provide for any recourse against any of the assets of the Company or its Restricted Subsidiaries for the payment of such Indebtedness, except that Standard Securitization Undertakings shall not be considered recourse.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the notes.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary:

(1)
in the Company or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity), in each case including any Investment deemed to be made upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and upon the purchase of Capital Stock of a Person that becomes a Restricted Subsidiary;

(2)
in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity);

(3)	in cash and Cash Equivalents;

(4)	in receivables owing to the Company or any Restricted Subsidiary or negotiable instruments held for collection created or acquired in the ordinary course of business;

(5)
in payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	in loans or advances to employees (other than executive officers) and consultants made in the ordinary course of business and in compliance with applicable law;

(7)
in stock, obligations or securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)	made as a result of the receipt of non-cash consideration from an asset disposition that was made in compliance with “Certain covenants — Limitation on sales of assets and subsidiary stock;”

(9)	in existence on the Issue Date;

(10)
Currency Agreements, Interest Rate Agreements, Commodity Price Protection Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “Certain covenants — Limitation on indebtedness;”

(11)
by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount outstanding at the time of such Investment not to exceed 5% of Total Tangible Assets at the time of such Investment (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); provided, that this clause (11) is not available for Investments in Inrange or its Subsidiaries if such entities are Unrestricted Subsidiaries;

(12)	Guarantees issued in accordance with “Certain covenants — Limitations on indebtedness;”

(13)
by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or in any such Person owning such Receivables;

(14)
in Permitted Joint Ventures, not to exceed 5% of Total Tangible Assets in the aggregate outstanding at any one time (the value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(15)	loans or advances to customers or suppliers in the ordinary course of business which do not exceed $25.0 million outstanding at any time;

(16)	any Investment received in exchange for the Capital Stock of an Unrestricted Subsidiary and Investments owned by an Unrestricted Subsidiary upon its redesignation as a Restricted Subsidiary;

(17)	additional Investments in Inrange or any of its Subsidiaries not to exceed $50.0 million outstanding at any time; provided, that Inrange is a Subsidiary of the Company on the date of such Investments;

(18)
Guarantees of Indebtedness of Inrange or any of its Subsidiaries in an aggregate principal amount not to exceed $75.0 million outstanding at any time; provided, that Inrange is a Subsidiary of the Company and Inrange has not disposed of all or substantially all of its assets; and such provision shall not be deemed to permit any payment under any such Guarantee which payment shall be deemed a Restricted Payment under the first paragraph of Restricted Payments; and

(19)	Indebtedness of the Company or a Restricted Subsidiary under clause (3) of the second paragraph of “Certain covenants — Limitation on indebtedness.”

“Permitted Joint Venture” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership) of which at least 20% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which at least 20% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such

Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

“Permitted Liens” means, with respect to any Person:

(1)
Liens securing Indebtedness and other obligations of the Company or any Restricted Subsidiary under a Senior Credit Agreement and related Hedging Obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company or any Restricted Subsidiary under a Senior Credit Agreement permitted to be Incurred under the Indenture; provided, however, that any Lien created in connection with any registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act shall be excluded from this clause (1);

(2)
pledges, deposits or security by such Person under workmen’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations of such Person, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case Incurred in the ordinary course of business;

(3)
Liens imposed by law, including carriers’, warehousemen’s, materialmen’s, repairman’s and mechanics’ Liens, in each case for sums not overdue by more than 30 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)
Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)
Liens in respect of surety, indemnity, bid, warranty, release, appeal or performance or similar bonds or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case in the ordinary course of its business;

(6)
encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness, if any, is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, improvement or construction of, assets or property acquired, improved or constructed in the ordinary course of business; provided that:

(a)
the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, improved or constructed; and

(b)
such Liens are created within 180 days before or after construction, improvement or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than assets affixed or appurtenant thereto;

(11)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)
such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)
Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date;

(14)
Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (including such Liens of Inrange and its Subsidiaries at the time Inrange and its Subsidiaries are designated as Restricted Subsidiaries of the Company); provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto;

(15)
Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Entity);

(17)	Liens securing the notes and Subsidiary Guarantees;

(18)
Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and assets fixed or appurtenant thereto) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

(20)
Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary; provided that the aggregate amount of the Indebtedness so secured shall not exceed 50% of the Total Foreign Assets of the Company at any one time outstanding; provided, that after giving effect to any such Incurrence of a Lien under this clause (20), the Company would have a Consolidated Coverage Ratio of at least 3.00:1.00;

(21)
Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies in connection with industrial revenue, pollution control, private activity bond or similar financing;

(22)	Liens under industrial revenue, municipal or similar bonds;

(23)	Liens in favor of the Company or a Restricted Subsidiary; and

(24)
in addition to the items referred to in clauses (1) through (23) above, Liens of the Company and its Restricted Subsidiaries in an aggregate amount which, when taken together with the aggregate amount of all other Liens Incurred pursuant to this clause (24) and then outstanding will not exceed 10% of Total Tangible Assets.

“Permitted Subsidiary Acquisition” means any acquisition by Inrange or any Subsidiary of Inrange of all or any portion of the Capital Stock, or all or any portion of the assets, of any Person (or any acquisition of all or any portion of the Capital Stock of Inrange or all or any portion of the assets of Inrange or any Subsidiary of Inrange in which the surviving entity or the acquiring entity is a Subsidiary of the Company) whether pursuant to a merger, stock transaction or otherwise.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction with a Receivables Entity.

“Qualified Proceeds” means assets that are used or useful in the business of, or Capital Stock of any Person acquired by, the Company or its Restricted Subsidiaries; provided that the fair market value of any such assets or Capital Stock shall be determined by Senior Management in good faith, except that in the event the value of any such assets or Capital Stock may exceed $50.0 million or more, the fair value shall be evidenced by a Senior Management Certificate provided to the Trustee.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the
Company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries)

and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving accounts receivable.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” a “payment intangible” or an “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means either (x) a Subsidiary (which may be a Restricted Subsidiary or an Unrestricted Subsidiary) of the Company or (y) another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and related assets) in either case which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a
Receivables Entity:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)
is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(c)
subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)
with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms, taken as a whole, that are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)
to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction or a factoring or similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, amend or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness and including the exchange of notes for the LYONs in accordance with the terms of the LYONs, provided, however, that:

(1)
(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and

(3)
such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums necessary in the opinion of the Company to pay such Indebtedness and fees and expenses incurred in connection therewith).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than to the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

“Senior Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of October 6, 1998, and as Amended and Restated dated as of July 24, 2002, among the Company, certain foreign subsidiary borrowers party thereto, certain lenders party thereto, and Bank One, NA and JPMorgan Chase Bank, as agents, or any one or more senior or subordinated credit or financing agreements, commercial paper agreements, indentures or other agreements providing for revolving credit loans, term loans, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Senior Management” shall mean the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

“Senior Management Certificate” shall mean a certificate signed by at least one member of Senior Management.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of Receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal before the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing equivalent functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means each Subsidiary of the Company which issues a Subsidiary Guarantee of the notes.

“Total Foreign Assets” with respect to any Person means the aggregate assets held by, or related to, the Foreign Subsidiaries of such Person according to GAAP as disclosed in the financial statements or in the footnotes to the financial statements of the Company (exclusive of intercompany balances with such Person or Domestic Subsidiaries of such Person).

“Total Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, less goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any equity Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with “Certain covenants — Limitation on restricted payments;”

(4)
such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)
to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (with the exception of the Guarantee permitted by clause (18) of the definition of Permitted Investments); and

(6)
on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms, taken as a whole, substantially less favorable (other than agreements with Inrange or its Subsidiaries in effect on the Issue Date and any future amendment, modification or supplement entered into after the Issue Date which satisfies clause (5) of the second paragraph of “Certain Covenants — Limitation on transactions with affiliates”) to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. Inrange and its Subsidiaries will be Unrestricted Subsidiaries on the Issue Date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of “Certain covenants — Limitation on indebtedness” on a pro forma basis taking into account such designation. When an Unrestricted Subsidiary is designated a Restricted Subsidiary it will be treated for purposes of the covenants similar to the acquisition of an unrelated entity that becomes a Restricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Book-entry settlement and clearance

Book entry inside the United States

We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes initially will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC’s nominee.

You may hold your interests in the global notes in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports that we or the trustee deliver pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated form under the limited circumstances described below under the heading “— Certificated notes”:

•	you will not be entitled to receive physical delivery of a certificate representing your interest in the notes;

•	all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provision of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, the notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The Securities and Exchange Commission has on file a set of the rules applicable to DTC and its direct participants.

Purchases of the notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the notes, except as provided below in “— Certificated notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to notes on your behalf. We and the trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The trustee will not recognize you as a holder under the indenture for the notes, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge notes to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Certificated notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or nominee of DTC to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•
we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the indenture for the notes; or
•	we, at our option, elect to terminate use of the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the notes in full certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

Book-entry system outside the United States

The information in this section concerning Clearstream Banking S.A., or Clearstream, and Euroclear Bank S.A./N.V., or the Euroclear operator, as operator of the Euroclear System, or Euroclear, has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Holders of trust certificates outside of the United States may own interests in such securities through Euroclear or Clearstream. Under certain circumstances, the notes may be distributed to, or sold and the proceeds therefrom distributed to, such holders as the beneficial owners of the notes, in which case, such distribution or sale would be effected through DTC on behalf of Euroclear or Clearstream as participants of DTC.

Clearstream

Clearstream is incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfer between their accounts, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.

Euroclear is operated by the Euroclear operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions governing use of Euroclear only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Investors that acquire, hold and transfer interests in global securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between that intermediary and each other intermediary, if any, standing between themselves and the Euroclear operator.

Under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests credited to their accounts with the Euroclear operator. If the Euroclear operator did not have on deposit a sufficient amount of securities of a particular type to cover the claims of all participants credited with such interests in securities on the Euroclear operator’s records, all participants having an amount of interests in securities of such type credited to their accounts with the Euroclear operator would have the right under Belgian law to the return of their pro rata share of the amount of securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Global clearance and settlement procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clear stream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Material U.S. federal tax considerations

The following summary describes the material United States federal income tax consequences and, in the case of a holder that is a non-U.S. holder (as defined below), the United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary applies to you only if you are the initial holder of the notes and you acquire the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

• partnerships;

• dealers in securities or currencies;

• traders in securities;

• U.S. holders (as defined below) whose functional currency is not the United States dollar;

• persons holding notes as part of a hedge, straddle, conversion or other integrated transaction;

• certain United States expatriates;

• financial institutions;

• insurance companies;

• entities that are tax-exempt for United States federal income tax purposes; and

• persons that acquire the notes for a price other than their issue price.

If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of partnership holding our notes, you should consult your tax advisors.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this offering circular. Subsequent developments in United States federal tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal tax consequences of purchasing, owning and disposing of notes as set forth in this summary. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

U.S. holders

The following summary applies to you only if you are a U.S. holder (as defined below).

Definition of a U.S. holder

A “U.S. holder” is a beneficial owner of a note or notes who or which is for United States federal income tax purposes:

• an individual citizen or resident of the United States;

• a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any State;

• an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

• a trust, if, in general, a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions.

Payments of interest

Interest on your notes will be taxed as ordinary interest income. In addition:

• if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

• if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or other disposition of notes

Your tax basis in your notes generally will be their cost. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your notes equal to the difference, if any, between:

• the amount realized on the sale or other disposition (less any amount attributable to accrued but unpaid interest, which will be taxable in the manner described under “Payments of interest”); and

• your tax basis in the notes.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. holder, your long-term capital gain generally will be subject to a maximum tax rate of 20%.

Backup withholding and information reporting

In general, information reporting and backup withholding, at a rate of up to 31%, may apply:

• to any payments made to you of principal of and interest on your note, and

• to payment of the proceeds of a sale or other disposition of your note,

if you are a non-corporate U.S. holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the information reporting or backup withholding rules.

Backup withholding is not an additional tax and may be credited against your United States federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

Non-U.S. holders

The following summary applies to you if you are a beneficial owner of a note who or which is not a U.S. holder (as defined above) (a “non-U.S. holder”). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways being present in the United States:

• on at least 31 days in the calendar year, and

• for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States federal withholding tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that you comply with the following requirements:

• you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

• you are not (i) a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

• such interest is not effectively connected with your conduct of a United States trade or business; and

• you provide a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, which can reliably be related to you, certifying that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

(A)	us or our paying agent; or

(B)
a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your Form W-8BEN and provides us or our paying agent with a copy of this statement.

Certain Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations:

• if you are a foreign partnership, the certification requirement will generally apply to partners in you, and you will be required to provide certain information;

• if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the Treasury regulations; and

• look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

If you do not satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form W-8ECI stating that the interest paid on a note is not subject to withholding tax because it is effectively connection with your conduct of a trade or business in the United States.

United States federal income tax

Except for the possible application of United States withholding tax (see “United States federal withholding tax” above) and backup withholding tax (see “Backup withholding and information reporting” below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your notes, or on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your notes (provided that, in the case of proceeds representing accrued interest, the conditions described in “United States federal withholding tax” are met) unless:

• in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes, and specific other conditions are met; or

• the gain is effectively connected with your conduct of a United States trade or business, and, if an income tax treaty applies, is generally attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest, gain or any other income in respect of your notes is effectively connected with the conduct of your trade or business, and, if an income tax treaty applies, you maintain a United States “permanent establishment” to which the interest, gain or other income is generally attributable, you generally will be subject to United States income tax on a net basis on the interest, gain or income in the same manner as if you were a U.S. holder (although interest is exempt from the withholding tax discussed in the preceding paragraphs provided that you provide a properly executed applicable Internal Revenue Service Form W-8ECI on or before any payment date to claim the exemption).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest, gain or income on your notes in the earnings and profits subject to the branch profits tax if these amounts are effectively connected with the conduct of your United States trade or business.

United States federal estate tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes will generally not be subject to the United States federal estate tax, unless, at the time of your death:

• you directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

• your interest in the notes is effectively connected with your conduct of a United States trade or business.

Backup withholding and information reporting

Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “United States federal withholding tax” above, and provided that neither we nor our paying agent has actual knowledge that you are a U.S. holder (as described in “U.S. Holders” above). We or our paying agent may, however, report payments of interest on the notes on an Internal Revenue Service Form 1042-S.

The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax at a rate of up to 31%. If you sell your notes outside the United States through a non-United States office of a broker and the sales proceeds are paid to you outside the United States, then the United States backup withholding and information reporting requirements generally (except as provided in the following sentence) will not apply to that payment. However, United States information reporting, and depending on the circumstances backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-United States office of a broker that:

• is a United States person (as defined in the Internal Revenue Code);

• derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

• is a “controlled foreign corporation” for U.S. federal income tax purposes; or

• is a foreign partnership, if at any time during its tax year:

• one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

• the foreign partnership is engaged in a United States trade or business,

unless the broker has documentary evidence in its files that you are a non-United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a United States office of a broker, the payments are subject to both United States backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-United States person or you otherwise establish an exemption.

You should consult your own tax advisor regarding application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each of the underwriters named below, and each of the underwriters have agreed to severally purchase, the principal amount of the notes set forth opposite its name below:

Underwriters	Principal amount

J.P. Morgan Securities Inc.	$280,000,000
Scotia Capital (USA) Inc.	55,000,000
Banc of America Securities LLC	45,000,000
Banc One Capital Markets, Inc.	45,000,000
Wachovia Securities, Inc.	45,000,000
ABN AMRO Incorporated	15,000,000
Comerica Securities, Inc.	15,000,000

Total	$500,000,000

The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to .60% of the principal amount. In addition, the underwriters may allow, and selected dealers may reallow, a concession of up to .25% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms.

In the underwriting agreement, we have agreed that:

• We will not offer or sell any of our debt securities having a term of more than one year (other than the notes) for a period of 90 days after the date of this prospectus supplement without the prior consent of J.P. Morgan Securities Inc.

• We will pay our expenses relating to the offering, which we estimate will be $1.7.

• We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the initial purchasers. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, which is a lender and the administrative agent under our senior credit agreement and trustee under the indenture for the notes and the indentures for the LYONs. The underwriters are affiliates of the banks which are lenders under our senior credit facility. We intend to use the net proceeds of this offering, together with our available cash and borrowings under proposed refinancings of our senior credit facility to, among other things, refinance our Tranche A term loan facility and repay portions of our Tranche B and C term loan facilities. Because more than 10% of net proceeds of this offering may be paid to affiliates of the underwriters, the offering is subject to Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. (“NASD”). Under this rule, the yield at which a debt issue is to be distributed may be no lower than that recommended by a “qualified independent underwriter,” as defined by the NASD. In accordance with this rule, J.P. Morgan Securities Inc. is acting as a qualified independent underwriter and has performed a due diligence investigation and participated in the preparation of this prospectus supplement and the registration statement of which this prospectus supplement is a part. J.P. Morgan Securities Inc. will not receive any additional fees for serving as qualified independent underwriter in connection with this offering.

It is expected that delivery of the notes will be made on or about the date specified in the last paragraph of the cover page of this supplement, which is the ninth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the notes are delivered by the underwriters may be required, by virtue of the fact that the notes initially will settle in nine business days, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes before delivery of the notes should consult their own advisor.

Legal matters

Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, will pass upon certain legal matters in connection with this offering for us. The validity of the notes will be passed upon for the underwriters by Davis Polk & Wardwell and Simpson Thacher & Bartlett.

Experts

Our consolidated financial Statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference in the accompanying prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing in our most recent Form 10-Q.

On June 7, 2002, we dismissed Arthur Andersen LLP as our independent auditors and appointed Deloitte & Touche LLP. Investors in the notes may not be able to effectively recover against Arthur Andersen LLP for any claims they may have under securities or other laws as a result of Arthur Andersen LLP’s activities during the period in which it acted as our independent public accountants.

Arthur Andersen LLP completed its audit of our consolidated financial statements for the year ended December 31, 2001 and issued its report with respect to such consolidated financial statements on February 11, 2002. On June 15, 2002, Arthur Andersen LLP was convicted of obstruction of justice for activities relating to its previous work for Enron Corp. and ceased to audit publicly held companies in August 2002. As a result, you may not be able to effectively recover against Arthur Andersen for any claims they may have under securities or other laws as a result of its previous role as our independent public accountants and as author of the audit report for the audited financial statements incorporated by reference in this offering memorandum.

The consolidated financial statements of UDI as of December 31, 2000 and 1999 and for each of the three years ended December 31, 2000 have been audited by KPMG LLP, independent public accountants. These financial statements and the report of the independent public accountants, included in our current report on Form 8-K filed on April 13, 2001, are incorporated by reference in the accompanying prospectus.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a database maintained by the SEC at
http://www.sec.gov. In addition, you can inspect and copy our reports, statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 or at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

We incorporate by reference the documents listed below:

1.
Our annual report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 21, 2002, and the amended annual report on Form 10-K/A for the fiscal year ended December 31, 2001, filed on August 13, 2002;

2.
Our quarterly reports on Form 10-Q for the quarter ended March 31, 2002, filed on May 14 2002, for the quarter ended June 30, 2002, filed on August 13, 2002, and for the quarter ended September 30, 2002, filed on November 12, 2002;

3.	Our current reports on Form 8-K filed on February 20, 2002, April 25, 2002, June 10, 2002, July 25, 2002, August 29, 2002, October 7, 2002, October 23, 2002 and December 9, 2002; and

4.	Our Definitive Proxy Statement on Schedule 14A filed on March 21, 2002.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
SPX Corporation
13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Tel: (704) 752-4400, Fax: (704) 752-4405

Exhibits to the filing will not be sent, however, unless those exhibits have specifically been incorporated by reference.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities offered by this prospectus supplement and accompanying prospectus.

Our subsidiary, lnrange Technologies Corporation, completed its initial public offering on September 27, 2000. Inrange’s common stock is traded on the Nasdaq National Market under the symbol “INRG.“ You may obtain information about lnrange from the SEC at the address or website specified above.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities that we are offering through this prospectus supplement and the accompanying prospectus. This registration statement, together with all amendments, exhibits and documents incorporated by reference, is referred to as the “registration statement.” This prospectus supplement does not contain all of the information included in the registration statement. Certain parts of this registration statement are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement.

Prospectus

SPX Corporation

Debt securities

Common stock

We may offer and sell, from time to time, in one or more offerings, any combination of the debt and equity securities which we describe in this prospectus having a total initial offering price not exceeding $1,000,000,000. Some executives of SPX Corporation may offer and sell, from time to time, an aggregate of 1,520,166 shares of common stock under this prospectus, all of which are issuable upon the exercise of non-plan options. We will not receive any proceeds from the sale of common stock by our executives. See “Use of Proceeds” beginning on page 14 and “Selling Shareholders” beginning on page 14.

We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

Our common stock trades on the New York Stock Exchange and Pacific Stock Exchange under the symbol “SPW.” On April 24, 2002, the last reported sale price of our common stock on the NYSE was $141.70. We have not yet determined whether any of the debt securities offered hereby will be listed on any exchange or over-the-counter market. If we decide to seek listing of such securities, a prospectus supplement relating thereto will identify such exchange or market.

Investing in our securities involves risks, see “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2002.

i

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, if one is required, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus having a total initial offering price not exceeding $1,000,000,000. In addition, certain executives of SPX Corporation may offer and sell, from time to time, an aggregate of 1,520,166 shares of common stock under this prospectus.

In this prospectus:

• “SPX,” “the Company,” “we,” “us,” and “our” refer to SPX Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires;

• “UDI” refers to United Dominion Industries Corporation (formerly United Dominion Industries Limited) and its subsidiaries, all of which are subsidiaries of SPX Corporation, unless the context otherwise requires;

• “February LYONs” refers to our Liquid Yield Option Notes™ due 2021 issued in February 2001; and

• “May LYONs” refers to our Liquid Yield Option Notes™ due 2021 issued in May 2001.

This prospectus provides you with a general description of the securities we and/or some of our executives may sell. Each time we or some of our executives sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Market information in the incorporated documents is generally based on company estimates and not third party sources. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 or at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

We incorporate by reference the documents listed below:

1.	Our annual report on Form 10-K for the fiscal year ended December 31, 2001;
2.	Our current reports on Form 8-K filed on April 13, 2001, February 20, 2002 and April 25, 2002; and
3.	Our definitive proxy statement on Schedule 14A filed on March 21, 2002.

You may request free copies of these filings by writing or telephoning Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400, fax (704) 752-4405. We will not send exhibits to the filings, however, unless those exhibits have been specifically incorporated by reference.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the closing of the offering made hereby. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Our subsidiary, Inrange Technologies Corporation, completed its initial public offering on September 27, 2000. Inrange’s common stock is traded on the Nasdaq National Market under the symbol “INRG.” You may obtain information about Inrange from the SEC at the address or website specified above.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, shares of common stock in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Forward-looking information

Some of the statements in this prospectus and in documents incorporated by reference constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance, including, but not limited to, cost savings and other benefits of acquisitions, including the acquisition of UDI, which involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward looking statements. In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus to conform them to actual results. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” in this prospectus and the applicable prospectus supplement, and “Factors That May Affect Future Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings that we incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict these new risk factors, nor can it assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. In addition, management’s estimates of future operating results are based on our current complement of businesses, which is constantly subject to change as management implements its fix, sell or grow strategy.

The company

We are a global multi-industry company focused on profitably growing our businesses that have scale and growth potential. Our strategy is to create market advantages through product and technology leadership, by expanding our service offerings to full customer solutions and by building critical mass through strategic acquisitions. We continually review each of our businesses pursuant to our “fix, sell or grow” strategy. These reviews could result in selected acquisitions to expand an existing business or result in the disposition of an existing business. At any given time, we may engage in discussions with respect to potential acquisitions or dispositions in related or unrelated industries, asset sales or dispositions, and joint ventures, some of which may be material. We are a multinational corporation with operations in 21 countries and over 23,400 employees worldwide.

We are a global provider of technical products and systems, industrial products and services, flow technology and service solutions. We offer a diverse collection of products which includes networking and switching products, fire detection and building life-safety products, TV and radio broadcast antennas and towers, life science products and services, transformers, compaction equipment, high-integrity castings, dock products and systems, cooling towers, air filtration products, valves, back-flow protection devices and fluid handling, metering and mixing solutions. Our products and services also include specialty service tools, diagnostic systems, service equipment and technical information services. Our products are used by a broad array of customers in various industries, including chemical processing, pharmaceuticals, infrastructure, mineral processing, petrochemical, telecommunications, financial services, transportation and power generation. Our common stock is publicly traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “SPW.”

On May 24, 2001, we completed the acquisition of UDI in an all-stock transaction valued at $1,066.9 million, including $128.0 million of cash costs related to transaction fees and corporate change in control payments. A total of 9.385 million shares were issued (3.890 million from treasury) to complete the transaction. We also assumed or refinanced $884.1 million of UDI debt bringing the total transaction value to $1,951.0 million. UDI manufactured proprietary engineered and flow technology products primarily for industrial and commercial markets worldwide. UDI, which had sales of $2,366.2 million in 2000, is included in our financial statements beginning May 25, 2001 and is represented in the description of our company.

We are a Delaware corporation. Our principal executive offices are located at 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, and our telephone number is (704) 752-4400.

Risk factors

You should carefully consider the risks described below before making a decision to invest in our securities. Some of the following factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

Our leverage may affect our business and may restrict our operating flexibility.

At December 31, 2001, we had approximately $2,612.4 million in total indebtedness. On that date, we had $548.3 million of available borrowing capacity under our revolving senior credit facility after giving effect to $51.7 million reserved for letters of credit outstanding, which reduce the availability under our revolving senior credit facility. In addition, at December 31, 2001, our cash balance was $460.0 million. For the most recent description of our indebtedness, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2001 and any future Forms 10-Q and 10-K which we file, which are incorporated by reference in this prospectus. Subject to certain restrictions set forth in the senior credit facility, we may incur additional indebtedness in the future, including indebtedness incurred to finance, or which is assumed in connection with, acquisitions. In the future, we may renegotiate or refinance our senior credit facility with agreements that have different or more stringent terms or split our senior credit facility into two or more facilities with different terms. The level of our indebtedness could:

• limit cash flow available for general corporate purposes, such as acquisitions and capital expenditures, due to the ongoing cash flow requirements for debt service;

• limit our ability to obtain, or obtain on favorable terms, additional debt financing in the future for working capital, capital expenditures or acquisitions;

• limit our flexibility in reacting to competitive and other changes in the industry and economic conditions generally;

• expose us to a risk that a substantial decrease in net operating cash flows due to economic developments or adverse developments in our business could make it difficult to meet debt service requirements; and

• expose us to risks inherent in interest rate fluctuations because the existing borrowings are and any new borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

Our ability to make scheduled payments of principal of, to pay interest on, or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which may be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. We will not be able to control many of these factors, such as the economic conditions in the markets in which we operate and initiatives taken by our competitors. In addition, there can be no assurance that future borrowings or equity financing will be available for the payment or refinancing of our indebtedness. If we are unable to service our indebtedness, whether in the ordinary course of business or upon acceleration of such indebtedness, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

We may not be able to finance future needs or adapt our business plan to changes in economic or business conditions because of restrictions placed on us by our senior credit facility and the instruments governing our other indebtedness.

Our senior credit facility and other agreements governing our other indebtedness contain or may contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless certain financial tests or other criteria are satisfied. We also must comply with certain specified financial ratios and tests. In some cases, our subsidiaries are subject to similar restrictions that may restrict their ability to make distributions to us. In addition, our senior credit facility and these other agreements contain or may contain additional affirmative and negative covenants. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities, such as acquisitions, as they arise.

If we do not comply with these or other covenants and restrictions contained in our senior credit facility and other agreements governing our indebtedness, we could be in default under those agreements, and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under our senior credit facility, the lenders could cause all of our outstanding debt obligations under our senior credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness or prevent us from making debt service payments on any other indebtedness we owe. In addition, any default under our senior credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross-acceleration or cross-default provisions. If the indebtedness under our senior credit facility is accelerated, we may not have sufficient assets to repay amounts due under our senior credit facility, the February LYONs, the May LYONs or under other debt securities then outstanding. Our ability to comply with these provisions of our senior credit facility and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control.

Our failure to successfully integrate UDI and other recent acquisitions, as well as any future acquisitions, could have a negative effect on our operations; our acquisitions could cause unexpected financial difficulties.

As part of our business strategy, we evaluate potential acquisitions in the ordinary course. Excluding the UDI acquisition, in 2001, we made 15 acquisitions of businesses for an aggregate purchase price of approximately $478.8 million. Our past acquisitions, particularly the acquisition of UDI, which had sales of approximately $2,366.2 million for the year ended December 31, 2000, and any potential future acquisitions, involve a number of risks and present financial, managerial and operational challenges, including:

• adverse effects on our reported operating results due to charges to earnings;

• diversion of management attention from running our existing businesses;

• difficulty with integration of personnel and financial and other systems;

• increased expenses, including compensation expenses resulting from newly-hired employees;

• increased foreign operations that may be difficult to assimilate;

• assumption of known and unknown liabilities and increased litigation; and

• potential disputes with the sellers of acquired businesses, technologies, services or products.

We may not be able to integrate successfully the technology, operations and personnel of any acquired business. Customer dissatisfaction or performance problems with an acquired business, technology, service or product could also have a material adverse effect on our reputation and business. In addition, any acquired business, technology, service or product could underperform relative to our expectations. We also could experience financial or other setbacks if any of the businesses that we have acquired or may acquire in the future have problems or liabilities of which we are not aware or that are substantially greater than we anticipate. In addition, as a result of future acquisitions, we may further increase our leverage or, if we issue equity securities to pay for the acquisitions, significantly dilute our existing stockholders.

We may not achieve the expected cost savings and other benefits of our acquisitions, including UDI.

As a result of our acquisitions, including the acquisition of UDI, we incur integration expenses for the incremental costs to exit and consolidate activities, to involuntarily terminate employees, and for other costs to integrate operating locations and other activities of these companies with SPX. Generally accepted accounting principles require that these acquisition integration expenses, which are not associated with the generation of future revenues and have no future economic benefit, be reflected as assumed liabilities in the allocation of the purchase price to the net assets acquired. On the other hand, these same principles require that acquisition integration expenses associated with integrating SPX operations into locations of the acquired company must be recorded as expense. Accordingly, these expenses are not included in the allocation of the purchase price of the company acquired. Over the past five years, we have recorded several special charges to our results of operations associated with cost reductions, integrating acquisitions and achieving operating efficiencies. We believe that our actions have been required to improve our operations and, as described above, we will, if necessary, record future charges as appropriate to address costs and operational efficiencies at the combined company.

We believe our anticipated savings from the cost reduction and integration actions associated with the UDI acquisition should exceed $120.0 million on an annualized basis. Our current integration plan focuses on three key areas of cost savings: (1) manufacturing process and supply chain rationalization, including plant closings, (2) elimination of redundant administrative overhead and support activities, and (3) restructuring and repositioning sales and marketing organizations to eliminate redundancies in these activities. While we believe our expectations of these cost savings to be reasonable and significant cost reductions have already been achieved, our estimates are inherently uncertain; the actual level of cost savings to be achieved is difficult to predict and our estimates are necessarily speculative in nature. In addition, we cannot assure you that unforeseen factors will not offset the estimated cost savings or other benefits from the acquisition. As a result, our actual cost savings, if any, and other anticipated benefits could differ or be delayed, compared to our estimates and the other information contained in this prospectus.

Our debt securities will be structurally subordinated. This may affect your ability to receive payments on our debt securities.

We conduct substantially all of our operations through our subsidiaries. As a result, our cash flow and our ability to service our debt, including any debt securities that we may issue, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Other than any subsidiaries which may become guarantors of any debt securities offered hereby, our subsidiaries will have no obligation to pay any amounts due on any debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon its liquidation or reorganization, and, as a result, the right of the holders of our debt securities to participate in those assets, is effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. Our debt securities may not limit the ability of our subsidiaries to incur additional indebtedness or incur other obligations. In particular, substantially all of our subsidiaries guarantee all of our obligations under our senior credit facility and are obligated under a substantial portion of our other indebtedness (other than the February LYONs and May LYONs). Our subsidiaries may guarantee other indebtedness in the future, including indebtedness they do not currently guarantee. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

We may not be able to consummate acquisitions at our prior rate, which could negatively impact us.

We may not be able to consummate acquisitions at similar rates to our past acquisition rates, which could materially impact our growth rate, results of operations and stock price. Our ability to continue to achieve our goals may depend upon our ability to identify and successfully acquire companies, businesses and product lines, to effectively integrate them and to achieve cost effectiveness. We also may need to raise additional funds to consummate these acquisitions. In addition, changes in our stock price may adversely affect our ability to consummate acquisitions.

The loss of key personnel and any inability to attract and retain qualified employees could materially adversely impact our operations.

We are dependent on the continued services of our management team, including our Chairman of the Board, President and Chief Executive Officer. The loss of these personnel without adequate replacement could have a material adverse effect. Additionally, we need qualified managers and skilled employees with technical and manufacturing industry experience in order to operate our business successfully. From time to time there may be a shortage of skilled labor, which may make it more difficult and expensive for us to attract and retain qualified employees. If we are unable to attract and retain qualified individuals or our costs to do so increase significantly, our operations would be materially adversely affected.

Many of the industries in which we operate are cyclical and, accordingly, our business is subject to changes in the economy; pressure from original equipment manufacturers to reduce costs could adversely affect our business.

Many of the business areas in which we operate are subject to specific industry and general economic cycles. Certain businesses are subject to industry cycles, including, but not limited to, the automotive industries which influence our Service Solutions and Industrial Products and Services segments, the electric power and construction and infrastructure markets, which influence our Industrial Products and Services segment, and process equipment, chemical and petrochemical markets which influence our Flow Technology segment. Accordingly, any downturn in these or other markets in which we participate could materially adversely affect us. A decline in automotive sales and production also may affect not only sales of components, tools and services to vehicle manufacturers and their dealerships, but also sales of components, tools and services to aftermarket customers, and could result in a decline in our results of operations or a deterioration in our financial condition. Similar cyclical changes also could affect aftermarket sales of products in our other segments. If demand changes and we fail to respond accordingly, our results of operations could be materially adversely affected in any given quarter. The business cycles of our different operations may occur contemporaneously.

Consistent with most multi-industry, capital goods companies, our businesses have been impacted in 2001 by the soft economic conditions. There can be no assurance that the economic downturn will not worsen or that we will be able to sustain existing or create additional cost reductions to offset economic conditions, and the unpredictability and changes in the industrial markets in the current environment could continue and may adversely impact our results. Cost reduction actions often result in charges against earnings. We expect to take a charge against earnings in 2002, which cannot be fully quantified at this time, but may be material, in connection with implementing additional cost reduction actions at certain of our businesses.

There is also substantial and continuing pressure from the major original equipment manufacturers, particularly in the automotive industry, to reduce costs, including the cost of products and services purchased from outside suppliers such as us. If in the future we were unable to generate sufficient cost savings to offset price reductions, our gross margins could be materially adversely affected.

If future cash flows are insufficient to recover the carrying value of our goodwill, a material non-cash charge to earnings could result.

At December 31, 2001, we had goodwill and intangible assets of approximately $3,061.7 million and shareholders’ equity of approximately $1,715.3 million. On an ongoing basis, we evaluate, based on projected undiscounted cash flows, whether we will be able to recover all or a portion of the carrying value of goodwill. Based on this method, we expect to recover the carrying value of goodwill through our future cash flows. If future cash flows are insufficient to recover the carrying value of our goodwill, we must write off a portion of the unamortized balance of goodwill. There can be no assurance that circumstances will not change in the future that will affect the useful life or carrying value of our goodwill and, accordingly, require us to take a charge to write off a portion of our goodwill.

Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 142 states that goodwill and indefinite lived intangible assets are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise). In accordance with the transition provisions, we recorded an impairment charge of $148.6 million during the first quarter of 2002.

We are subject to environmental and similar laws and potential liability relating to certain claims, complaints and proceedings, including those relating to environmental and other matters, arising in the ordinary course of business.

We are subject to various environmental laws, ordinances, regulations, and other requirements of government authorities in the United States and other nations. These requirements may include, for example, those governing discharges from, and materials handled as part of our operations, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of our employees. Under certain of these laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of investigation, removal or remediation of certain hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, these substances may have adverse effects, including, for example, substantial investigative or remedial obligations and limitations on the ability to sell or rent that property or to borrow funds using that property as collateral. In connection with our acquisitions and divestitures, we may assume or retain significant environmental liabilities, some of which we may not be aware. In particular, we assumed additional environmental liabilities in connection with the UDI acquisition. Future developments related to new or existing environmental matters or changes in environmental laws or policies could lead to material costs for environmental compliance or cleanup. There can be no assurance that these liabilities and costs will not have a material adverse effect on our results of operations or financial position in the future.

Numerous claims, complaints and proceedings arising in the ordinary course of business, including but not limited to those relating to environmental matters, competitive issues, contract issues, intellectual property matters, personal injury and product liability claims, and workers’ compensation have been filed or are pending against us and certain of our subsidiaries. Additionally, in connection with our acquisitions, we may become subject to significant claims of which we were unaware at the time of the acquisition or the claims that we were aware of may result in our incurring a significantly greater liability than we anticipated. We maintain property, cargo, auto, product, general liability, and directors’ and officers’ liability insurance to protect us against potential loss exposures. We expect this insurance to cover a portion of these claims. In addition, we believe we are entitled to indemnification from third parties for some of these claims.

In our opinion, these matters are either without merit or are of a kind as should not have a material adverse effect individually and in the aggregate on our financial position, results of operations, or cash flows if disposed of unfavorably. However, we cannot assure you that recoveries from insurance or indemnification claims will be available or that any of these claims or other matters will not have a material adverse effect on our financial position, results of operations or cash flows.

It is our policy to comply fully with applicable environmental requirements. An estimate of loss, including expenses, from legal actions or claims is accrued when events exist that make the loss or expenses probable and we can reasonably estimate them. Our environmental accruals cover anticipated costs, including investigation, remediation, and operation and maintenance of clean-up sites. We do not discount environmental or other legal accruals and do not reduce them by anticipated insurance recoveries. We believe that our accruals related to environmental litigation and claims are sufficient and that these items will be resolved without material effect on our financial position, results of operations and liquidity, individually or in the aggregate.

On or about October 29, 2001, we were served with a complaint by VSI Holdings, Inc. seeking enforcement of a merger agreement that we had terminated. In its complaint, VSI asked the court to require us to complete the $197.0 million acquisition of VSI, and/or award damages to VSI and its shareholders. We do not believe the suit has merit and are defending the claim vigorously. On December 26, 2001, we filed our answer denying VSI’s allegations, raising affirmative defenses, and asserting a counterclaim against VSI for breach of contract. There can be no assurance that we will be successful in the litigation. If we are not successful, the outcome could have a material adverse effect on our financial condition and results of operations.

Our Inrange subsidiary is subject to various risks and any material adverse effect on Inrange could materially adversely affect our financial results.

On April 15, 2002, we owned approximately 90.0% of the total number of outstanding shares of common stock of Inrange Technologies Corporation. Based on the closing price of Inrange’s Class B common stock on April 15, 2002, Inrange’s market capitalization was approximately $563.4 million. Inrange is a high technology company and is subject to additional and different risks, and its public equity trades similarly to other technology businesses.

The impact to Inrange’s business subsequent to the events on September 11, 2001 reduced its third quarter 2001 results and as a consequence, negatively affected its full 2001 year-end results. Inrange’s business could be adversely impacted by continued economic softening. Any adverse effect on Inrange could affect us.

In addition to the risks described in this prospectus for our business as a whole, Inrange’s business will suffer if it fails to develop, successfully introduce and sell new and enhanced high quality, technologically advanced cost-effective products that meet the changing needs of its customers on a timely basis. Inrange’s competitors may develop new and more advanced products on a regular basis. Inrange relies on a sole manufacturer to produce one of its key products and on sole sources of supply for some key components in its products. Any disruption in these relationships could increase product costs and reduce Inrange’s ability to provide its products or develop new products on a timely basis. The price for Inrange’s products may decrease in response to competitive pricing pressures, maturing life cycles, new product introductions and other factors. Accordingly, Inrange’s profitability may decline unless it can reduce its production and sales costs or develop new higher margin products.

The foregoing is a summary of the risk factors applicable to Inrange. For a more complete description of those risks, please see “Factors That May Affect Future Results” in Inrange’s annual report on Form 10-K for the fiscal year ended December 31, 2001, which section is hereby incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Difficulties presented by international economic, political, legal, accounting and business factors could negatively affect our interests and business effort.

In 2001, on a pro forma basis for our acquisition of UDI, approximately 29% of our sales were international, including export sales. In addition, in 2001, approximately 40.5% of Inrange’s sales were international, including export sales. We are seeking to increase our sales outside the United States. Our international operations require us to comply with the legal requirements of foreign jurisdictions and expose us to the political consequences of operating in foreign jurisdictions. Our foreign business operations also are subject to the following risks:

• difficulty in managing, operating and marketing our international operations because of distance, as well as language and cultural differences;

• increased strength of the U.S. dollar will increase the effective price of our products sold in U.S. dollars, which may have a material adverse effect on sales or require us to lower our prices and also decrease our reported revenues or margins in respect of sales conducted in foreign currencies to the extent we are unable or determine not to increase local currency prices; likewise, decreased strength of the U.S. dollar could have a material adverse effect on the cost of materials and products purchased overseas;

• difficulty entering new international markets due to greater regulatory barriers than the United States and differing political systems;

• increased costs due to domestic and foreign customs and tariffs,

• potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and transportation and shipping expenses;

• credit risk or financial condition of local customers and distributors;

• potential difficulties in staffing and labor disputes;

• risk of nationalization of private enterprises;

• increased costs of transportation or shipping;

• ability to obtain supplies from foreign vendors and ship products internationally during times of crisis or otherwise;

• potential difficulties in protecting intellectual property;

• potential imposition of restrictions on investments; and

• local political and social conditions, including the possibility of hyperinflationary conditions and political instability in certain countries.

As we continue to expand our international operations, including as a result of the UDI acquisition, these and other risks associated with international operations are likely to increase. In addition, as we enter new geographic markets, we may encounter significant competition from the primary participants in those markets, some of which may have substantially greater resources than we do.

Future increases in the number of shares of our common stock sold on the public market, or the perception that these sales could occur, could adversely affect our common stock price. Moreover, future increases in the number of shares of outstanding common stock could dilute our earnings per share.

Sales of a substantial number of shares of common stock into the public market, or the perception that these sales could occur, could have a material adverse effect on our stock price. If certain conditions are met, the February LYONs and May LYONs could be converted into shares of our common stock. The shares covered by the February LYONs and May LYONs have been registered under the Securities Act. Subject to adjustment, the February LYONs and May LYONs could be converted into an aggregate of 6.6 million shares of common stock. In addition, as of January 31, 2002, approximately 9.8 million shares of our common stock are issuable upon exercise of outstanding stock options by employees and non-employee directors. As of January 31, 2002, under our employee stock option plan and non-employee director stock option plan, approximately 4.5 million shares of our common stock are reserved for future issuance of additional options and shares under these plans. This registration statement allows certain executives to sell up to 1,520,166 shares of common stock issuable or issued upon the exercise of options on the public market. These sales, or the perception that these sales could occur, could impact our common stock price. Additionally, we may issue a significant number of additional shares in connection with our acquisitions. We have also filed a shelf registration statement for 4.3 million shares of common stock that may be issued in connection with acquisitions and a shelf registration statement for a total of $1,000.0 million of securities that we may sell, which may be used in connection with an offering of debt securities and common stock for general corporate purposes. The issuance of any such additional shares also could have a dilutive effect on our earnings per share.

Provisions in our corporate documents and Delaware law may delay or prevent a change in control of our company, and, accordingly, we may not consummate a transaction that our stockholders consider favorable.

Provisions of our Certificate of Incorporation and By-laws may inhibit changes in our control not approved by our Board. These provisions include, for example:

• a staggered board of directors;

• a prohibition on stockholder action by written consent;

• a requirement that special stockholder meetings be called only by our Chairman, President and Chief Executive Officer or our Board;

• advance notice requirements for stockholder proposals and nominations;

• limitations on stockholders’ ability to amend, alter or repeal the By-laws;

• enhanced voting requirements for certain business combinations involving substantial stockholders;

• the authority of our Board to issue, without stockholder approval, preferred stock with terms determined in its discretion; and

• limitations on stockholders’ ability to remove directors.

We also have a rights plan designed to make it more costly and thus more difficult to gain control of us without the consent of our Board. In addition, we are afforded the protections of Section 203 of the Delaware General Corporation Law, which could have similar effects. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” (each as defined in Section 203) for at least three years after the time the person became an interested stockholder unless certain conditions are met.

Ratio of earnings to fixed charges

The following table sets forth the ratio of earnings to fixed charges of SPX for the years ended December 31, 1997, 1998, 1999, 2000, and 2001.

	Fiscal Year Ended December 31,
	1997	1998(3)	1999	2000	2001

Ratio of earnings to fixed charges(1)(2)	7.7	(0.3)	1.8	3.0	2.2

(1)
For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations and fixed charges. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

(2)	There are no shares of preferred stock issued and outstanding.
(3)	For the fiscal year ended December 31, 1998, earnings were not sufficient to cover fixed charges by approximately $42.0 million.

Use of proceeds

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale by us of our securities for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, acquisitions and the repurchase of our common stock. We will not receive any proceeds from any sales by the selling stockholders of their shares of common stock. Additional information on the use of proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

Selling stockholders

We are registering 1,520,166 shares of common stock covered by this prospectus for reoffers and resales by certain executives of SPX. As used in this prospectus, selling stockholders will refer to these individuals, along with any pledgees, donees, transferees or successors in interest who may later hold the selling stockholders’ interests who are selling shares received after the date of this prospectus from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. In addition, upon SPX being notified by a selling stockholder that a pledgee, donee, transferee or other successor-in-interest intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed to the extent required by law.

All of the shares offered by the selling stockholders have been or will be acquired upon the exercise of options granted pursuant to SPX non-plan options granted in consideration of employment. The selling stockholders have other options, including options granted under option plans; the shares underlying those options are not covered by this prospectus.

The following table sets forth information with respect to the number of shares of common stock beneficially owned by each of the selling stockholders as of March 31, 2002. As of March 31, 2002, there were 41,116,484 shares of common stock outstanding.

Pursuant to the rules of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person. However, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person, except as noted.

Name of selling stockholder and position with SPX	Shares beneficially owned as of March 31, 2002 and prior to the sale of shares covered by this prospectus(1)(2)		Number of shares covered by this prospectus(2)		Shares beneficially owned after the sale of shares covered by this prospectus(3)
					Number		Percent
John B. Blystone
Chairman, President and Chief Executive Officer	1,268,458	(4)	1,050,160		218,298		*

Charles A. Bowman
Director of Corporate Finance	11,309	(5)	45,000	(6)	11,309		*

Christopher J. Kearney
Vice President, Secretary and General Counsel	97,125	(7)	100,000	(8)	97,125		*

Patrick J. O’Leary
Vice President Finance, Treasurer and Chief Financial Officer	335,607	(9)	225,006		110,601		*

Thomas J. Riordan
President, Transportation and Industrial Solutions	96,628	(10)	100,000	(11)	96,628		*

Total	1,809,127	(12)	1,520,166	(13)	533,961	(14)	1.3

*	Less than 1%.
(1)	The amounts included in this column do not include any shares underlying options held by the selling stockholder that are not exercisable within 60 days of March 31, 2002.
(2)
Not all of the shares covered by this prospectus are deemed beneficially owned by the selling stockholder because some of the shares underlie options that are not exercisable within 60 days of March 31, 2002. Accordingly, the selling stockholder may be deemed to beneficially own, in accordance with SEC rules, as of March 31, 2002, fewer shares than are covered by this prospectus.

(3)	Assumes all shares offered hereby are sold and no additional shares become beneficially owned.
(4)
Includes 1,251,153 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002, 1,050,160 of which are offered hereby. Excludes 190 shares held by The Blystone Foundation as to which Mr. Blystone disclaims beneficial ownership. Mr. Blystone, his wife and Mr. Kearney are directors of The Blystone Foundation.

(5)	Includes 10,632 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002. None of these shares are offered hereby.
(6)	Consists of 45,000 shares not deemed to be beneficially owned because they may be acquired upon the exercise of options that are not vested and will not vest within 60 days of March 31, 2002.
(7)
Includes 82,347 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002. None of these shares are offered hereby. Does not include 321 shares owned by Mr. Kearney’s sons as to which Mr. Kearney disclaims beneficial ownership.

(8)	Consists of 100,000 shares not deemed to be beneficially owned because they may be acquired upon the exercise of options that are not vested and will not vest within 60 days of March 31, 2002.
(9)	Includes 315,939 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002, 225,006 of which are offered hereby.

(10)	Includes 63,492 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002. None of these shares are offered hereby.
(11)	Consists of 100,000 shares not deemed to be beneficially owned because they may be acquired upon the exercise of options that are not vested and will not vest within 60 days of March 31, 2002.
(12)	Includes 1,806,844 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002, 1,275,166 of which are offered hereby.
(13)
Includes 1,275,166 shares deemed to be beneficially owned because they may be acquired upon the exercise of options that are vested or will vest within 60 days of March 31, 2002 and 245,000 shares not deemed to be beneficially owned because they may be acquired upon the exercise of options that are not vested and will not vest within 60 days of March 31, 2002.

(14)	Includes 448,397 shares issuable upon the exercise of options that are vested or that will vest within 60 days of March 31, 2002.

Securities we may issue

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, then describes the terms of the two basic categories of securities:

•	our debt securities, which may be senior or subordinated and
•	our common stock.

Prospectus supplements

This prospectus provides you with a general description of the securities we and/or some of our executives may offer. Each time we or our executives sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we and/or or our executives offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.

Legal ownership of securities

Holders of securities

Book-entry holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may issue shares of our common stock offered hereby in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street name holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Special considerations for indirect holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

• how it handles securities payments and notices;

• whether it imposes fees or charges;

• how it would handle a request for the holders’ consent, if ever required;

• whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

• how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

• if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global securities

What is a global security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special considerations for global securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

• An investor cannot cause the securities to be registered in his or her name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

• An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Holders of Securities” above.

• An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

• An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

• The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

• DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

• Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special situations when a global security will be terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Holders of Securities.”

The special situations for termination of a global security are as follows:

• if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period; or

• if we elect to terminate that global security.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the applicable prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Description of debt securities

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, JPMorgan Chase Bank (formerly The Chase Manhattan Bank), acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

• First, subject to some limitations, the trustee can enforce your rights against us if we default.

• Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the “indentures.”

Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information,” for information on how to obtain copies of the indentures. The indentures are subject to any amendments or supplements as we may enter into from time to time which are permitted under the indenture.

General

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured obligations of our company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future senior indebtedness, as defined below.

Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of any of our subsidiaries. This may affect your ability to receive payments on our debt securities. See “Risk Factors—Our debt securities will be structurally subordinated. This may affect your ability to receive payments on our debt securities.”

You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

• The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

• The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

• The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

• The security, if any, which may secure any debt securities.

• The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

• The place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

• Any optional redemption provisions.

• Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

• Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

• Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

• If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

• Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the applicable indenture that will apply to the debt securities.

• Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

• If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

• If the debt securities are not to be issued in book-entry form only and held by The Depositary Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

• If other than U.S. dollars, the currency or currencies of such debt securities.

• The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

• The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

• Whether such debt securities will be convertible into or exchangeable for any other securities or property and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

• A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

• Whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

• Whether payment of any amounts due under the applicable indenture will be guaranteed by one or more of our subsidiaries.

• Any other terms of the debt securities that are consistent with the provisions of the indenture.

For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on debt securities will include additional amounts if required by the terms of such debt securities.

The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series without limit unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than U.S. dollars may also be set forth in the prospectus supplement, if applicable.

Conversion and exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

• the conversion price or exchange ratio, or the calculation method for such price or ratio;

• the conversion or exchange period, or how such period will be determined;

• if conversion or exchange will be mandatory or at the option of the holder or our company;

• provisions for adjustment of the conversion price or the exchange ratio; and

• provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Additional mechanics

Form, exchange and transfer

The debt securities will be issued:

• as registered securities; or

• as bearer securities with interest coupons attached, unless otherwise stated in the prospectus supplement; however, the debt securities will not be bearer securities unless otherwise stated in the prospectus supplement; or

• in global form, see “Securities We May Issue—Global Securities;” or

• in denominations that are integral multiples of $1,000, in the case of registered securities, and in integral multiples of $5,000, in the case of bearer securities.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of JP Morgan Chase Bank, the trustee. The trustee maintains the list of registered holders and acts as our agent for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our agent or act as our own agent. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may refuse any transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Paying and paying agents

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of JP Morgan Chase Bank, the trustee, in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement.

Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in The City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What is an event of default? Unless otherwise specified in the prospectus supplement, the term “event of default” in respect of the debt securities of your series means any of the following:

• We do not pay the principal of or any premium on a debt security of such series on its due date whether at maturity, upon redemption or upon acceleration.

• We do not pay interest on a debt security of such series within 30 days of its due date.

• We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

• We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

• We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

• Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. Each series will have separate rights upon an event of default. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

Remedies if an event of default occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization related to the Company, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

• You must give the trustee written notice that an event of default has occurred and remains uncured.

• The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

• The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

• The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

No protection in the event of change of control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a sudden and significant decline in our credit quality or a recapitalization transaction, a change of control of SPX or a highly leveraged transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at the time or otherwise affect our capital structure or credit rating. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Consolidation, merger and sale of assets

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

• either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities and be a corporation organized and existing under the laws of the United States or any state thereof;

• immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

• we must deliver certain certificates and documents to the trustee; and

• we must satisfy any other requirements specified in the prospectus supplement.

Modification or waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes requiring your approval. First, there are changes that cannot be made to your debt securities without your specific approval. Except as otherwise specified in the prospectus supplement, the following is a list of those types of changes:

• extending the stated maturity of the principal of or reducing the rate or extending the time for payment of interest on a debt security;

• reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

• changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

• impairing your right to sue for payment or to convert or exchange a security;

• changing the currency in which any debt securities are payable;

• in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse as a whole to holders of the subordinated debt securities;

• in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

• reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

• reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

• reducing the requirements for quorum or voting with respect to the debt securities;
• modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements;

• changing our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

• other provisions specified in the prospectus supplement.

Changes requiring a majority vote. The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except as described under “—Changes Requiring Your Approval”

above and for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect as described under “—Changes Not Requiring Approval.” The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes not requiring approval. The third type of change does not require any vote by holders of outstanding debt securities. From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

(1)	to provide that the surviving entity following a change of control of SPX permitted under the indenture shall assume all of our obligations under the indenture and debt securities;
(2)
to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated debt securities are as described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended);

(3)	to add guarantees with respect to the debt securities;
(4)	to secure the debt securities;
(5)	to add to the covenants of the Company for the benefit of the holders of the debt securities;
(6)	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
(7)	to cure any ambiguity, defect or inconsistency, or make any other change or changes that do not adversely affect the rights of the holders taken as a whole;
(8)	to issue and establish the form and terms and conditions of debt securities of any series and any related coupons; and
(9)	to appoint a successor trustee under the indenture with respect to one or more series.

Further details concerning voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

• for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

• for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and discharge

Unless otherwise specified in the prospectus supplement, the indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when the following conditions have been satisfied:

• all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year,

• we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable),

• we have paid or caused to be paid all other sums payable under the indentures in respect of that series, and

• we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance”, if we put in place the following other arrangements for you to be repaid:

• We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

• Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

• We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “—Subordination.”

Covenant defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under “—Subordination.” In order to achieve covenant defeasance, we must do the following:

• We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

• We must deliver to the trustee a legal opinion confirming that under then current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

• We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

• our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

• the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities will not be secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors and therefore rank behind our secured creditors to the extent of the collateral securing their claims. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “— Subordination” for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties. In addition, the senior and subordinated debt securities will be effectively subordinated to the indebtedness of our subsidiaries. See “Risk Factors — Our debt securities will be structurally subordinated.

This may affect your ability to receive payments on our debt securities.”

Subordination

Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the senior indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

• We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

• We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

• The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our senior indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of senior indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our senior indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of senior indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

“Senior indebtedness” is defined in the subordinated indenture as the principal of, and premium, if any, and unpaid interest on

• indebtedness of SPX Corporation whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities. Senior indebtedness includes the indebtedness of others guaranteed by SPX Corporation and the February LYONs and May LYONs, and

• renewals, extensions, modifications and refunding of any such indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

The trustee

The initial trustee under each indenture will be JPMorgan Chase Bank. JPMorgan Chase Bank will also be the initial paying agent and registrar for the debt securities. JPMorgan Chase Bank is also the trustee and note registrar for our February LYONs and May LYONs and provides, and may continue to provide loans and other banking services to us in the ordinary course of its business.

Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

Governing law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of capital stock

General

As of April 26, 2002, our authorized capital stock consists of 200.0 million shares of common stock, par value $10.00 per share, and 3.0 million shares of preferred stock, without par value. As of March 31, 2002, 41,116,484 shares of common stock were issued and outstanding (not including treasury shares) and 500,000 shares have been designated as Series A Preferred Stock, none of which is issued and outstanding.

The following description of our capital stock and provisions of our Certificate of Incorporation and By-laws are only summaries and we encourage you to review complete copies of our Certificate of Incorporation and By-laws, which we have previously filed with the SEC.

Common stock

The holders of our common stock are entitled to have dividends declared in cash, property, or other securities out of any of our net profits or net assets legally available therefor as and when declared by our Board of Directors. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class.

Our common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “SPW.”

Preferred stock

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock. The particular terms of any series of preferred stock offered hereby will be set forth in a prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, and any other right permitted under Delaware law, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our Board or a duly authorized committee of our Board and set forth in a prospectus supplement hereto. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock or any other security, including debt securities, will also be set forth in the prospectus supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Delaware anti-takeover law and certain certificate of incorporation and bylaw provisions

The provisions of Delaware law, our Certificate of Incorporation and By-Laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

Delaware law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

• before the person became an “interested stockholder,” the board of directors of the corporation approved the transaction in which the “interested stockholder” became an “interested stockholder” or approved the business combination;

• upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

• at or after the time the person became an “interested stockholder,” the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an “interested stockholder’s” percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of at least 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of incorporation and by-law provisions

Our Certificate of Incorporation and By-Laws provide:

• a staggered Board of Directors so that it would take three successive annual meetings to replace all directors;

• a prohibition on stockholder action through written consents;

• a requirement that special meetings of stockholders be called only by our Chairman, President and Chief Executive Officer or our Board;

• advance notice requirements for stockholder proposals and nominations;

• limitations on the ability of stockholders to amend, alter or repeal the By-laws;

• enhanced voting requirements for certain business combinations involving substantial stockholders;

• the authority of our Board of Directors to issue, without stockholder approval, preferred stock with such terms as our Board may determine; and

• limitations on the ability of stockholders to remove directors.

Limitations of liability and indemnification of directors and officers

Our Certificate of Incorporation limits the liability of directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

• for any breach of the director’s duty of loyalty to us or our stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

• under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

• for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Rights plan

On June 25, 1996, our Board of Directors adopted a rights plan. Our rights plan, as amended, is designed to make it more costly and thus more difficult to gain control of us without the consent of our Board of Directors. The description presented below is intended as a summary only and is qualified in its entirety by reference to the rights agreement, as amended, which is an exhibit to the registration statement of which this prospectus is a part.

Our rights plan provides that each of our shares of common stock will have the right to purchase from us one one-thousandth of a share of a new Series A Preferred Stock at a price of $200 per one-thousandth of a share, subject to customary anti-dilution protection adjustment.

The rights are attached to all certificates representing outstanding shares of our common stock, and no separate right certificates have been distributed. The rights will separate from the shares of our common stock approximately 10 days after someone acquires beneficial ownership of 20% or more of the outstanding common stock, or commences a tender offer or exchange offer for 20% or more of the outstanding common stock.

After rights separate from our common stock, certificates representing the rights will be mailed to record holders of our common stock. Once distributed, the separate right certificates alone will represent the rights.

The rights are not exercisable until the date rights separate and will expire on June 25, 2006, unless extended or unless earlier redeemed or exchanged by us.

The shares of Series A Preferred Stock purchasable upon exercise of the rights are non-redeemable. Each share of Series A Preferred Stock has a minimum preferential quarterly dividend payment equal to the greater of (a) $5.00 per share and (b) an amount equal to 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate amount per share equal to 1,000 times the aggregate payment per share made to holders of common stock.

Each share of Series A Preferred Stock will have 1,000 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. The rights are protected by customary anti-dilution provisions.

If, after any person or group becomes an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each holder of a right will have a right to receive upon exercise of a right the number of shares of common stock of the acquiring company, having a value equal to two times the exercise price of the right. If any person or group becomes an acquiring person, each holder of a right will have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the right. Following the occurrence of the events described above, rights beneficially owned by any acquiring person at the time of such transaction will be void and may not be exercised.

At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the Board may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges) per right, subject to adjustment.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of common stock, the Board may redeem the rights in whole, but not in part, at a price of $0.01 per right.

The terms of the rights may generally be amended by the Board without the consent of the holders of the rights.

Until a right is exercised, the holder will have no rights as a stockholder.

The rights should not interfere with any merger or other business combination approved by the Board since the rights may be redeemed by us at the redemption price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the common stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is EquiServe.

Plan of distribution

We and/or the selling stockholders may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have, along with the selling stockholders, reserved the right to sell the securities directly to investors on our own behalf, or on behalf of the selling stockholders, in those jurisdictions where we, or the selling stockholders, are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and/or the selling stockholders, and our respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We or the selling stockholders may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we or the selling stockholders use underwriters to sell securities, we or the selling stockholders will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we or the selling stockholders will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates or the selling stockholders and in the ordinary course of our business.

The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

We have advised the selling stockholders that during such time as we and the selling stockholders may be engaged in a distribution of the securities covered by this prospectus we and the selling stockholders are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

There can be no assurance that the selling stockholders will sell any or all of their shares of common stock covered by this prospectus.

Legal matters

Unless otherwise specified in a prospectus supplement, the validity of any securities issued and sold by us hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. The validity of any securities sold by selling stockholders has been passed upon by Gardner Carton & Douglas.

Experts

The consolidated financial statements of SPX as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, have been audited by Arthur Andersen LLP, independent public accountants. These financial statements and the report of the independent public accountants, included in SPX’s Annual Report on Form 10-K filed on March 21, 2002, are incorporated by reference in this document.

The consolidated financial statements of UDI as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 have been audited by KPMG LLP, independent public accountants. These financial statements and the report of the independent public accountants, included in SPX’s Current Report on Form 8-K filed on April 13, 2001, are incorporated by reference in this document.